Exhibit 10.19

Date 18 April 2014

GAS-FIVE LTD.
GAS-SIX LTD.
as joint and several Borrowers

-and-

GasLog Ltd.
GasLog Carriers Ltd.
as Guarantors

-and-

THE BANKS AND FINANCIAL INSTITUTIONS
listed in Schedule 1
as Lenders

-and-

NORDEA BANK FINLAND PLC, LONDON BRANCH
ABN AMRO BANK N.V.
CITIBANK INTERNATIONAL PLC, LONDON BRANCH
as Joint Lead Arrangers

-and-

THE BANKS AND FINANCIAL INSTITUTIONS
listed in Schedule 2
as Swap Banks

-and-

NORDEA BANK FINLAND PLC, LONDON BRANCH
as Agent
and Security Trustee

AMENDING AND RESTATING AGREEMENT

relating to
a facility of up to (originally) US$277,000,000
for the purpose of (amongst other things)
financing the construction and acquisition of
m.v. “GASLOG SKAGEN”
(ex Samsung Heavy Industries Co., Ltd. hull number 2017)

Watson, Farley & Williams
London

INDEX

Clause		Page

1	INTERPRETATION	2

2	agreement of the CREDITOR PARTIES	3

3	CONDITIONS precedent	4

4	representations and WARRANTIES	5

5	amendment and restatement of existing loan agreement and other finance documents	5

6	FURTHER ASSURANCES	7

7	RELEASE OF OBLIGATIONS AND SECURITY	7

8	FEES AND expenses	8

9	communications	8

10	SUPPLEMENTAL	8

11	law and jurisdiction	8

SCHEDULE 1 lenders		10

SCHEDULE 2 SWAP BANKS		11

execution pages		12

APPENDIX 1 FORM OF EFFECTIVE DATE NOTICE		16

THIS AGREEMENT is made on 18 April 2014

BETWEEN

(1)	GAS-FIVE LTD. (“GAS-five”) and GAS-SIX LTD. (“GAS-six” and together with GAS-five, the “Borrowers” and each a “Borrower”), each an exempted company incorporated under the laws of Bermuda whose registered office is at Clarendon House, 2 Church Street, Hamilton HM11, Bermuda;

(2)	GasLog Ltd. (“GasLog”) and GasLog Carriers Ltd. (“GasLog Carriers” and together with GasLog, the “Guarantors” and each a “Guarantor”), each an exempted company incorporated under the laws of Bermuda whose registered office is at Clarendon House, 2 Church Street, Hamilton HM11, Bermuda;

(3)	THE BANKS AND FINANCIAL INSTITUTIONS listed in Schedule 1 (each acting in its capacity as a lender and together, the “Lenders” and each a “Lender”);

(4)	Nordea Bank Finland plc, London Branch acting through its office at 8th Floor, City Place House, 55 Basinghall Street, London EX2V 5NB, ABN AMRO Bank N.V. acting through its office at Coolsingel 93, 3012 AE Rotterdam, The Netherlands and Citibank International Plc, London Branch acting through its office at Citigroup Centre, 33 Canada Square, London E14 5LB (each acting in its capacity as an arranger and together, the “Joint Lead Arrangers” and each a “Joint Lead Arranger”);

(5)	THE BANKS AND FINANCIAL INSTITUTIONS listed in Schedule 2 (each acting in its capacity as a swap bank and together, the “Swap Banks” and each a “Swap Bank”);

(6)	NORDEA BANK FINLAND PLC, LONDON BRANCH, acting in its capacity as the agent through its office at 8th Floor, City Place House, 55 Basinghall Street, London EC2V 5NB (the “Agent”); and

(7)	NORDEA BANK FINLAND PLC, LONDON BRANCH, acting in its capacity as the security trustee through its office at 8th Floor, City Place House, 55 Basinghall Street, London EC2V 5NB (the “Security Trustee”).

BACKGROUND

(A)	By a loan agreement dated 3 October 2011 (as amended by a side letter no. 1 dated 22 February 2012, a side letter no. 2 dated 22 February 2012 and a third supplemental agreement dated 11 July 2013) and made between (i) the Borrowers, (ii) the Lenders, (iii) the Swap Banks, (iv) the Joint Lead Arrangers, (v) the Agent and (vi) the Security Trustee, the Lenders have made available to the Borrowers a facility of up to (originally) US$277,000,000, of which US$264,779,411.76 is outstanding at the date of this Agreement (the “Existing Loan Agreement”).

(B)	Pursuant to the arrangements in connection with a proposed initial public offering of units in the MLP to be established by GasLog, it is intended that GasLog Carriers will dispose of, and GasLog Partners will acquire (directly or indirectly), all the issued shares of GAS-five (the “Sale”).

(C)	The consideration payable by the MLP under such arrangements includes that GAS-five shall be released from its obligations and liabilities under the Existing Loan Agreement and the other Finance Documents, such release to be effected by the terms of this Agreement and by GAS-five entering into the New Loan Agreement as borrower.

(D)	Pursuant to a consent request dated 20 March 2014 (the “Consent Request”) and sent by the Borrowers and acknowledged by the Lenders (acting through the Agent), the Swap

Banks, the Agent and the Security Trustee, the Lenders (acting through the Agent), the Swap Banks, the Agent and the Security Trustee agreed in principle to enter into this Agreement.

(E)	This Agreement sets out the terms and conditions on which the Creditor Parties agree, at the request of the Borrowers and the Guarantors, to:

(i)	release GAS-five from all obligations and liabilities (whether joint or several) under the Existing Loan Agreement and the other Finance Documents;

(ii)	certain changes to the terms of the Existing Loan Agreement as documented in the Amended and Restated Loan Agreement; and

(iii)	the consequential amendment and restatement of the Existing Loan Agreement and the other Finance Documents in connection with those matters.

IT IS AGREED as follows:

1	INTERPRETATION

1.1	Defined expressions. Words and expressions defined in the Existing Loan Agreement shall have the same meanings when used in this Agreement unless the context otherwise requires.

1.2	Definitions. In this Agreement, unless the contrary intention appears:

“Agreed Form” means in relation to any document, that document in the form approved in writing by the Agent (acting on the instructions of all of the Lenders) and agreed with GAS-six or as otherwise approved in accordance with any approved procedure specified in any relevant provision of any Finance Document;

“Amended and Restated Loan Agreement” means the Existing Loan Agreement as amended and restated by this Agreement in the form set out in Appendix 2;

“Consent Request” means the consent request referred to in Recital (D);

“Effective Date” means the date specified in the Effective Date Notice;

“Effective Date Notice” means the notice to be signed by the Agent in accordance with Clause 3.1 in the form set out in Appendix 1;

“Existing Loan Agreement” means the loan agreement dated 3 October 2011, as amended, referred to in Recital (A);

“GasLog Partners” means GasLog Partners Holdings LLC, a limited liability company formed in the Republic of the Marshall Islands and having its registered office at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960;

“MLP” means GasLog Partners LP, a Marshall Islands limited partnership;

“MLP IPO” means the initial public offering of the common units in the MLP;

“MLP IPO Closing Date” means the date of the closing of the MLP IPO;

“New Creditor Parties” means the Agent, the Security Trustee, the Swap Banks, the Joint Lead Arrangers and the Lenders, each acting in their respective capacities under the New Loan Agreement, and, in the singular, means any of them;

2

“New Loan Agreement” means the loan agreement dated or to be dated on or around the date of this Agreement and made or to be made between (i) GAS-five, as borrower, (ii) the Lenders, (iii) the Joint Lead Arrangers, (iv) the Swap Banks, (v) the Agent and (vi) the Security Trustee;

“New Mortgage” means, in relation to the Ship named “GASLOG SKAGEN”, the first priority Bermuda ship mortgage executed or to be executed by GAS-six in favour of the Security Trustee in the Agreed Form;

“QEL Confirmation” means, in relation to the Charter of the Ship named “GASLOG SKAGEN”, a confirmation of the letter of quiet enjoyment signed or to be signed by the Security Trustee and the Charterer; and

“Sale” has the meaning given to it in Recital (B).

1.3	Application of construction and interpretation provisions of Existing Loan Agreement. Clauses 1.2, 1.5 and 1.6 of the Existing Loan Agreement apply, with any necessary modifications, to this Agreement.

2	agreement of the CREDITOR PARTIES

2.1	Agreement of the Creditor Parties. The Creditor Parties agree, subject to and upon the terms and conditions of this Agreement, to:

(a)	the amendments referred to in Recital (E); and

(b)	the consequential amendment of the Existing Loan Agreement and the other Finance Documents in connection with the matters referred to in Recital (E).

2.2	Effective Date. The agreement of the Creditor Parties contained in Clause 2.1 shall have effect on and from the Effective Date.

2.3	Closing of the Sale on the MLP IPO Closing Date not a breach etc.

(a)	For the avoidance of doubt, the Creditor Parties and the New Creditor Parties confirm that none of (i) the implementation and operation of the MLP on or prior to the Effective Date (including entry by the applicable Security Parties into the customary agreements referred to at paragraph 3(c) of, and appendix A to, the Consent Request), (ii) the MLP IPO nor (iii) the closing of the Sale on the MLP IPO Closing Date constitutes under each of the Existing Loan Agreement, the Amended and Restated Loan Agreement and the New Loan Agreement:

(i)	a change “which, in the reasonable opinion of the Majority Lenders, has a material adverse effect on the Borrower’s or any Security Party’s ability to discharge its liabilities under the Finance Documents as they fall due” under clause 19.1(p) of that agreement;

(ii)	a “substantial change to the nature of its business” under clause 11.11(a) of the guarantee executed or to be executed by GasLog pursuant to that agreement or clause 11.10(a) of the guarantee executed or to be executed by GasLog Carriers or (as the case may be) GasLog Partners pursuant to that agreement; or

(iii)	a “merger, sub-division, amalgamation or other reorganisation which may, in the reasonable opinion of the Majority Lenders, have a material adverse effect on the financial position of the Guarantor” under clause 11.12 of the guarantee executed or to be executed by GasLog pursuant to that agreement or clause 11.11 of the guarantee executed or to be executed by GasLog Carriers or (as the case may be) GasLog Partners pursuant to that agreement,
3

and, provided that clause 11.13 of the guarantee executed by GasLog pursuant to the Existing Loan Agreement (such clause as amended following the occurrence of the Effective Date) and clause 11.12 of the guarantee executed by GasLog Carriers pursuant to the Existing Loan Agreement (such clause as amended following the occurrence of the Effective Date) will not be in breach upon the occurrence of the Effective Date, the Creditor Parties also confirm that the closing of the Sale on the MLP IPO Closing Date does not constitute a breach under clause 11.13 of the guarantee executed by GasLog pursuant to the Existing Loan Agreement (such clause in the form existing prior to the occurrence of the Effective Date) and clause 11.12 of the guarantee executed by GasLog Carriers pursuant to the Existing Loan Agreement (such clause in the form existing prior to the occurrence of the Effective Date).

(b)	The Creditor Parties further confirm that:

(i)	the entry by the Borrowers into this Agreement;

(ii)	the entry by GAS-six into the New Mortgage; and

(iii)	the entry by GAS-five into:

(B)	the New Loan Agreement;

(C)	the other Finance Documents (as defined in the New Loan Agreement);

(D)	a new management agreement with each Approved Manager in respect of the technical or (as the case may be) commercial management of the Ship named “GASLOG SYDNEY”; and

(E)	a liability to pay a guarantee fee to GasLog which is not prohibited by clause 11.5(d) of the New Loan Agreement,

does not constitute a breach of clause 11.5 of the Existing Loan Agreement.

(a)	Nothing in this Clause 2.3 applies to any event or circumstance which may arise at any time after the Effective Date.

3	CONDITIONS precedent

3.1	General. The agreement of the Creditor Parties contained in Clause 2.1 is subject to the fulfilment (or waiver by the Agent) of the conditions precedent in Clause 3.2. On the MLP IPO Closing Date, the Agent shall sign the Effective Date Notice and specify the Effective Date to be the MLP IPO Closing Date, provided that the Agent is satisfied that the conditions precedent in Clause 3 have then been satisfied. The Borrower and the Guarantors shall keep the Agent fully informed at all times about when the MLP IPO Closing Date is expected to occur.

3.2	Conditions precedent. The conditions precedent referred to in Clause 3.1 are that the Agent shall have received the following documents and evidence in all respects in form and substance satisfactory to the Agent and its lawyers on or before 15 July 2014 (or such later date as the Agent may agree with the Borrowers):

(a)	originals of this Agreement, the New Mortgage and the QEL Confirmation each duly executed by the parties to it;

(b)	an original of an amendment to the Master Agreement entered into between GAS-five and Nordea Bank Finland Plc duly executed by the parties to it;
4

(c)	an original of an amendment to the Master Agreement entered into between the Borrowers and ABN AMRO Bank N.V. duly executed by the parties to it;

(d)	documents of the kind specified in Schedule 4, Part A, paragraphs 2, 3, 4 and 5 of the Existing Loan Agreement as amended and supplemented by this Agreement and updated with appropriate modifications to refer to this Agreement and the New Mortgage;

(e)	documentary evidence that the agent for service of process named in Clause 11 has accepted its appointment;

(f)	a favourable legal opinion from lawyers appointed by the Agent on such matters concerning the laws of Bermuda as the Agent may require;

(g)	documentary evidence that the New Mortgage has been duly registered against the Ship named “GASLOG SKAGEN” as a valid first preferred Bermudan ship mortgage in accordance with the laws of Bermuda;

(h)	evidence satisfactory to the Agent that the conditions precedent to the occurrence of the Effective Date as set out in clause 9.1 of the New Loan Agreement have been met;

(i)	an acknowledgement by GAS-six and the Guarantors to the Agent of the aggregate principal amount of the Loan which will be outstanding under the Existing Loan Agreement (once amended and restated by this Agreement and immediately following the occurrence of the Effective Date) and the amount of each quarterly repayment instalment of the Loan under such Existing Loan Agreement;

(j)	that, on or before service of the Effective Date Notice, the Agent has received the handling fee referred to in Clause 8.1; and

(k)	any further opinions, consents, agreements and documents in connection with this Agreement, the Finance Documents and the New Mortgage which the Agent may request by notice to the Borrowers prior to the Effective Date.

4	representations and WARRANTIES

4.1	Repetition of Loan Agreement representations and warranties. GAS-six represents and warrants to the Creditor Parties that the representations and warranties in clause 10 (Representations and Warranties) of the Existing Loan Agreement, as amended and restated by this Agreement and updated with appropriate modifications to refer to this Agreement and, where appropriate, the New Mortgage, remain true and not misleading if repeated on the date of this Agreement with reference to the circumstances now existing.

4.2	Repetition of Finance Document representations and warranties. Each of GAS-six and the Guarantors represents and warrants to the Creditor Parties that the representations and warranties in the Finance Documents (other than the Existing Loan Agreement) to which it is a party, as amended and restated by this Agreement and updated with appropriate modifications to refer to this Agreement and, where appropriate, the New Mortgage, remain true and not misleading if repeated on the date of this Agreement with reference to the circumstances now existing.

5	amendment and restatement of existing loan agreement and other finance documents

5.1	Amendment and restatement of the Existing Loan Agreement. With effect on and from the Effective Date, the Existing Loan Agreement shall be, and shall be deemed by this Agreement to be, amended and restated in the form of the Amended and Restated Loan Agreement and, as so amended and restated, the Existing Loan Agreement shall
5

(subject to Clause 7.1) continue to be binding on each of the parties to it in accordance with its terms as so amended and restated.

5.2	Amendment of the GAS-six/Nordea Master Agreement. With effect on and from the Effective Date, the Master Agreement dated 2 November 2011 and entered into between Nordea Bank Finland Plc and GAS-six shall be, and shall be deemed by this Agreement to be, amended so that references throughout to the Borrowers (or either of them) shall be construed as references to GAS-six only and references throughout to the Existing Loan Agreement shall be construed as references to the Existing Loan Agreement as amended and restated by this Agreement. Save as so amended, that Master Agreement shall continue to be binding on each of the parties to it in accordance with its terms as so amended.

5.3	Amendments to Finance Documents. With effect on and from the Effective Date, each of the Finance Documents (other than the Existing Loan Agreement (to which Clause 5.1 applies), the New Mortgage and the Mortgages) shall be, and shall be deemed by this Agreement to be, amended as follows:

(a)	the definition of, and references throughout each of the Finance Documents to, the Loan Agreement and any of the other Finance Documents shall be construed as if the same referred to the Existing Loan Agreement and those Finance Documents each as amended and restated or supplemented by this Agreement;

(b)	the definition of, and references throughout each of the Finance Documents to, the Mortgage of the Ship named “GASLOG SKAGEN” shall be construed as if the same referred to the New Mortgage;

(c)	the definition of, and references throughout each of the Finance Documents to, the “Borrowers” (or either of them) shall be construed to refer to GAS-six only and each such Finance Document shall be construed with such further or consequential modifications as may be necessary to give effect to the foregoing and shall, subject only to the foregoing and the other amendments referred to in this Clause 5, remain in full force and effect in accordance with its terms; and

(d)	by construing references throughout each of the Finance Documents to “this Agreement”, “this Deed”, “hereunder” and other like expressions as if the same referred to such Finance Documents as amended and supplemented by this Agreement.

5.4	Finance Documents to remain in full force and effect. The Finance Documents other than the Existing Loan Agreement shall each remain in full force and effect in accordance with its terms save as amended by:

(a)	the amendments contained or referred to in Clause 5.2 and 5.3; and

(b)	such further or consequential modifications as may be necessary to give full effect to the terms of this Agreement,

except as released pursuant to Clause 7.

5.5	Confirmation of security. Each of GAS-six and the Guarantors confirms that, on and from the Effective Date, each of the Finance Documents executed by it shall remain in full force and effect in accordance with its terms (save as amended by this Clause 5) and continue only to the extent required to secure the obligations of GAS-six in connection with the Existing Loan Agreement and every other Finance Document (as defined in the Existing Loan Agreement) each as amended and restated/supplemented by this Agreement.
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6	FURTHER ASSURANCES

6.1	GAS-six’s and each Guarantor’s obligation to execute further documents etc. Each of GAS-six and the Guarantors shall:

(a)	execute and deliver to the Security Trustee (or as it may direct) any assignment, mortgage, power of attorney, proxy or other document, governed by the law of England or such other appropriate country as the Security Trustee may, in any particular case, reasonably specify; and

(b)	effect any registration or notarisation, give any notice or take any other step,

which the Security Trustee may, by notice to GAS-six or (or as the case may be) that Guarantor, reasonably specify for any of the purposes described in Clause 6.2 or for any similar or related purpose.

6.2	Purposes of further assurances. Those purposes are:

(a)	validly and effectively to create any Security Interest or right of any kind which the Creditor Parties intended should be created by or pursuant to the Existing Loan Agreement or any other Finance Document, each as amended and restated or supplemented by this Agreement, or the New Mortgage; and

(b)	implementing the terms and provisions of this Agreement.

6.3	Terms of further assurances. The Security Trustee may specify the terms of any document to be executed by GAS-six or any Guarantor under Clause 6.1, and those terms may include any covenants, powers and provisions which the Security Trustee reasonably considers necessary to protect its interests.

6.4	Obligation to comply with notice. GAS-six or any Guarantor shall comply with a notice under Clause 6.1 by the date specified in the notice.

6.5	Additional corporate action. At the same time as GAS-six or any Guarantor delivers to the Security Trustee any document executed under Clause 6.1, GAS-six or (as the case may be) that Guarantor shall also deliver to the Security Trustee a certificate signed by 2 of GAS-six’s or (as the case may be) that Guarantor’s directors which shall:

(a)	set out the text of a resolution of GAS-six’s or (as the case may be) that Guarantor’s directors specifically authorising the execution of the document specified by the Security Trustee; and

(b)	state that either the resolution was duly passed at a meeting of the directors validly convened and held throughout which a quorum of directors entitled to vote on the resolution was present or that the resolution has been signed by all the directors and is valid under GAS-six’s or (as the case may be) that Guarantor’s articles of association or other constitutional documents.

7	RELEASE OF OBLIGATIONS AND SECURITY

7.1	Release. With effect on and from the Effective Date, the Security Trustee hereby irrevocably and unconditionally releases and discharges:

(a)	any Security Interest granted by GAS-five under the Finance Documents;

(b)	the Share Pledge in relation to the shares of GAS-five; and

(c)	each obligation and liability of GAS-five under the Finance Documents.
7

For the avoidance of doubt, it is confirmed that with effect on and from the Effective Date, the Guarantee of GasLog Carriers shall no longer cover any obligation or liability of GAS-five under the Finance Documents.

7.2	Reassignment. With effect on and from the Effective Date, the Security Trustee hereby irrevocably and unconditionally reassigns (without any warranty, representation, covenant or other recourse) to GAS-five such rights as the Security Trustee has on the Effective Date to any right previously assigned by GAS-five to the Security Trustee pursuant to the Finance Documents; and the Security Trustee shall sign and provide to GAS-five notices of reassignment of the Insurances, the Charter and the Management Agreement in each case of the Ship named “GASLOG SYDNEY”.

7.3	Mortgage discharge. On the Effective Date, the Security Trustee shall execute and register a discharge of the Mortgage of the Ship named “GASLOG SYDNEY”.

7.4	Return of Share Pledge documentation. As soon as reasonably practicable after the occurrence of the Effective Date, the Security Trustee shall return to GasLog Carriers all documentation delivered to it under the Share Pledge in relation to the shares of GAS-five (to the extent not required to be delivered under the share pledge executed or to be executed under the New Loan Agreement).

8	FEES AND expenses

8.1	Handling fee. The Borrowers shall pay to the Agent on the date of this Agreement a non-refundable handling fee in an amount of $75,000, for distribution among the Lenders pro rata to their Commitments.

8.2	Expenses. The provisions of clause 20 (Fees and Expenses) of the Loan Agreement, as amended and restated by this Agreement, shall apply to this Agreement as if they were expressly incorporated in this Agreement with any necessary modifications.

9	communications

9.1	General. The provisions of clause 28 (Notices) of the Existing Loan Agreement, as amended and restated by this Agreement, shall apply to this Agreement as if they were expressly incorporated in this Agreement with any necessary modifications with notices to any Guarantor also being sent to the same address or (as the case may be) fax number for GAS-six.

10	SUPPLEMENTAL

10.1	Counterparts. This Agreement may be executed in any number of counterparts.

10.2	Third party rights. A person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or to enjoy the benefit of any term of this Agreement.

11	law and jurisdiction

11.1	Governing law. This Agreement and any non-contractual obligations arising out of or in connection with it shall be governed by and construed in accordance with English law.

11.2	Incorporation of the Existing Loan Agreement provisions. The provisions of clause 31 (Law and Jurisdiction) of the Existing Loan Agreement shall apply to this Agreement as if they were expressly incorporated in this Agreement with any necessary modifications and each Borrower and each Guarantor irrevocably appoints Unisea Maritime Limited at its office for the time being, presently at 14 Headfort Place, London SW1X 7DH, England, to act as its agent to receive and accept on its behalf any process or
8

other document relating to any proceedings in the English courts which are connected with any dispute arising out of or in connection with this Agreement (including a dispute relating to the existence, validity or termination of this Agreement) or any non-contractual obligation arising out of or in connection with this Agreement.

This Agreement has been duly executed as a Deed on the date stated at the beginning of this Agreement.

9

SCHEDULE 1

lenders

Lender	Lending Office
ABN Amro Bank N.V.	Coolsingel 93 3012 AE Rotterdam The Netherlands

Citibank International Plc, London Branch	Citigroup Centre 33 Canada Square Canary Wharf London E14 5LB

Nordea Bank Finland Plc, London Branch	8th Floor City Place House 55 Basinghall Street London EC2V 5NB
10

SCHEDULE 2

SWAP BANKS

Swap Bank	Booking Office
ABN Amro Bank N.V.	Coolsingel 93 3012 AE Rotterdam The Netherlands

Citibank N.A., London Branch	Citigroup Centre 33 Canada Square Canary Wharf London E14 5LB

Nordea Bank Finland Plc	Aleksanterinkatu 36 (FIN-00020 NORDEA) 00100 Helsinki Finland
11

execution pages

BORROWERS

EXECUTED AND DELIVERED as a deed	)
by GAS-FIVE LTD.	)
acting by	)
expressly authorised	)
by virtue of a power of attorney granted	)
On April 2014)
such execution being	)
witnessed by:	)

EXECUTED AND DELIVERED as a deed	)
by GAS-SIX LTD.	)
acting by	)
expressly authorised	)
by virtue of a power of attorney granted	)
on April 2014)
such execution being	)
witnessed by:	)

GUARANTORS

EXECUTED AND DELIVERED as a deed	)
by GasLog Ltd.	)
acting by	)
duly authorised	)
such execution being	)
witnessed by:	)

EXECUTED AND DELIVERED as a deed	)
by GasLog CARRIERS Ltd.	)
acting by	)
expressly authorised	)
by virtue of a power of attorney granted	)
on April 2014)
such execution being	)
witnessed by:	)
12

LENDERS

EXECUTED AND DELIVERED as a deed	)
by ABN AMRO BANK N.V.	)
acting by	)
duly authorised	)
such execution being	)
witnessed by:	)

EXECUTED AND DELIVERED as a deed	)
by Citibank International Plc,	)
London Branch	)
acting by	)
duly authorised	)
such execution being	)
witnessed by:	)

EXECUTED AND DELIVERED as a deed	)
by Nordea Bank Finland Plc,	)
London Branch	)
acting by	)
duly authorised	)
such execution being	)
witnessed by:	)

JOINT LEAD ARRANGERS

EXECUTED AND DELIVERED as a deed	)
by ABN AMRO BANK N.V.	)
acting by	)
duly authorised	)
such execution being	)
witnessed by:	)

EXECUTED AND DELIVERED as a deed	)
by Citibank International Plc,	)
London Branch	)
acting by	)
duly authorised	)
such execution being	)
witnessed by:	)
13

EXECUTED AND DELIVERED as a deed	)
by Nordea Bank Finland Plc,	)
London Branch	)
acting by	)
duly authorised	)
such execution being	)
witnessed by:	)

SWAP BANKS

EXECUTED AND DELIVERED as a deed	)
by ABN AMRO BANK N.V.	)
acting by	)
duly authorised	)
such execution being	)
witnessed by:	)

EXECUTED AND DELIVERED as a deed	)
by Citibank N.A., London Branch	)
acting by	)
duly authorised	)
such execution being	)
witnessed by:	)

EXECUTED AND DELIVERED as a deed	)
by Nordea Bank Finland Plc	)
acting by	)
duly authorised	)
such execution being	)
witnessed by:	)

AGENT

EXECUTED AND DELIVERED as a deed	)
by Nordea Bank Finland Plc,	)
London Branch	)
acting by	)
duly authorised	)
such execution being	)
witnessed by:	)
14

SECURITY TRUSTEE

EXECUTED AND DELIVERED as a deed	)
by Nordea Bank Finland Plc,	)
London Branch	)
acting by	)
duly authorised	)
such execution being	)
witnessed by:	)
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APPENDIX 1

FORM OF EFFECTIVE DATE NOTICE

Amending and Restating Agreement

dated 18 April 2014 (the “Agreement”) in relation to

m.v. “GASLOG SKAGEN”

In accordance with clause 3.1 of the Agreement, we confirm that the Effective Date is [●] 2014.

for and on behalf of

NORDEA BANK FINLAND PLC, LONDON BRANCH

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APPENDIX 2

FORM OF AMENDED AND RESTATED LOAN AGREEMENT

Date 3 October 2011
as amended, supplemented and/or restated by
the Amending Agreements

GAS-SIX LTD.
as Borrower

– and –

THE BANKS AND FINANCIAL INSTITUTIONS
listed in Schedule 1
as Lenders

– and –

NORDEA BANK FINLAND PLC, LONDON BRANCH
ABN AMRO BANK N.V.
CITIBANK INTERNATIONAL PLC, LONDON BRANCH
as Joint Lead Arrangers

– and –

THE BANKS AND FINANCIAL INSTITUTIONS
listed in Schedule 2

as Swap Banks

– and –

NORDEA BANK FINLAND PLC, LONDON BRANCH
as Agent
and Security Trustee

LOAN AGREEMENT

relating to
a facility of up to (originally) US$277,000,000
for the purpose of (amongst other things)
financing the construction and acquisition of
m.v. “GASLOG SKAGEN”

Watson, Farley & Williams
London

(ex Samsung Heavy Industries Co., Ltd. hull number 2017)

INDEX

Clause		Page

1	INTERPRETATION	1

2	FACILITY	18

3	POSITION OF THE LENDERS AND SWAP BANKS	19

4	DRAWDOWN	19

5	INTEREST	20

6	INTEREST PERIODS	22

7	DEFAULT INTEREST	23

8	REPAYMENT AND PREPAYMENT	24

9	CONDITIONS PRECEDENT/SUBSEQUENT	27

10	REPRESENTATIONS AND WARRANTIES	28

11	GENERAL UNDERTAKINGS	31

12	CORPORATE UNDERTAKINGS	41

13	INSURANCE	42

14	SHIP COVENANTS	46

15	SECURITY COVER	49

16	PAYMENTS AND CALCULATIONS	51

17	APPLICATION OF RECEIPTS	53

18	APPLICATION OF EARNINGS	54

19	EVENTS OF DEFAULT	54

20	FEES AND EXPENSES	59

21	INDEMNITIES	60

22	NO SET-OFF OR TAX DEDUCTION	63

23	ILLEGALITY, ETC	64

24	INCREASED COSTS	65

25	SET-OFF	67

26	TRANSFERS AND CHANGES IN LENDING OFFICES	68

27	VARIATIONS AND WAIVERS	71

28	NOTICES	73

29	SUPPLEMENTAL	74

30	LAW AND JURISDICTION	75

SCHEDULE 1 LENDERS AND COMMITMENTS		77

SCHEDULE 2 SWAP BANKS		78

SCHEDULE 3 DRAWDOWN NOTICE		79

SCHEDULE 4 CONDITION PRECEDENT DOCUMENTS		80

SCHEDULE 5 TRANSFER CERTIFICATE		84

SCHEDULE 6 DESIGNATION NOTICE		88

SCHEDULE 7 FORM OF COMPLIANCE CERTIFICATE		89

EXECUTION PAGE		91

THIS AGREEMENT is made on 3 October 2011 as amended, supplemented and/or restated by the Amending Agreements

BETWEEN

(1)	GAS-SIX LTD., an exempted company incorporated under the laws of Bermuda whose registered office is at Clarendon House, 2 Church Street, Hamilton HM11, Bermuda, as borrower (the “Borrower”);

(2)	THE BANKS AND FINANCIAL INSTITUTIONS listed in Schedule 1, as Lenders;

(3)	NORDEA BANK FINLAND PLC, London Branch, ABN AMRO BANK N.V. and CITIBANK INTERNATIONAL PLC, LONDON BRANCH as Joint Lead Arrangers;

(4)	THE BANKS AND FINANCIAL INSTITUTIONS listed in Schedule 2, as Swap Banks;

(5)	NORDEA BANK FINLAND PLC, LONDON BRANCH, as Agent; and

(6)	NORDEA BANK FINLAND PLC, LONDON BRANCH, as Security Trustee.

BACKGROUND

(A)	The Lenders made available to the Borrower a facility of up to (originally) $277,000,000 for the purpose of (amongst other things) part financing the purchase price of the Ship which was constructed by the Builder for, and purchased by, the Borrower pursuant to the Shipbuilding Contract.

(B)	The Swap Banks may enter into interest rate and currency swap transactions with the Borrower from time to time to hedge the Borrower’s exposure under this Agreement to interest rate and currency fluctuations.

(C)	The Lenders and the Swap Banks have agreed to share in the security to be granted to the Security Trustee pursuant to this Agreement.

IT IS AGREED as follows:

1	INTERPRETATION

1.1	Definitions. Subject to Clause 1.5, in this Agreement:

“Account Security Deed” means a deed dated 22 February 2012 and creating security in respect of the Earnings Account as amended and supplemented by the Amending Agreements;

“Advance” means the principal amount of each borrowing by the Borrower under this Agreement;

“Affected Lender” has the meaning given in Clause 5.7;

“Affected Party” has the meaning given in the relevant Master Agreement;

“Agency and Trust Deed” means the agency and trust deed dated the same date as this Agreement and executed between the same parties as this Agreement as amended and supplemented by the Amending Agreements;

“Agent” means Nordea Bank Finland Plc, London Branch, acting in such capacity through its office at 8th Floor, City Place House, 55 Basinghall Street, London EC2V 5NB, or any successor of it appointed under clause 5 of the Agency and Trust Deed;

“Agreed Form” means in relation to any document, that document in the form approved in writing by the Agent (acting on the instructions of all the Lenders) and agreed with the Borrower or as otherwise approved in accordance with any other approval procedure specified in any relevant provisions of any Finance Document;

“Amending Agreements” means:

(a)	the side letter no. 1 dated 22 February 2012 and signed by the Agent and acknowledged by (amongst others) the Borrower and the Guarantors;

(b)	the side letter no. 2 dated 22 February 2012 and signed by the Creditor Parties and acknowledged by (amongst others) the Borrower and the Guarantors;

(c)	the third supplemental agreement dated 11 July 2013 and signed by the Creditor Parties and acknowledged by (amongst others) the Borrower and the Guarantors; and

(d)	the Amending and Restating Agreement,

and, in the singular, means any of them;

“Amending and Restating Agreement” means the amending and restating agreement dated 18 April 2014 and signed by the parties to this Agreement, GAS-five and the Guarantors;

“Approved Managers” means:

(a)	in relation to the commercial management of the Ship, GasLog or any of its wholly owned subsidiaries; and

(b)	in relation to the technical management of the Ship, GasLog LNG,

or, in each case, any other company which the Agent may, with the authorisation of the Majority Lenders, approve from time to time as the technical or commercial manager of the Ship (such authorisation and approval not to be unreasonably withheld);

“Approved Shipbroker” means Fearnleys A.S., Poten & Partners Inc., Simpson Spence & Young Limited, R.S. Platou Shipbrokers A.S., H. Clarkson & Co. Ltd., Braemar Seascope Ltd. and Arrow Sale & Purchase (UK) Ltd. or such other independent sale and purchase shipbroker which the Agent has approved or selected (with the authorisation of the Majority Lenders);

“Availability Period” means the period commencing on the Original Loan Agreement Date and ending on:

(a)	17 February 2014 or such later date as the Agent may, with the authorisation of the Lenders, agree with the Borrower in the event that:
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(i)	arbitration proceedings have commenced pursuant to the Shipbuilding Contract; or

(ii)	there is a delay in the delivery of the Ship under the Shipbuilding Contract and the Charterer has for the purposes of the Charter consented in writing to such delay; or

(b)	if earlier, the date on which the Total Commitments are fully borrowed, cancelled or terminated;

“Break Costs” means the amount (if any) by which:

(a)	the interest which a Lender should have received for the period from the date of receipt of all or any part of its participation in the Loan to the last day of the current Interest Period in respect of that Loan, had the principal amount received been paid on the last day of that Interest Period exceeds

(b)	the amount which that Lender would be able to obtain by placing an amount equal to the principal amount received by it on deposit with a leading bank in the London Interbank Market for a period starting on the Business Day following receipt or recovery and ending on the last day of the current Interest Period.

“Builder” means Samsung Heavy Industries Co., Ltd., a corporation incorporated in the Republic of Korea whose registered office is at 34th Fl., Samsung Insurance Seocho Tower 1321-15, Seocho-Dong, Seocho-Gu, Seoul, Korea 137-857;

“Business Day” means a day on which banks are open in London, Monaco, Piraeus and, for the purposes of the Delivery Date, Bermuda and, in respect of a day on which a payment is required to be made under a Finance Document, also in New York City;

“Change of Control” means, in relation to GasLog, if any person or persons acting in concert other than Counter-Guarantor 2 or its associates (acting through the Holding Company):

(a)	acquires legally and/or beneficially, and either directly or indirectly, in excess of 50 per cent. of the issued share capital of GasLog; or

(b)	has the right or the ability to control, either directly or indirectly, the affairs or composition of the majority of the board of directors (or equivalent) of GasLog,

in either case, without the prior written consent of the Agent (acting with the authorisation of the Majority Lenders);

“Charter” means the time charter of the Ship dated 9 May 2011 and entered into between the Borrower and the Charterer pursuant to the Master Charterparty Agreement and approved by the Lenders;

“Charter Assignment” means an assignment of the Charter or Replacement Charter, and any guarantee in relation to the Charter or the Replacement Charter, dated 25 July 2013 and executed by the Borrower in favour of the Security Trustee as amended and supplemented by the Amending Agreements;

“Charterer” means Methane Services Ltd., a company incorporated in England and Wales with its registered office at 100 Thames Valley Park Drive, Reading, Berkshire,

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RG6 1PT, United Kingdom, which as at the Original Loan Agreement Date is a subsidiary of BG Group plc;

“Code” means the United States Internal Revenue Code of 1986;

“Commitment” means, in relation to a Lender, the amount set opposite its name in Schedule 1, or, as the case may require, the amount specified in the relevant Transfer Certificate, as that amount may be reduced, cancelled or terminated in accordance with this Agreement (and “Total Commitments” means the aggregate of the Commitments of all the Lenders);

“Confirmation” and “Early Termination Date”, in relation to any continuing Designated Transaction, have the meanings given in the relevant Master Agreement;

“Contractual Currency” has the meaning given in Clause 21.4;

“Contribution” means, in relation to a Lender, the part of the Loan which is owing to that Lender;

“Counter-Guarantor 2” means the company identified in the letter referred to in Schedule 4, Part A, Paragraph 11(c);

“Creditor Party” means the Agent, the Security Trustee, any Swap Bank, any Joint Lead Arranger or any Lender, whether as at the Original Loan Agreement Date or at any later time;

“Deed of Covenant” means the first priority deed of covenant collateral to the Mortgage dated 25 July 2013 and executed by the Borrower in favour of the Security Trustee as amended and supplemented by the Amending Agreements;

“Delivery Date” means the date on which the Ship is actually delivered to, and accepted by, the Borrower under the Shipbuilding Contract;

“Designated Transaction” means a Transaction which fulfils the following requirements:

(a)	it is entered into by the Borrower pursuant to a Master Agreement with a Swap Bank which, at the time the Transaction is entered into, is also a Lender;

(b)	its purpose is the hedging of the Borrower’s exposure under this Agreement to fluctuations in LIBOR or currency fluctuations respectively arising from the funding of the Loan (or any part thereof) or the operation of the Ship respectively for a period expiring no later than the final Repayment Date; and

(c)	it is designated by the Borrower, by delivery by the Borrower to the Agent of a notice of designation in the form set out in Schedule 6, as a Designated Transaction for the purposes of the Finance Documents;

“Dollars” and “$” means the lawful currency for the time being of the United States of America;

“Drawdown Date” means, in relation to an Advance, the date requested by the Borrower for the Advance to be made, or (as the context requires) the date on which the Advance is actually made;

“Drawdown Notice” means a notice in the form set out in Schedule 3 (or in any other form which the Agent approves or reasonably requires);

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“Earnings” means all moneys whatsoever which are now, or later become, payable (actually or contingently) to the Borrower or the Security Trustee and which arise out of the use or operation of the Ship, including (but not limited to):

(a)	except to the extent that they fall within paragraph (b);

	(i)	all freight, hire and passage moneys;

	(ii)	compensation payable to the Borrower or the Security Trustee in the event of requisition of the Ship for hire;

	(iii)	remuneration for salvage and towage services;

	(iv)	demurrage and detention moneys;

	(v)	damages for breach (or payments for variation or termination) of any charterparty or other contract for the employment of the Ship; and

	(vi)	all moneys which are at any time payable under any Insurances in respect of loss of hire; and

(b)	if and whenever the Ship is employed on terms whereby any moneys falling within paragraphs (a)(i) to (vi) are pooled or shared with any other person, that proportion of the net receipts of the relevant pooling or sharing arrangement which is attributable to the Ship;

“Earnings Account” means an account in the name of the Borrower with Citibank N.A., London Branch in London designated “GAS-six Ltd.” with account number 0013008649, or any other account (with that or another office of Citibank N.A., London Branch or with a bank or financial institution other than Citibank N.A., London Branch) which is designated by the Agent as the Earnings Account for the purposes of this Agreement;

“Environmental Claim” means:

(a)	any claim by any governmental, judicial or regulatory authority which arises out of an Environmental Incident or an alleged Environmental Incident or which relates to any Environmental Law; or

(b)	any claim by any other person which relates to an Environmental Incident or to an alleged Environmental Incident,

and “claim” means a claim for damages, compensation, fines, penalties or any other payment of any kind whether or not similar to the foregoing; an order or direction to take, or not to take, certain action or to desist from or suspend certain action; and any form of enforcement or regulatory action, including the arrest or attachment of any asset;

“Environmental Incident” means:

(a)	any release of Environmentally Sensitive Material from the Ship; or

(b)	any incident in which Environmentally Sensitive Material is released from a vessel other than the Ship and which involves a collision between the Ship and such other vessel or some other incident of navigation or operation, in either case, in connection with which the Ship is actually or potentially liable to be arrested, attached, detained or injuncted and/or the Ship and/or the Borrower and/or any
5

operator or manager of the Ship is at fault or allegedly at fault or otherwise liable to any legal or administrative action; or

(c)	any other incident in which Environmentally Sensitive Material is released otherwise than from the Ship and in connection with which the Ship is actually or potentially liable to be arrested and/or where the Borrower and/or any operator or manager of the Ship is at fault or allegedly at fault or otherwise liable to any legal or administrative action;

“Environmental Law” means any law relating to pollution or protection of the environment, to the carriage of Environmentally Sensitive Material or to actual or threatened releases of Environmentally Sensitive Material;

“Environmentally Sensitive Material” means oil, oil products and any other substance (including any chemical, gas or other hazardous or noxious substance) which is (or is capable of being or becoming) polluting, toxic or hazardous;

“Event of Default” means any of the events or circumstances described in Clause 19.1;

“Fair Market Value” means the market value of the Ship, as determined in accordance with Clause 15.3;

“FATCA” means:

(a)	sections 1471 to 1474 of the Code or any associated regulations or other official guidance;

(b)	any treaty, law, regulation or other official guidance enacted in any other jurisdiction, or relating to an intergovernmental agreement between the US and any other jurisdiction, which (in either case) facilitates the implementation of paragraph (a) above; or

(c)	any agreement pursuant to the implementation of paragraphs (a) or (b) above with the US Internal Revenue Service, the US government or any governmental or taxation authority in any other jurisdiction;

“FATCA Application Date” means:

(a)	in relation to a “withholdable payment” described in section 1473(1)(A)(i) of the Code (which relates to payments of interest and certain other payments from sources within the US), 1 July 2014;

(b)	in relation to a “withholdable payment” described in section 1473(1)(A)(ii) of the Code (which relates to “gross proceeds” from the disposition of property of a type that can produce interest from sources within the US), 1 January 2017; or

(c)	in relation to a “passthru payment” described in section 1471(d)(7) of the Code not falling within paragraphs (a) or (b) above, 1 January 2017,

or, in each case, such other date from which such payment may become subject to a deduction or withholding required by FATCA as a result of any change in FATCA after the date of this Agreement;

“FATCA Deduction” means a deduction or withholding from a payment under a Finance Document required by FATCA;

“FATCA Event” has the meaning given to it in Clause 8.11;

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“FATCA Exempt Party” means a party to a Finance Document that is entitled to receive payments free from any FATCA Deduction;

“FATCA FFI” means a foreign financial institution as defined in section 1471(d)(4) of the Code which, if any Creditor Party is not a FATCA Exempt Party, could be required to make a FATCA Deduction;

“FATCA Protected Lender” means any Lender irrevocably designated as a “FATCA Protected Lender” by the Borrower by notice to that Lender and the Agent at least six months prior to the earliest FATCA Application Date for a payment by a party to a Finance Document to that Lender (or to the Agent for the account of that Lender);

“Finance Documents” means:

(a)	this Agreement;

(b)	the Agency and Trust Deed;

(c)	the Guarantees;

(d)	the Mortgage;

(e)	the Deed of Covenant;

(f)	the Account Security Deed;

(g)	the General Assignment;

(h)	the Management Agreement Assignment;

(i)	the Charter Assignment;

(j)	the Shares Pledge;

(k)	the Amending Agreements; and

(l)	any other document (whether creating a Security Interest or not) which is executed at any time by the Borrower or any other person as security for, or to establish any form of subordination or priorities arrangement in relation to, any amount payable to the Lenders and/or the Swap Banks under this Agreement or any of the other documents referred to in this definition;

“Financial Indebtedness” means, in relation to a person (the “debtor”), a liability of the debtor:

(a)	for principal, interest or any other sum payable in respect of any moneys borrowed or raised by the debtor;

(b)	under any loan stock, bond, note or other security issued by the debtor;

(c)	under any acceptance credit, guarantee or letter of credit facility or dematerialised equivalent made available to the debtor;
7

(d)	under a financial lease, a deferred purchase consideration arrangement or any other agreement having the commercial effect of a borrowing or raising of money by the debtor;

(e)	under any foreign exchange transaction, any interest or currency swap or any other kind of derivative transaction entered into by the debtor or, if the agreement under which any such transaction is entered into requires netting of mutual liabilities, the liability of the debtor for the net amount; or

(f)	under a guarantee, indemnity or similar obligation entered into by the debtor in respect of a liability of another person which would fall within paragraphs (a) to (e) if the references to the debtor referred to the other person;

“GAS-five” means GAS-five Ltd., an exempted company incorporated under the laws of Bermuda whose registered office is at Clarendon House, 2 Church Street, Hamilton HM11, Bermuda;

“GasLog” means GasLog Ltd., an exempted company incorporated under the laws of Bermuda whose registered office is at Clarendon House, 2 Church Street, Hamilton HM11, Bermuda;

“GasLog Carriers” means GasLog Carriers Ltd., an exempted company incorporated under the laws of Bermuda whose registered office is at Clarendon House, 2 Church Street, Hamilton HM11, Bermuda;

“GasLog LNG” means GasLog LNG Services Ltd. (formerly known as Ceres LNG Services Ltd.), an exempted company incorporated under the laws of Bermuda whose registered office is at Clarendon House, 2 Church Street, Hamilton HM11, Bermuda;

“General Assignment” means the first priority general assignment of the Earnings, the Insurances and any Requisition Compensation dated 25 July 2013 and executed by the Borrower in favour of the Security Trustee as amended and supplemented by the Amending Agreements;

“Guarantee” means, in relation to GasLog or GasLog Carriers, the guarantee dated the same date as this Agreement and executed by that Guarantor in favour of the Security Trustee as amended and supplemented by the Amending Agreements and, in the plural, means both such Guarantees;

“Guarantors” means GasLog and GasLog Carriers and, in the singular, means either of them;

“Holding Company” means the company identified in the letter referred to in Schedule 4, Part A, Paragraph 11(a);

“IFRS” means international accounting standards within the meaning of the IAS Regulations 1606/2002 to the extent applicable to the relevant financial statements;

“Insurances” means:

(a)	all policies and contracts of insurance, including entries of the Ship in any protection and indemnity or war risks association, which are effected in respect of the Ship, its Earnings or otherwise in relation to it whether before, on or after the Original Loan Agreement Date; and
8

(b)	all rights and other assets relating to, or derived from, any of the foregoing, including any rights to a return of a premium and any rights in respect of any claim whether or not the relevant policy, contract of insurance or entry has expired on or before the Original Loan Agreement Date;

“ISM Code” means the International Safety Management Code (including the guidelines on its implementation), adopted by the International Maritime Organisation as the same may be amended or supplemented from time to time (and the terms “safety management system”, “Safety Management Certificate” and “Document of Compliance” have the same meanings as are given to them in the ISM Code);

“ISPS Code” means the International Ship and Port Facility Security Code as adopted by the International Maritime Organisation, as the same may be amended or supplemented from time to time;

“ISSC” means a valid and current International Ship Security Certificate issued under the ISPS Code;

“Interest Period” means a period determined in accordance with Clause 6;

“Joint Lead Arrangers” means each of Nordea Bank Finland plc, London Branch acting through its office at 8th Floor, City Place House, 55 Basinghall Street, London EX2V 5NB, ABN AMRO Bank N.V. acting through its office at Coolsingel 93, 3012 AE Rotterdam, The Netherlands and Citibank International Plc, London Branch acting through its office at Citigroup Centre, 33 Canada Square, London E14 5LB;

“Lender” means, subject to Clause 26.6, a bank or financial institution listed in Part 1 of Schedule 1 and acting through its branch indicated in Schedule 1 (or through another branch notified to the Agent under Clause 26.14) or its transferee, successor or assign;

“LIBOR” means, for an Interest Period:

(a)	the Screen Rate; or

(b)	(if no Screen Rate is available for that Interest Period) the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the Agent at its request quoted by the Reference Banks to leading banks in the London Interbank Market, at or about 11 a.m. (London time) on the Quotation Date for the offering of deposits in Dollars for a period comparable to that Interest Period and, if any such rate is below zero, LIBOR will be deemed to be zero;

“Loan” means the principal amount for the time being outstanding under this Agreement;

“Major Casualty” means any casualty to the Ship in respect of which the claim or the aggregate of the claims against all insurers, before adjustment for any relevant franchise or deductible, exceeds $1,000,000 or the equivalent in any other currency;

“Majority Lenders” means:

(a)	before an Advance has been made, Lenders whose Commitments total 67 per cent. of the Total Commitments; and
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(b)	after an Advance has been made, Lenders whose Contributions total 67 per cent. of the Loan;

“Management Agreement” means the management agreement in relation to the Ship made or to be made between the Borrower and the technical Approved Manager;

“Management Agreement Assignment” means the first priority assignment of the Management Agreement dated 25 July 2013 and executed by the Borrower in favour of the Security Trustee as amended and supplemented by the Amending Agreements;

“Margin” means 2.25 per cent. per annum;

“Master Agreements” means:

(a)	the master agreement (on the 2002 Master Agreement form together with the schedule thereto) dated 2 November 2011 and made between the Borrower and Nordea Bank Finland Plc, as Swap Bank as amended and supplemented by the Amending and Restating Agreement and includes all Designated Transactions from time to time entered into and Confirmations from time to time exchanged under such master agreement;

(b)	the master agreement (on the 2002 Master Agreement form together with the schedule thereto) dated 7 May 2012 (as amended on or around the Effective Date (as defined in the Amending and Restating Agreement)) and (as amended) made between the Borrower and ABN AMRO Bank N.V., as Swap Bank and includes all Designated Transactions from time to time entered into and Confirmations from time to time exchanged under such master agreement; and

(c)	the master agreement (together with the schedule thereto) made or to be made between the Borrower and Citibank N.A., London Branch, as Swap Bank and includes all Designated Transactions from time to time entered into and Confirmations from time to time exchanged under such master agreement, and, in the singular, means any of them;

“Master Charterparty Agreement” means the master charterparty agreement dated 9 May 2011 and entered into between (amongst others) the Borrower and the Charterer and approved by the Lenders;

“Maturity Date” means 24 May 2019;

“Mortgage” means the first priority Bermuda ship mortgage executed or to be executed by the Borrower in favour of the Security Trustee in the Agreed Form;

“Negotiation Period” has the meaning given in Clause 5.10;

“Notifying Lender” has the meaning given in Clause 23.1 or Clause 24.1 as the context requires;

“Original Loan Agreement Date” means 3 October 2011;

“Payment Currency” has the meaning given in Clause 21.4;

“Permitted Security Interests” means:

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(a)	Security Interests created by the Finance Documents;

(b)	liens for unpaid master’s and crew’s wages in accordance with usual maritime practice;

(c)	liens for salvage;

(d)	liens arising by operation of law for not more than 2 months’ prepaid hire under any charter in relation to the Ship not prohibited by this Agreement;

(e)	liens for master’s disbursements incurred in the ordinary course of trading and any other lien arising by operation of law or otherwise in the ordinary course of the operation, repair or maintenance of the Ship, provided such liens do not secure amounts more than 30 days overdue (unless the overdue amount is being contested by the Borrower in good faith by appropriate steps) and subject, in the case of liens for repair or maintenance, to Clause 14.12(g);

(f)	any Security Interest created in favour of a plaintiff or defendant in any proceedings or arbitration as security for costs and expenses while the Borrower is actively prosecuting or defending such proceedings or arbitration in good faith; and

(g)	Security Interests arising by operation of law in respect of taxes which are not overdue for payment or in respect of taxes being contested in good faith by appropriate steps and in respect of which appropriate reserves have been made;

“Pertinent Document” means:

(a)	any Finance Document;

(b)	any policy or contract of insurance contemplated by or referred to in any provision of this Agreement or another Finance Document;

(c)	any other document contemplated by or referred to in any Finance Document; and

(d)	any document which has been or is at any time sent by or to a Servicing Bank in contemplation of or in connection with any Finance Document or any policy, contract or document falling within paragraphs (b) or (c);

“Pertinent Jurisdiction”, in relation to a company, means:

(a)	England and Wales;

(b)	the country under the laws of which the company is incorporated or formed;

(c)	a country in which the company has the centre of its main interest or in which the company’s central management and control is or has recently been exercised;

(d)	a country in which the overall net income of the company is subject to corporation tax, income tax or any similar tax;

(e)	a country in which assets of the company (other than securities issued by, or loans to, related companies) having a substantial value are situated, in which the
11

company maintains a branch or permanent place of business, or in which a Security Interest created by the company must or should be registered in order to ensure its validity or priority; and

(f)	a country the courts of which have jurisdiction to make a winding up, administration or similar order in relation to the company, whether as main or territorial or ancillary proceedings, or which would have such jurisdiction if their assistance were requested by the courts of a country referred to in paragraphs (b) or (c);

“Pertinent Matter” means:

(a)	any transaction or matter contemplated by, arising out of, or in connection with a Pertinent Document; or

(b)	any statement relating to a Pertinent Document or to a transaction or matter falling within paragraph (a);

and covers any such transaction, matter or statement, whether entered into, arising or made at any time before the signing of this Agreement or on or at any time after that signing;

“Potential Event of Default” means an event or circumstance which, with the giving of any notice, the lapse of time, a determination of the Majority Lenders and/or the satisfaction of any other condition, would constitute an Event of Default;

“Quotation Date” means, in relation to any Interest Period (or any other period for which an interest rate is to be determined under any provision of a Finance Document), the day on which quotations would ordinarily be given by leading banks in the London Interbank Market for deposits in the currency in relation to which such rate is to be determined for delivery on the first day of that Interest Period or other period;

“Reference Banks” means, subject to Clause 26.16, Nordea Bank Finland plc, London Branch, ABN AMRO Bank N.V. and Citibank International Plc and any one other prime international bank from time to time selected by the Agent;

“Relevant Person” has the meaning given in Clause 19.9;

“Repayment Date” means a date on which a repayment is required to be made under Clause 8;

“Replacement Charter” means any charter of the Ship entered into between the Borrower and a charterer which is acceptable to the Majority Lenders and on terms approved by the Lenders;

“Requisition Compensation” includes all compensation or other moneys payable by reason of any act or event such as is referred to in paragraph (b) of the definition of “Total Loss”;

“Restricted Party” means a person:

(a)	that is listed on any Sanctions List (whether designated by name or by reason of being included in a class of person);

(b)	that is domiciled, registered as located or having its main place of business in, or is incorporated under the laws of, a country which is subject to Sanctions Laws;
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(c)	that is directly or indirectly owned or controlled by a person referred to in paragraph (i) and/or (ii) above; or

(d)	with which any Lender is prohibited from dealing or otherwise engaging in a transaction with by any Sanctions Laws;

“Sanctions Authority” means the Norwegian State, the United Nations, the European Union, the member states of the European Union, the United States of America and any authority acting on behalf of any of them in connection with Sanctions Laws;

“Sanctions Laws” means the economic or financial sanctions laws and/or regulations, trade embargoes, prohibitions, restrictive measures, decisions. Executive Orders or notices from regulators implemented, adapted, imposed, administered, enacted and/or enforced by any Sanctions Authority;

“Sanctions List” means any list of persons or entities published in connection with Sanctions Laws by or on behalf of any Sanctions Authority;

“Screen Rate” means, in relation to any period for which an interest rate is to be determined under any provision of a Finance Document, the London interbank offered rate administered by ICE Benchmark Administration Limited (or any other person which takes over the administration of that rate) for Dollars for the relevant period displayed on the appropriate page of the Telerate or Reuters screen. If the agreed page is replaced or service ceases to be available, the Agent may specify another page or service displaying the appropriate rate after consultation with the Borrower and the Lenders;

“Secured Liabilities” means all liabilities which the Borrower, the Security Parties or any of them have, at the Original Loan Agreement Date or at any later time or times, under or in connection with any Finance Document or any Designated Transaction under any Master Agreement or any judgment relating to any Finance Document or any Designated Transaction under any Master Agreement; and for this purpose, there shall be disregarded any total or partial discharge of these liabilities, or variation of their terms, which is effected by, or in connection with, any bankruptcy, liquidation, arrangement or other procedure under the insolvency laws of any country;

“Security Interest” means:

(a)	a mortgage, charge (whether fixed or floating) or pledge, any maritime or other lien or any other security interest of any kind;

(b)	the security rights of a plaintiff under an action in rem; and

(c)	any arrangement entered into by a person (A) the effect of which is to place another person (B) in a position which is similar, in economic terms, to the position in which B would have been had he held a security interest over an asset of A; but this paragraph (c) does not apply to a right of set off or combination of accounts conferred by the standard terms of business of a bank or financial institution;

“Security Party” means the Guarantors and any other person (except a Creditor Party) who, as a surety, pledgor, chargor or mortgagor, as a party to any subordination or priorities arrangement, or in any similar capacity, executes a document falling within any paragraph of the definition of “Finance Documents”;

“Security Period” means the period commencing on the Original Loan Agreement Date and ending on the date on which the Agent notifies the Borrower, the Security Parties and the other Creditor Parties that:

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(a)	all amounts which have become due for payment by the Borrower or any Security Party under the Finance Documents and the Master Agreements have been paid;

(b)	no amount is owing or has accrued (without yet having become due for payment) under any Finance Document or any Master Agreement;

(c)	neither the Borrower nor any Security Party has any future or contingent liability under Clause 20, 21 or 22 or any other provision of this Agreement or another Finance Document or a Master Agreement; and

(d)	the Agent, the Security Trustee and the Majority Lenders do not consider that there is a significant risk that any payment or transaction under a Finance Document or a Master Agreement would be set aside, or would have to be reversed or adjusted, in any present or possible future bankruptcy of the Borrower or a Security Party or in any present or possible future proceeding relating to a Finance Document or a Master Agreement or any asset covered (or previously covered) by a Security Interest created by a Finance Document;

“Security Trustee” means Nordea Bank Finland Plc, London Branch, acting in such capacity through its office at 8th Floor, City Place House, 55 Basinghall Street, London EC2V 5NB, or any successor of it appointed under clause 5 of the Agency and Trust Deed;

“Servicing Bank” means the Agent or the Security Trustee;

“Shares Pledge” means a deed creating security over the share capital of the Borrower dated 22 February 2012 and granted by GasLog Carriers to the Security Trustee as amended and supplemented by the Amending Agreements;

“Ship” means the 155,000 cbm LNG vessel which was constructed by the Builder for, and purchased by, the Borrower under the Shipbuilding Contract with the Builder’s hull number 2017 and which is now registered in the ownership of the Borrower under Bermudan flag with the name “GASLOG SKAGEN”;

“Shipbuilding Contract” means the shipbuilding contract dated 30 March 2011 and made between the Builder and the Borrower for the construction by the Builder of the Ship and its purchase by the Borrower as supplemented and amended from time to time;

“SMC” means a safety management certificate issued in respect of the Ship in accordance with Rule 13 of the ISM Code;

“Swap Bank” means a bank or financial institution listed in Schedule 2 and acting through its branch indicated in Schedule 2;

“Swap Counterparty” means, at any relevant time and in relation to a continuing Designated Transaction, the Swap Bank which is a party to that Designated Transaction;

“Swap Exposure” means, as at any relevant date and in relation to a Swap Counterparty, the amount certified by the Swap Counterparty to the Agent to be the aggregate net amount in Dollars which would be payable by the Borrower to the Swap Counterparty under (and calculated in accordance with) section 6(e) (Payments on Early Termination) of the Master Agreement entered into by the Swap Counterparty with the Borrower if an Early Termination Date had occurred on the relevant date in relation to all continuing

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Designated Transactions entered into between the Borrower and the Swap Counterparty and as if the Borrower were the sole Affected Party;

“Total Loss” means:

(a)	actual, constructive, compromised, agreed or arranged total loss of the Ship;

(b)	any expropriation, confiscation, requisition or acquisition of the Ship, whether for full consideration, a consideration less than its proper value, a nominal consideration or without any consideration, which is effected by any government or official authority or by any person or persons claiming to be or to represent a government or official authority (excluding a requisition for hire for a fixed period not exceeding 1 year without any right to an extension and provided that market hire is being paid for such requisition) unless it is within 2 months redelivered to the full control of the Borrower; and

(c)	any arrest, capture, seizure, detention, destruction or abandonment of the Ship (including any hijacking, theft or condemnation) unless it is within 2 months redelivered to the full control of the Borrower;

“Total Loss Date” means:

(a)	in the case of an actual loss of the Ship, the date on which it occurred or, if that is unknown, the date when the Ship was last heard of;

(b)	in the case of a constructive, compromised, agreed or arranged total loss of the Ship, the earliest of:

(i)	the date on which a notice of abandonment is given to the insurers; and

(ii)	the date of any compromise, arrangement or agreement made by or on behalf of the Borrower with the Ship’s insurers in which the insurers agree to treat the Ship as a total loss; and

(c)	in the case of any other type of total loss, on the date (or the most likely date) on which it appears to the Agent that the event constituting the total loss occurred;

“Transaction” has the meaning given in each Master Agreement;

“Transfer Certificate” has the meaning given in Clause 26.2;

“Trust Property” has the meaning given in clause 3.1 of the Agency and Trust Deed; and

“US Tax Obligor” means:

(a)	the Borrower if it is resident for tax purposes in the United States of America; or

(b)	the Borrower or a Security Party some or all of whose payments under the Finance Documents are from sources within the United States for US federal income tax purposes.

1.2	Construction of certain terms. In this Agreement:
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two or more persons are “acting in concert” if pursuant to an agreement or understanding (whether formal or informal) they actively co-operate, through the acquisition (directly or indirectly) of shares in an entity by any of them, either directly or indirectly to obtain or consolidate control of that entity;

“approved” means, for the purposes of Clause 13, approved in writing by the Agent;

“administration notice” means a notice appointing an administrator, a notice of intended appointment and any other notice which is required by law (generally or in the case concerned) to be filed with the court or given to a person prior to, or in connection with, the appointment of an administrator;

“asset” includes every kind of property, asset, interest or right, including any present, future or contingent right to any revenues or other payment;

“company” includes any partnership, joint venture and unincorporated association;

“consent” includes an authorisation, consent, approval, resolution, licence, exemption, filing, registration, notarisation and legalisation;

“contingent liability” means a liability which is not certain to arise and/or the amount of which remains unascertained;

“control” of an entity means:

(i)	the power (whether by way of ownership of shares, proxy, contract, agency or otherwise) to:

(A)	cast, or control the casting of, more than 50% of the maximum number of votes that might be cast at a general meeting of that entity; or

(B)	appoint or remove all, or the majority, of the directors or other equivalent officers of that entity; or

(C)	give directions with respect to the operating and financial policies of that entity with which the directors or other equivalent officers of that entity are obliged to comply; and/or

(ii)	the holding beneficially of more than 50% of the issued share capital of that entity (excluding any part of that issued share capital that carries no right to participate beyond a specified amount in a distribution of either profits or capital) (and, for this purpose, a Security Interest over share capital shall be disregarded in determining the beneficial ownership of such share capital), and “controlled” shall be construed accordingly;

“document” includes a deed; also a letter or fax;

“excess risks” means, in relation to the Ship, the proportion of claims for general average, salvage and salvage charges not recoverable under the hull and machinery policies in respect of the Ship in consequence of its insured value being less than the value at which the Ship is assessed for the purpose of such claims;

“expense” means any kind of cost, charge or expense (including all legal costs, charges and expenses) and any applicable value added or other tax;

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“law” includes any order or decree, any form of delegated legislation, any treaty or international convention and any regulation or resolution of the Council of the European Union, the European Commission, the United Nations or its Security Council;

“legal or administrative action” means any legal proceeding or arbitration and any administrative or regulatory action or investigation;

“liability” includes every kind of debt or liability (present or future, certain or contingent), whether incurred as principal or surety or otherwise;

“months” shall be construed in accordance with Clause 1.3;

“obligatory insurances” means, in relation to the Ship, all insurances effected, or which the Borrower is obliged to effect, under Clause 13 or any other provision of this Agreement or another Finance Document;

“parent company” has the meaning given in Clause 1.4;

“person” includes any company; any state, political sub-division of a state and local or municipal authority; and any international organisation;

“policy”, in relation to any insurance, includes a slip, cover note, certificate of entry or other document evidencing the contracts of insurance or its terms;

“protection and indemnity risks” means the usual risks covered by a protection and indemnity association managed in London, including pollution risks and the proportion (if any) of any sums payable to any other person or persons in case of collision which are not recoverable under the hull and machinery policies by reason of the incorporation in them of Clause 6 of the International Hull Clauses (1/11/02 or 1/11/03), clause 8 of the Institute Time Clauses (Hulls) (1/11/95) or clause 8 of the Institute Time Clauses (Hulls) (1/10/83) or the Institute Amended Running Down Clause (1/10/71) or any equivalent provision;

“regulation” includes any regulation, rule, official directive, request or guideline whether or not having the force of law of any governmental, intergovernmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation;

“subsidiary” has the meaning given in Clause 1.4;

“tax” includes any present or future tax, duty, impost, levy or charge of any kind which is imposed by any state, any political sub-division of a state or any local or municipal authority (including any such imposed in connection with exchange controls), and any connected penalty, interest or fine; and

“war risks” includes the risk of mines and all risks excluded by clause 29 of the International Hull Clauses (1/11/02 or 1/11/03), clause 24 of the Institute Time Clauses (Hulls)(1/11/95) or clause 23 of the Institute Time Clauses (Hulls) (1/10/83).

1.3	Meaning of “month”. A period of 1 or more “months” ends on the day in the relevant calendar month numerically corresponding to the day of the calendar month on which the period started (“the numerically corresponding day”), but:

(a)	on the Business Day following the numerically corresponding day if the numerically corresponding day is not a Business Day or, if there is no later Business Day in the same calendar month, on the Business Day preceding the numerically corresponding day; or
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(b)	on the last Business Day in the relevant calendar month, if the period started on the last Business Day in a calendar month or if the last calendar month of the period has no numerically corresponding day;

and “month” and “monthly” shall be construed accordingly.

1.4	Meaning of “subsidiary”. A company (S) is a subsidiary of another company (P) if:

(a)	a majority of the issued shares in S (or a majority of the issued shares in S which carry unlimited rights to capital and income distributions) are directly owned by P or are indirectly attributable to P; or

(b)	P has direct or indirect control over a majority of the voting rights attaching to the issued shares of S; or

(c)	P has the direct or indirect power to appoint or remove a majority of the directors of S; or

(d)	P otherwise has the direct or indirect power to ensure that the affairs of S are conducted in accordance with the wishes of P;

and any company of which S is a subsidiary is a parent company of S.

1.5	General Interpretation. In this Agreement:

(a)	references to, or to a provision of, a Finance Document or any other document are references to it as amended, supplemented or restated, whether before the Original Loan Agreement Date or otherwise;

(b)	references to, or to a provision of, any law include any amendment, extension, re-enactment or replacement, whether made before the Original Loan Agreement Date or otherwise;

(c)	words denoting the singular number shall include the plural and vice versa; and

(d)	Clauses 1.1 to 1.5 apply unless the contrary intention appears.

1.6	Headings. In interpreting a Finance Document or a Master Agreement or any provision of a Finance Document, all clause, sub-clause and other headings in that and any other Finance Document or any Master Agreement shall be entirely disregarded.

2	FACILITY

2.1	Amount of facility. Subject to the other provisions of this Agreement, the Lenders made available a loan facility of up to (originally) $277,000,000 to the Borrower.

2.2	Lenders’ participations in Loan. Subject to the other provisions of this Agreement, each Lender shall participate in each Advance in the proportion which, as at the relevant Drawdown Date, its Commitment bears to the Total Commitments.

2.3	Purpose of Loan.

(a)	The Borrower undertakes with each Creditor Party to use each Advance only for the purpose stated in the preamble to this Agreement.
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(b)	The Borrower also undertakes with each Creditor Party that no proceeds of any Advance shall be made available, directly or indirectly, to or for the benefit of a Restricted Person nor shall they otherwise be applied in a manner or for a purpose prohibited by Sanctions Laws.

2.4	Application of amounts. No Creditor Party is obliged to monitor or verify the application of any amount borrowed under this Agreement.

3	POSITION OF THE LENDERS AND SWAP BANKS

3.1	Interests of Lenders several. The rights of the Lenders and of the Swap Banks under this Agreement and under the Master Agreements are several.

3.2	Individual Lender’s right of action. Each Lender and each Swap Bank shall be entitled to sue for any amount which has become due and payable by the Borrower to it under this Agreement or under a Master Agreement without joining the Agent, the Security Trustee, any other Swap Bank or any other Lender as additional parties in the proceedings.

3.3	Proceedings by individual Lender, requiring Majority Lenders’ consent. Except as provided in Clause 3.2, no Lender and no Swap Bank may commence proceedings against the Borrower or any Security Party in connection with a Finance Document or a Master Agreement without the prior consent of the Majority Lenders.

3.4	Obligations of Creditor Parties several. The obligations of the Creditor Parties under this Agreement and the Master Agreement to which each is a party are several; and a failure of the Creditor Parties to perform its obligations under this Agreement or under the Master Agreement to which it is a party shall not result in:

(a)	the obligations of the other Creditor Parties being increased; nor

(b)	the Borrower, any Security Party, or any other Creditor Party being discharged (in whole or in part) from its obligations under any Finance Document or under any Master Agreement;

and in no circumstances shall a Creditor Party have any responsibility for a failure of another Creditor Party to perform its obligations under this Agreement or a Master Agreement.

4	DRAWDOWN

4.1	Request for Advance. The Borrower may request an Advance to be made by ensuring that the Agent receives a completed Drawdown Notice not later than 11.00 a.m. (London time) 3 Business Days prior to the intended Drawdown Date.

4.2	Notification to Lenders of receipt of a Drawdown Notice. The Agent shall promptly notify the Lenders that it has received a Drawdown Notice and shall inform each Lender of:

(a)	the amount of the Advance and the Drawdown Date;

(b)	the amount of that Lender’s participation in the Advance; and

(c)	the duration of the first Interest Period.
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4.3	Drawdown Notice irrevocable. A Drawdown Notice must be signed by an authorised signatory of the Borrower; and once served, a Drawdown Notice cannot be revoked without the prior consent of the Agent, acting with the authorisation of the Majority Lenders.

4.4	Lenders to make available Contributions. Subject to the provisions of this Agreement, each Lender shall, on and with value on each Drawdown Date, make available to the Agent for the account of the Borrower the amount due from that Lender on that Drawdown Date under Clause 2.2.

4.5	Disbursement of Advance. Subject to the provisions of this Agreement, the Agent shall on each Drawdown Date pay to the Borrower the amounts which the Agent receives from the Lenders under Clause 4.4; and that payment to the Borrower shall be made:

(a)	to the account of the Builder which the Borrower specifies in the Drawdown Notice; and

(b)	in the like funds as the Agent received the payments from the Lenders.

4.6	Disbursement of Advance to third party. The payment by the Agent under Clause 4.5 to the Builder shall constitute the making of the Advance and the Borrower shall thereupon become indebted, as principal and direct obligor, to each Lender in an amount equal to that Lender’s Contribution.

5	INTEREST

5.1	Payment of normal interest. Subject to the provisions of this Agreement, interest on each Advance in respect of each Interest Period applicable to it shall be paid by the Borrower on the last day of that Interest Period applicable to it.

5.2	Normal rate of interest. Subject to the provisions of this Agreement, the rate of interest on each Advance in respect of an Interest Period applicable to it shall be the aggregate of the Margin and LIBOR for that Interest Period.

5.3	Payment of accrued interest. In the case of an Interest Period longer than 3 months, accrued interest shall be paid every 3 months during that Interest Period and on the last day of that Interest Period.

5.4	Notification of Interest Periods and rates of normal interest. The Agent shall notify the Borrower and each Lender of:

(a)	each rate of interest; and

(b)	the duration of each Interest Period;

as soon as reasonably practicable after each is determined.

5.5	Obligation of Reference Banks to quote. A Lender which is a Reference Bank shall use all reasonable efforts to supply the quotation required of it for the purposes of fixing a rate of interest under this Agreement.

5.6	Absence of quotations by Reference Banks. If any Reference Bank fails to supply a quotation, the Agent shall determine the relevant LIBOR on the basis of the quotations supplied by the other Reference Bank or Banks; but if 2 or more of the Reference Banks
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fail to provide a quotation, the relevant rate of interest shall be set in accordance with the following provisions of this Clause 5.

5.7	Market disruption. The following provisions of this Clause 5 apply if:

(a)	no Screen Rate is quoted and 2 or more of the Reference Banks do not, before 1.00 p.m. (London time) on the Quotation Date for an Interest Period, provide quotations to the Agent in order to fix LIBOR; or

(b)	at least 1 Business Day before the start of an Interest Period, Lender(s) having Contributions together amounting to 50 per cent. or more of the Loan (or, if an Advance has not been made, Commitments together amounting to 50 per cent. or more of the Total Commitments) notify the Agent that LIBOR fixed by the Agent would not accurately reflect the cost to those Lender(s) of funding their respective Contributions (or any part of them) during the Interest Period in the London Interbank Market at or about 11.00 a.m. (London time) on the Quotation Date for the Interest Period; or

(c)	at least 1 Business Day before the start of an Interest Period, the Agent is notified by a Lender (the “Affected Lender”) that for any reason it is unable to obtain Dollars in the London Interbank Market in order to fund its Contribution (or any part of it) during the Interest Period.

5.8	Notification of market disruption. The Agent shall promptly notify the Borrower, each of the Lenders and each of the Swap Counterparties stating the circumstances falling within Clause 5.7 which have caused its notice to be given.

5.9	Suspension of drawdown. If the Agent’s notice under Clause 5.8 is served before an Advance is made:

(a)	in a case falling within Clauses 5.7(a) or (b), the Lenders’ obligations to make the Advance;

(b)	in a case falling within Clause 5.7(c), the Affected Lender’s obligation to participate in the Advance;

shall be suspended while the circumstances referred to in the Agent’s notice continue.

5.10	Negotiation of alternative rate of interest. If the Agent’s notice under Clause 5.8 is served after an Advance is made, the Borrower, the Agent, the Lenders or (as the case may be) the Affected Lender and the Swap Counterparties shall use reasonable endeavours to agree, within the 30 days after the date on which the Agent serves its notice under Clause 5.8 (the “Negotiation Period”), an alternative interest rate or (as the case may be) an alternative basis for the Lenders or (as the case may be) the Affected Lender to fund or continue to fund their or its Contribution during the Interest Period concerned.

5.11	Application of agreed alternative rate of interest. Any alternative interest rate or an alternative basis which is agreed during the Negotiation Period shall take effect in accordance with the terms agreed.

5.12	Alternative rate of interest in absence of agreement. If an alternative interest rate or alternative basis is not agreed within the Negotiation Period, and the relevant circumstances are continuing at the end of the Negotiation Period, then the Agent shall, with the agreement of each Lender or (as the case may be) the Affected Lender, set an
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interest period and interest rate representing the cost of funding of the Lenders or (as the case may be) the Affected Lender in Dollars or in any available currency of their or its Contribution plus the Margin; and the procedure provided for by this Clause 5.12 shall be repeated if the relevant circumstances are continuing at the end of the interest period so set by the Agent.

5.13	Notice of prepayment. If the Borrower does not agree with an interest rate set by the Agent under Clause 5.12, the Borrower may give the Agent not less than 15 Business Days’ notice of its intention to prepay at the end of the interest period set by the Agent.

5.14	Prepayment; termination of Commitments. A notice under Clause 5.13 shall be irrevocable; the Agent shall promptly notify the Lenders or (as the case may require) the Affected Lender of the Borrower’s notice of intended prepayment; and:

(a)	on the date on which the Agent serves that notice, the Total Commitments or (as the case may require) the Commitment of the Affected Lender shall be cancelled; and

(b)	on the last Business Day of the interest period set by the Agent, the Borrower shall prepay (without premium or penalty) the Loan or, as the case may be, the Affected Lender’s Contribution, together with accrued interest thereon at the applicable rate plus the Margin.

5.15	Application of prepayment. The provisions of Clause 8 shall apply in relation to the prepayment.

5.16	Designated Transactions under a Master Agreement. At any time the Borrower may request the Swap Banks (by advising the Agent who shall (after first advising the Swap Banks of the amount and the maturity of the intended hedge and consulting with them) then advise the Swap Banks of the rate as determined by the Agent and invite each Swap Bank to participate on a pro-rata basis in the intended hedge by entering into a Designated Transaction at such rate) to conclude Designated Transactions for the purpose of swapping their interest payment obligations and/or their currency exposure under this Agreement. Signature of a Master Agreement does not commit the Swap Bank concerned to conclude Designated Transactions, or even to offer terms for doing so, but does provide a contractual framework within which Designated Transactions may be concluded and secured, assuming that the Swap Bank concerned is willing to conclude any Designated Transaction at the relevant time and that, if that is the case, mutually acceptable terms can then be agreed at the relevant time.

6	INTEREST PERIODS

6.1	Commencement of Interest Periods. The first Interest Period applicable to the Loan commenced on 19 July 2013 and each subsequent Interest Period shall commence on the expiry of the preceding Interest Period.

6.2	Duration of normal Interest Periods. Subject to Clauses 6.3 and 6.4, each Interest Period shall be:

(a)	1, 2, 3 or 6 months as notified by the Borrower to the Agent not later than 11.00 a.m. (London time) 3 Business Days before the commencement of the Interest Period;

(b)	3 months, if the Borrower fails to notify the Agent by the time specified in paragraph (a); or
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(c)	such other period as the Agent may, with the authorisation of all the Lenders, agree with the Borrower.

6.3	Duration of Interest Periods for repayment instalments. In respect of an amount due to be repaid under Clause 8 on a particular Repayment Date, an Interest Period shall end on that Repayment Date.

6.4	Non-availability of matching deposits for Interest Period selected. If, after the Borrower has selected and the Lenders have agreed an Interest Period longer than 6 months, any Lender notifies the Agent by 11.00 a.m. (London time) on the third Business Day before the commencement of the Interest Period that it is not satisfied that deposits in Dollars for a period equal to the Interest Period will be available to it in the London Interbank Market when the Interest Period commences, the Interest Period shall be of 6 months.

7	DEFAULT INTEREST

7.1	Payment of default interest on overdue amounts. The Borrower shall pay interest in accordance with the following provisions of this Clause 7 on any amount payable by the Borrower under any Finance Document which the Agent, the Security Trustee or the other designated payee does not receive on or before the relevant date, that is:

(a)	the date on which the Finance Documents provide that such amount is due for payment; or

(b)	if a Finance Document provides that such amount is payable on demand, the date on which the demand is served; or

(c)	if such amount has become immediately due and payable under Clause 19.4, the date on which it became immediately due and payable.

7.2	Default rate of interest. Interest shall accrue on an overdue amount from (and including) the relevant date until the date of actual payment (as well after as before judgment) at the rate per annum determined by the Agent to be 2 per cent. above:

(a)	in the case of an overdue amount of principal, the higher of the rates set out at Clauses 7.3(a) and (b); or

(b)	in the case of any other overdue amount, the rate set out at Clause 7.3(b).

7.3	Calculation of default rate of interest. The rates referred to in Clause 7.2 are:

(a)	the rate applicable to the overdue principal amount immediately prior to the relevant date (but only for any unexpired part of any then current Interest Period);

(b)	the Margin plus, in respect of successive periods of any duration (including at call) up to 3 months which the Agent may select from time to time:

(i)	LIBOR; or

(ii)	if the Agent (after consultation with the Reference Banks) determines that Dollar deposits for any such period are not being made available to any Reference Bank by leading banks in the London Interbank Market in the ordinary course of
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business, a rate from time to time determined by the Agent by reference to the cost of funds to the Reference Banks from such other sources as the Agent (after consultation with the Reference Banks) may from time to time determine.

7.4	Notification of interest periods and default rates. The Agent shall promptly notify the Lenders and the Borrower of each interest rate determined by the Agent under Clause 7.3 and of each period selected by the Agent for the purposes of paragraph (b) of that Clause; but this shall not be taken to imply that the Borrower is liable to pay such interest only with effect from the date of the Agent’s notification.

7.5	Payment of accrued default interest. Subject to the other provisions of this Agreement, any interest due under this Clause shall be paid on the last day of the period by reference to which it was determined; and the payment shall be made to the Agent for the account of the Creditor Party to which the overdue amount is due.

7.6	Compounding of default interest. Any such interest which is not paid at the end of the period by reference to which it was determined shall thereupon be compounded.

7.7	Application to Master Agreements. For the avoidance of doubt, this Clause 7 does not apply to any amount payable under a Master Agreement in respect of any continuing Designated Transaction as to which section 9(h)(i) (Default Interest; Other Amounts) of that Master Agreement shall apply.

8	REPAYMENT AND PREPAYMENT

8.1	Amount of repayment instalments. The Borrower shall repay the Loan by consecutive quarterly instalments each equal to $2,036,764.71 and by a balloon instalment equal to the balance of the Loan at that time.

8.2	Repayment Dates.

(a)	The first quarterly instalment for the Loan shall be repaid on 25 October 2013.

(b)	The final quarterly instalment, and the balloon instalment, of the Loan shall be repaid on the Maturity Date.

8.3	Maturity Date. On the Maturity Date, the Borrower shall additionally pay to the Agent for the account of the Creditor Parties all other sums then accrued or owing under any Finance Document.

8.4	Voluntary prepayment. Subject to the following conditions, the Borrower may prepay the whole or any part of the Loan on any day.

8.5	Conditions for voluntary prepayment. The conditions referred to in Clause 8.4 are that:

(a)	a partial prepayment shall be $3,000,000 or a higher integral multiple of $1,000,000;

(b)	the Agent has received from the Borrower at least 5 Business Days’ prior written notice specifying the amount to be prepaid and the date on which the prepayment is to be made;

(c)	the Borrower has provided evidence satisfactory to the Agent that any consent required by the Borrower or any Security Party in connection with the prepayment has been
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obtained and remains in force, and that any requirement relevant to this Agreement which affects the Borrower or any Security Party has been complied with; and

(d)	the Borrower has complied with Clause 8.15 on or prior to the date of prepayment.

8.6	Effect of notice of prepayment. A prepayment notice may not be withdrawn or amended without the consent of the Agent, given with the authorisation of the Majority Lenders, and the amount specified in the prepayment notice shall become due and payable by the Borrower on the date for prepayment specified in the prepayment notice.

8.7	Notification of notice of prepayment. The Agent shall notify the Lenders promptly upon receiving a prepayment notice, and shall provide any Lender which so requests with a copy of any document delivered by the Borrower under Clause 8.5(c).

8.8	Mandatory prepayment on sale or Total Loss. The Borrower shall be obliged to prepay the Loan if the Ship is sold or becomes a Total Loss:

(a)	in the case of a sale, on the date on which the sale is completed by delivery of the Ship to the buyer; or

(b)	in the case of a Total Loss, on the earlier of the date falling 180 days after the Total Loss Date and the date of receipt by the Security Trustee of the proceeds of insurance relating to such Total Loss.

8.9	Mandatory prepayment on Change of Control. If there is a Change of Control, the Borrower shall be obliged to prepay all of the Loan no later than 60 days following the Change of Control unless such Change of Control is, before the end of such period, approved by the Agent acting with the consent of the Majority Lenders.

8.10	Right of replacement or cancellation and prepayment in relation to a single FATCA Protected Lender after the occurrence of a FATCA Event.

(a)	If any FATCA Protected Lender notifies the Agent of a FATCA Event pursuant to Clause 8.11, the Borrower may, whilst the circumstance giving rise to that FATCA Event continues for a maximum period of 30 days, give the Agent notice of cancellation of the Commitment of that Lender and the Borrower’s intention to procure the repayment of that Lender’s participation in the Loan or give the Agent notice of the Borrower’s intention to replace that Lender in accordance with Clause 8.10(d).

(b)	On receipt of a notice referred to in Clause 8.10(a), the Commitment of that Lender shall immediately be reduced to zero and (unless the Commitment of the relevant Lender is replaced in accordance with Clause 8.10(d)) the Total Commitment shall be reduced by the same amount.

(c)	On the last day of the Interest Period which ends after the Borrower has given a notice under Clause 8.10(a) in relation to a Lender (or, if earlier, the date specified by the Borrower in that notice), the Borrower shall repay that Lender’s participation in the Loan in accordance with this Clause 8.

(d)	The Borrower may, in the circumstances set out in Clause 8.10(a), on 15 Business Days’ prior notice to the Agent and that Lender, replace that Lender by requiring that Lender to transfer (and, to the extent permitted by law, that Lender shall transfer) pursuant to Clause 26 all (and not part only) of its rights under this Agreement to a Lender or other bank, financial institution, trust, fund or other entity selected by the Borrower which confirms its willingness to assume and does assume all the obligations of the transferring Lender in
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accordance with Clause 26 for a purchase price in cash or other cash payment payable at the time of the transfer equal to the aggregate of:

(i)	the outstanding principal amount of such Lender’s participation in the Loan;

(ii)	all accrued interest owing to such Lender;

(iii)	the Break Costs which would have been payable to such Lender pursuant to Clauses 21.1(a) and 21.2 had the Borrower prepaid in full that Lender’s participation in the Loan on the date of the transfer; and

(iv)	all other amounts payable to that Lender under the Finance Documents on the date of the transfer.

(e)	The replacement of a Lender pursuant to Clause 8.10(d) shall be subject to the following conditions:

(i)	the Borrower shall have no right to replace the Agent;

(ii)	neither the Agent nor any Lender shall have any obligation to find a replacement Lender;

(iii)	in no event shall the Lender replaced under Clause 8.10(d) be required to pay or surrender any of the fees received by such Lender pursuant to the Finance Documents; and

(iv)	the Lender shall only be obliged to transfer its rights pursuant to Clause 8.10(d) once it is satisfied that it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to that transfer.

(f)	A Lender shall perform the checks described in Clause 8.10(e)(iv) as soon as reasonably practicable following delivery of a notice referred to in Clause 8.10(d) and shall notify the Agent and the Borrower when it is satisfied that it has complied with those checks.

8.11	Mandatory repayment and cancellation of FATCA Protected Lenders. If, on the date falling 3 months before the earliest FATCA Application Date for any payment by a party to a Finance Document to a FATCA Protected Lender (or to the Agent for the account of that Lender), that Lender is not a FATCA Exempt Party and, in the opinion of that Lender (acting reasonably), that party will, as a consequence, be required to make a FATCA Deduction from a payment to that Lender (or to the Agent for the account of that Lender) on or after that FATCA Application Date (a “FATCA Event”):

(a)	that Lender shall, reasonably promptly after that date, notify the Agent of that FATCA Event and the relevant FATCA Application Date;

(b)	if, on the date falling 1 month before such FATCA Application Date, that FATCA Event is continuing and that Lender has not been repaid or replaced pursuant to Clause 8.10 (other than by reason of that Lender’s failure to comply with its obligations pursuant to Clause 8.10(d)):

(i)	that Lender may, at any time between 1 month and 2 weeks before such FATCA Application Date, notify the Agent;

(ii)	upon the Agent notifying the Borrower, the Commitment of that Lender will be immediately cancelled; and
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(iii)	the Borrower shall repay that Lender’s participation in the Loan in accordance with this Clause 8 on the last day of the Interest Period for the Loan occurring after the Agent has notified the Borrower or, if earlier, the last Business Day before the relevant FATCA Application Date.

8.12	Amounts payable on prepayment. A prepayment shall be made together with accrued interest (and any other amount payable under Clauses 20 or 21 or otherwise) in respect of the amount prepaid and, if the prepayment is not made on the last day of an Interest Period together with any sums payable under Clause 21.1(b) but without premium or penalty.

8.13	Application of partial prepayment. Each partial prepayment shall be applied against the repayment instalments specified in Clause 8.1 on a pro-rata basis.

8.14	No reborrowing. No amount prepaid may be reborrowed and, for the avoidance of doubt, any amount prepaid shall permanently cancel a corresponding amount of the Total Commitments.

8.15	Unwinding of Designated Transactions. On or prior to any repayment or prepayment of the Loan under this Clause 8 or any other provision of this Agreement, the Borrower shall wholly or partially reverse, offset, unwind or otherwise terminate one or more of the continuing Designated Transactions so that the notional principal amount of the continuing Designated Transactions thereafter remaining does not and will not in the future (taking into account the scheduled amortisation) exceed the amount of the Loan as reducing from time to time thereafter pursuant to Clause 8.1.

9	CONDITIONS PRECEDENT/SUBSEQUENT

9.1	Documents, fees and no default. Each Lender’s obligation to contribute to an Advance is subject to the following conditions precedent:

(a)	that, on or before the service of the first Drawdown Notice, the Agent receives the documents described in Part A of Schedule 4 in form and substance satisfactory to the Agent and its lawyers;

(b)	that on or before the Drawdown Date for an Advance, the Agent receives in respect of that Advance the documents described in Part B of Schedule 4 is in a form and substance satisfactory to the Agents and its lawyers;

(c)	that, on or before the service of the first Drawdown Notice, the Agent has received the arrangement fee and structuring fee referred to in Clause 20.1, all accrued commitment fee payable pursuant to Clause 20.1 and the annual agency fee referred to in Clause 20.1 and has received payment of the expenses referred to in Clause 20.2;

(d)	that both at the date of each Drawdown Notice and at each Drawdown Date:

(i)	no Event of Default or Potential Event of Default has occurred and is continuing or would result from the borrowing of the Advance;

(ii)	the representations and warranties in Clause 10 and those of the Borrower or any Security Party which are set out in the other Finance Documents would be true and not misleading if repeated on each of those dates with reference to the circumstances then existing; and
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(iii)	none of the circumstances contemplated by Clause 5.7 has occurred and is continuing; and

(e)	that, if the ratio set out in Clause 15.1 were applied immediately following the making of the Advance, the Borrower would not be obliged to provide additional security or prepay part of the Loan under that Clause;

(f)	that the Agent has received, and found to be acceptable to it, any further opinions, consents, agreements and documents in connection with the Finance Documents which the Agent may, with the authorisation of the Majority Lenders, request by notice to the Borrower prior to the Drawdown Date.

9.2	Waiver of conditions precedent. If the Majority Lenders, at their discretion, permit an Advance to be borrowed before certain of the conditions referred to in Clause 9.1 are satisfied, the Borrower shall ensure that those conditions are satisfied within 5 Business Days after the Delivery Date (or such longer period as the Agent may, with the authorisation of the Majority Lenders, specify).

9.3	Condition subsequent - Charter. The Borrower will send to the Agent as soon as possible, but in no event later than 2 Business Days after the Delivery Date, documentary evidence that the Ship has been unconditionally delivered by the Borrower to, and accepted by, the Charterer under the Charter.

10	REPRESENTATIONS AND WARRANTIES

10.1	General. The Borrower represents and warrants to each Creditor Party as follows.

10.2	Status. The Borrower is duly incorporated and validly existing and in good standing under the laws of Bermuda; and neither the Borrower nor any Guarantor is a FATCA FFI or a US Tax Obligor.

10.3	Share capital and ownership. The Borrower has an authorised share capital of 12,000 registered shares of $1.00 each, all of which shares have been issued in registered form, and the legal title and beneficial ownership of all those shares is held, free of any Security Interest or other claim, by GasLog Carriers.

10.4	Corporate power. The Borrower has the corporate capacity, and has taken all corporate action and obtained all consents necessary for it:

(a)	to purchase and pay for the Ship under the Shipbuilding Contract and register the Ship on Bermudan flag;

(b)	to execute the Finance Documents to which the Borrower is a party and the Master Agreements; and

(c)	to borrow under this Agreement, to enter into Designated Transactions under the Master Agreements and to make all the payments contemplated by, and to comply with, those Finance Documents to which the Borrower is a party and the Master Agreements.

10.5	Consents in force. All the consents referred to in Clause 10.4 remain in force and nothing has occurred which makes any of them liable to revocation.
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10.6	Legal validity; effective Security Interests. The Finance Documents to which the Borrower is a party and the Master Agreements, do now or, as the case may be, will, upon execution and delivery (and, where applicable, registration as provided for in the Finance Documents):

(a)	constitute the Borrower’s legal, valid and binding obligations enforceable against the Borrower in accordance with their respective terms; and

(b)	create legal, valid and binding Security Interests enforceable in accordance with their respective terms over all the assets to which they, by their terms, relate;

subject to any relevant insolvency laws affecting creditors’ rights generally.

10.7	No third party Security Interests. Without limiting the generality of Clause 10.6, at the time of the execution and delivery of each Finance Document:

(a)	the Borrower which is a party to that Finance Document will have the right to create all the Security Interests which that Finance Document purports to create; and

(b)	no third party will have any Security Interest (except for Permitted Security Interests) or any other interest, right or claim over, in or in relation to any asset to which any such Security Interest, by its terms, relates.

10.8	No conflicts. The execution by the Borrower of each Finance Document and each Master Agreement to which it is a party, and the borrowing by the Borrower of the Loan, and its compliance with each Finance Document and each Master Agreement to which it is a party will not involve or lead to a contravention of:

(a)	any law or regulation; or

(b)	the constitutional documents of the Borrower; or

(c)	any contractual or other obligation or restriction which is binding on the Borrower or any of its assets.

10.9	No withholding taxes. All payments which the Borrower is liable to make under the Finance Documents or any Master Agreement to which it is a party may be made without deduction or withholding for or on account of any tax payable under any law of any Pertinent Jurisdiction.

10.10	No default. No Event of Default or Potential Event of Default has occurred and is continuing.

10.11	Information. All information which has been provided in writing by or on behalf of the Borrower or any Security Party to any Creditor Party in connection with any Finance Document or any Master Agreement satisfied the requirements of Clause 11.6; all audited and unaudited accounts which have been so provided satisfied the requirements of Clause 11.7; and there has been no material adverse change in the financial position or state of affairs of the Borrower or any Guarantor from that disclosed in the latest of those accounts.

10.12	No litigation. No legal or administrative action involving the Borrower (including acting relating to any alleged or actual breach of the ISM Code or the ISPS Code) has been
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commenced or taken or, to the Borrower’s knowledge, is likely to be commenced or taken which, in either case, would be likely to have a material adverse effect on the Borrower’s financial position or profitability.

10.13	Validity and completeness of Shipbuilding Contract. The Shipbuilding Contract constitutes valid, binding and enforceable obligations of the parties thereto respectively in accordance with its terms; and:

(a)	the copy of the Shipbuilding Contract delivered to the Agent before the Original Loan Agreement Date is a true and complete copy; and

(b)	no amendments or additions to the Shipbuilding Contract have been agreed nor has any party to the Shipbuilding Contract waived any of their respective rights under those agreements.

10.14	No rebates etc. There is no agreement or understanding to allow or pay any rebate, premium, commission, discount or other benefit or payment (howsoever described) to the Borrower, the Builder or a third party in connection with the purchase by the Borrower of the Ship, other than as disclosed to the Lenders in writing on or prior to the Original Loan Agreement Date.

10.15	Compliance with certain undertakings. At the Original Loan Agreement Date, the Borrower is in compliance with Clauses 11.3, 11.5, 11.9 and 11.16.

10.16	Taxes paid. The Borrower has paid all taxes applicable to, or imposed on or in relation to the Borrower, its business or the Ship.

10.17	ISM Code and ISPS Code compliance. All requirements of the ISM Code and the ISPS Code as they relate to the Borrower, the Approved Managers and the Ship have been complied with.

10.18	No money laundering. Without prejudice to the generality of Clause 2.3, in relation to the borrowing by the Borrower of the Loan, the performance and discharge of its obligations and liabilities under the Finance Documents and the Master Agreements, and the transactions and other arrangements affected or contemplated by the Finance Documents and the Master Agreements to which the Borrower is a party, the Borrower confirms (i) that it is acting for its own account; (ii) that it will use the proceeds of the Loan for its own benefit, under its full responsibility and exclusively for the purposes specified in this Agreement; and (iii) that the foregoing will not involve or lead to a contravention of any law, official requirement or other regulatory measure or procedure implemented to combat “money laundering” (as defined in Article 1 of Directive 2005/60/EC of the European Parliament and of the Council.

10.19	Sanctions.

(a)	The Borrower, each Security Party, each other subsidiary of GasLog, their respective joint ventures and their respective directors, officers, employees, agents or representatives has been and is in compliance with Sanctions Laws.

(b)	None of the Borrower, each Security Party, each other subsidiary of GasLog, their respective joint ventures and their respective directors, officers, employees, agents or representatives:
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(i)	is a Restricted Party, or is involved in any transaction through which it is likely to become a Restricted Party; or

(ii)	is subject to or involved in any inquiry, claim, action, suit, proceeding or investigation against it with respect to Sanctions Laws.

11	GENERAL UNDERTAKINGS

11.1	General. The Borrower undertakes with each Creditor Party to comply with the following provisions of this Clause 11 at all times during the Security Period except as the Agent may, with the authorisation of the Majority Lenders, otherwise permit.

11.2	Title. The Borrower will hold the legal title to, and own the entire beneficial interest in the Ship, its Insurances and Earnings, free from all Security Interests and other interests and rights of every kind, except for those created by the Finance Documents and the effect of assignments contained in the Finance Documents and except for Permitted Security Interests.

11.3	Negative pledge. The Borrower will not create nor permit to arise any Security Interest (except for Permitted Security Interests) over any asset, present or future (including, but not limited to, the Borrower’s rights against a Swap Counterparty under a Master Agreement or all or any part of the Borrower’s interest in any amount payable to the Borrower by a Swap Counterparty under a Master Agreement).

11.4	No disposal of assets. The Borrower will not transfer, lease or otherwise dispose of:

(a)	all or a substantial part of its assets, whether by one transaction or a number of transactions, whether related or not; or

(b)	any debt payable to it or any other right (present, future or contingent right) to receive a payment, including any right to damages or compensation,

other than in the ordinary course of business.

11.5	No other liabilities or obligations to be incurred. The Borrower will not incur any liability (including, without limitation and for the avoidance of doubt, any contingent liability) or obligation except:

(a)	liabilities and obligations under the Shipbuilding Contract, the Finance Documents to which it is a party and the Charter;

(b)	obligations reasonably incurred in the ordinary course of operating and chartering the Ship;

(c)	Designated Transactions; and

(d)	liabilities and obligations under any loan made to the Borrower by its shareholders which is fully subordinated to the satisfaction of the Agent (and the Borrower undertakes to procure that no such loan shall be due nor capable of becoming due, nor will the Borrower pay or repay any amount under any such loan, until after the end of the Security Period).
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11.6	Information provided to be accurate. All financial and other information which is provided in writing by or on behalf of the Borrower under or in connection with any Finance Document will be true and not misleading and will not omit any material fact or consideration.

11.7	Provision of financial statements. The Borrower will send to the Agent:

(a)	as soon as possible, but in no event later than 150 days after the end of each financial year of the Borrower, the audited individual accounts of the Borrower;

(b)	as soon as possible, but in no event later than 90 days after the end of the first 6-month period in each financial year of the Borrower, the unaudited individual accounts of the Borrower, certified as to their correctness by the chief financial officer of the Borrower;

(c)	as soon as possible, but in no event later than 150 days after the end of each financial year of GasLog, the audited consolidated accounts of GasLog and its subsidiaries;

(d)	as soon as possible, but in no event later than 90 days after the end of the first 6-month period in each financial year of GasLog, the unaudited consolidated accounts of GasLog and its subsidiaries, certified as to their correctness by the chief financial officer of GasLog;

(e)	together with each set of accounts provided under 11.7(a), (b), (c) and (d), a compliance certificate in the form set out in Schedule 7 to this Agreement (or in such other form as the Agent may reasonably require) duly signed by the chief financial officers of the Borrower and GasLog together with such other financial and other information relating to the Borrower or GasLog as the Security Trustee may request for this purpose; and

(f)	as soon as possible, but in no event later than 3 months after the end of each financial year of the Borrower, a 3 year financial projection for the Borrower in a format approved by the Agent.

11.8	Form of financial statements. All accounts (audited and unaudited) delivered under Clause 11.6 will:

(a)	be prepared in accordance with all applicable laws and IFRS;

(b)	give a true and fair view of the state of affairs of the Borrower (or, as the case may be, GasLog and its subsidiaries) at the date of those accounts and of its or their profit for the period to which those accounts relate; and

(c)	fully disclose or provide for all significant liabilities of the Borrower (or, as the case may be, GasLog and its subsidiaries).

11.9	Shareholder and creditor notices. The Borrower will send the Agent, at the same time as they are despatched, copies of all communications which the Borrower is legally obliged to despatch to the Borrower’s shareholders or creditors or any class of them.

11.10	Consents and compliance with laws. The Borrower will maintain in force and promptly obtain or renew, and will promptly send certified copies to the Agent of, all consents required:
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(a)	for the Borrower to perform its obligations under any Finance Document to which it is party or any Master Agreement;

(b)	for the validity or enforceability of any Finance Document to which it is a party or any Master Agreement; and

(c)	for the Borrower to continue to own and operate the Ship;

and the Borrower will comply with the terms of all such consents. Without prejudice to the other obligations under the Finance Documents, the Borrower shall comply in all respects with all laws and regulations to which it may be subject.

11.11	Maintenance of Security Interests. The Borrower will:

(a)	at its own cost, do all that it reasonably can to ensure that any Finance Document validly creates the obligations and the Security Interests which it purports to create; and

(b)	without limiting the generality of paragraph (a), at its own cost, promptly register, file, record or enrol any Finance Document with any court or authority in all Pertinent Jurisdictions, pay any stamp, registration or similar tax in all Pertinent Jurisdictions in respect of any Finance Document, give any notice or take any other step which, in the opinion of the Majority Lenders, is or has become necessary or desirable for any Finance Document to be valid, enforceable or admissible in evidence or to ensure or protect the priority of any Security Interest which it creates.

11.12	Notification of litigation. The Borrower will provide the Agent with details of any legal or administrative action involving the Borrower, any Security Party, any Approved Manager or the Ship, the Earnings or the Insurances as soon as it becomes apparent to the Borrower that such action has been instituted or is likely to be instituted, unless it is clear that the legal or administrative action cannot be considered material in the context of any Finance Document.

11.13	No amendment to Shipbuilding Contract. The Borrower will not agree to any material amendment or supplement to, nor waive or fail to enforce, the Shipbuilding Contract or any of its provisions without the prior written consent of the Agent (acting with the authorisation of the Majority Lenders) (such consent and authorisation not to be unreasonably withheld) save that the Borrower may, without requiring such consent of the Agent, agree with the Builder to amend the Shipbuilding Contract if such amendment:

(a)	does not alter the intended type, commercial use, purpose or trading capacity of the Ship;

(b)	does not alter the construction milestones for payment of the instalments of the contract price of the Ship under the Shipbuilding Contract;

(c)	does not extend the scheduled delivery date for the Ship beyond the end of the Availability Period;

(d)	does not alter the circumstances in which the Shipbuilding Contract may be cancelled, terminated or suspended or in which the Borrower and/or the Builder may elect to do so;

(e)	will not materially reduce the Ship’s anticipated value when completed; and

(f)	will not result in the Charterer under the Charter being entitled to either reject the Ship or cancel the Charter.
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Provided that as soon as reasonably practicable after any such amendment permitted by this Clause 11.13, the Borrower will notify the Agent of such amendment.

11.14	No amendment to Master Agreements. The Borrower will not agree to any amendment or supplement to, nor waive or fail to enforce, any Master Agreement or any of its provisions. For the avoidance of doubt, this clause will not prevent the Borrower from entering into or amending Designated Transactions or Confirmations

11.15	Principal place of business. The Borrower will maintain its place of business, and keep its corporate documents and records, at the address stated at the commencement of this Agreement; and the Borrower will not establish, nor do anything as a result of which it would be deemed to have, a place of business in any country other than Bermuda.

11.16	Confirmation of no default. The Borrower will, within 2 Business Days after service by the Agent of a written request, serve on the Agent a notice which is signed by 2 directors of the Borrower and which:

(a)	states that no Event of Default or Potential Event of Default has occurred; or

(b)	states that no Event of Default or Potential Event of Default has occurred, except for a specified event or matter, of which all material details are given.

11.17	Notification of default. The Borrower will notify the Agent as soon as the Borrower becomes aware of:

(a)	the occurrence of an Event of Default or a Potential Event of Default; or

(b)	any matter which indicates that an Event of Default or a Potential Event of Default may have occurred;

and will keep the Agent fully up-to-date with all developments.

11.18	Provision of further information. The Borrower will, as soon as practicable after receiving the request, provide the Agent with any additional financial or other information relating:

(a)	to the Borrower or the Ship, the Earnings or the Insurances; or

(b)	to any other matter relevant to, or to any provision of, a Finance Document,

which may be requested by the Agent, the Security Trustee, any Lender or any Swap Bank at any time.

11.19	Provision of translation of documents. In relation to the documents referred to above, if the Agent so requires in respect of any of those documents, the Borrower will provide a certified English translation prepared by a translator approved by the Agent.

11.20	Access to books and records. The Borrower shall permit one or more representatives of the Agent, at the reasonable request of the Agent, to have reasonable access to its books and records and to inspect the same during normal business hours at its offices upon reasonable prior written notice.
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11.21	Press releases. The Borrower will send to the Agent, at the same time as they are dispatched, copies of all press releases which are issued by the Borrower.

11.22	“Know your customer” checks. The Borrower shall (and shall procure that the Guarantors shall) promptly upon the request of the Agent, the Lender or Swap Bank concerned supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself or on behalf of any Lender or Swap Bank) or the Lender or Swap Bank concerned (for itself or on behalf of any prospective new Lender or new Swap Bank) in order for the Agent, the Lender or Swap Bank concerned or any prospective new Lender or new Swap Bank to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents and Master Agreements.

11.23	Termination of Charter or Replacement Charter. Upon termination or expiry of the Charter or a Replacement Charter, the Borrower shall, within 30 days after the date of such termination or cancellation, deposit $20,000,000 on an account with the Agent and the Borrower shall execute security, in favour of the Security Trustee (on behalf of the Lenders and the Swap Banks) and acceptable to the Lenders, over such account. Such cash collateral shall be released to the Borrower upon the Borrower having entered into a Replacement Charter (or, as the case may be, another Replacement Charter) and the Ship having been delivered and accepted under such Replacement Charter.

11.24	Charter non-extension

(a)	If the Charterer does not exercise its option to extend the Charter and subject to Clause 11.24(b), with effect on and from 12 months prior to the expiry of the Charter, the Borrower shall on each Repayment Date pursuant to Clause 8.1 transfer 90 per cent. of any free cash (after deductions for operating expenses in relation to the Ship but otherwise the Borrower undertakes not to withdraw or transfer any other amount from the Earnings Account) on the Earnings Account (up to $10,000,000 in aggregate for the Ship) to an account with the Agent and shall execute security, in favour of the Security Trustee (on behalf of the Lenders and the Swap Banks) and acceptable to the Lenders, over such account (with the monies in such secured account (including any interest thereon) only being used for repaying, on the Maturity Date, firstly the Loan, and making the payments referred to in Clause 8.3, secondly any Swap Exposure and thereafter returned to the Borrower).

(b)	However, if Clause 11.24(a) applies but subsequently the Borrower enters into a Replacement Charter and the Ship is delivered and accepted under such Replacement Charter, the monies in the secured account referred to in Clause 11.24(a) shall be released to the Borrower and Clause 11.24(a) shall thereupon cease to apply.

11.25	Financial covenants.

(a)	In this Clause 11.25, Clause 12.4 and any compliance certificate delivered pursuant to Clause 11.7(e):

“Borrower’s Cash” means, in relation to the Borrower at any date of determination under this Agreement, the aggregate value on the date of determination of the Borrower’s credit balances on any deposit, savings or current account and the Borrower’s cash in hand, each as determined in accordance with IFRS, but excluding any such credit balances and cash then subject to a Security Interest (other than any Security Interest arising under a Finance Document);

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“Borrower’s Cash Equivalent” means, in relation to the Borrower at any date of determination under this Agreement, the aggregate value of:

(a)	each certificate of deposit maturing within 1 year after the date of determination and issued by either the Agent or any other bank or financial institution approved by the Agent;

(b)	each investment in marketable debt obligations issued or guaranteed by the government of the United States of America or any member state of the European Economic Area and having a rating of AAA from Standard & Poor’s Ratings Group or the equivalent with any other principal credit rating agency in the United States of America or Europe, or by an instrumentality or agency of any of them having an equivalent credit rating, maturing within 1 year after the date of determination and not convertible or exchangeable to any other security;

(c)	each commercial paper not convertible or exchangeable to any other security:

(i)	for which a recognised trading market exists;

(ii)	issued by an issuer incorporated in the United States of America or any member state of the European Economic Area;

(iii)	which matures within 1 year after the date of determination; and

(iv)	which has a credit rating of either A-1 or higher by Standard & Poor’s Rating Services or F1 or higher by Fitch Ratings Ltd or P-1 or higher by Moody’s Investor Services Limited or, if no rating is available in respect of the commercial paper, the issuer of which has, in respect of its long-term unsecured and non-credit enhanced debt obligations, an equivalent rating;

(d)	each Sterling bill of exchange eligible for rediscount at the Bank of England and accepted by a bank or financial institution approved by the Facility Agent (or their dematerialised equivalent);

(e)	each investment in a money market fund which:

(i)	has a credit rating of either A-1 or higher by Standard & Poor’s Rating Services or F1 or higher by Fitch Ratings Ltd or P-1 or higher by Moody’s Investor Services Limited;

(ii)	invests substantially all its assets in securities of the types described in paragraphs (a) to (d) above; and

(iii)	can be turned into cash on not more than 30 days’ notice; and

(f)	each other debt security approved by the Majority Lenders,

in each case as determined in accordance with IFRS, to which the Borrower is beneficially entitled at that time and which is not issued or guaranteed by any Excluded Company nor subject to any Security Interest (other than any Security Interest arising under a Finance Document);

“Excluded Companies” means GasLog, GasLog Carriers and each subsidiary of GasLog or GasLog Carriers and, in the singular, means any of them;

“GasLog Group” means GasLog and its subsidiaries;

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“GasLog Group’s Cash” means, at any date of determination under this Agreement, the aggregate value on the date of determination of the GasLog Group’s credit balances on any deposit, savings or current account and the GasLog Group’s cash in hand, each as determined on a consolidated basis in accordance with IFRS, but excluding any such credit balances and cash then subject to a Security Interest (other than any Security Interest arising under a Finance Document);

“GasLog Group’s Cash Equivalent” means, at any date of determination under this Agreement, the aggregate value of:

(a)	each certificate of deposit maturing within 1 year after the date of determination and issued by either the Agent or any other bank or financial institution approved by the Agent;

(b)	each investment in marketable debt obligations issued or guaranteed by the government of the United States of America or any member state of the European Economic Area and having a rating of AAA from Standard & Poor’s Ratings Group or the equivalent with any other principal credit rating agency in the United States of America or Europe, or by an instrumentality or agency of any of them having an equivalent credit rating, maturing within 1 year after the date of determination and not convertible or exchangeable to any other security;

(c)	each commercial paper not convertible or exchangeable to any other security:

(i)	for which a recognised trading market exists;

(ii)	issued by an issuer incorporated in the United States of America or any member state of the European Economic Area;

(iii)	which matures within 1 year after the date of determination; and

(iv)	which has a credit rating of either A-1 or higher by Standard & Poor’s Rating Services or F1 or higher by Fitch Ratings Ltd or P-1 or higher by Moody’s Investor Services Limited or, if no rating is available in respect of the commercial paper, the issuer of which has, in respect of its long-term unsecured and non-credit enhanced debt obligations, an equivalent rating;

(d)	each Sterling bill of exchange eligible for rediscount at the Bank of England and accepted by a bank or financial institution approved by the Facility Agent (or their dematerialised equivalent);

(e)	each investment in a money market fund which:

(i)	has a credit rating of either A-1 or higher by Standard & Poor’s Rating Services or F1 or higher by Fitch Ratings Ltd or P-1 or higher by Moody’s Investor Services Limited;

(ii)	invests substantially all its assets in securities of the types described in paragraphs (a) to (d) above; and

(iii)	can be turned into cash on not more than 30 days’ notice; and

(f)	each other debt security approved by the Majority Lenders,

in each case as determined on a consolidated basis in accordance with IFRS, to which any member of the GasLog Group is alone (or together with any other member of the GasLog Group) beneficially entitled at that time and which is not issued or guaranteed by any

37

Excluded Company nor subject to any Security Interest (other than any Security Interest arising under a Finance Document);

“GasLog Group’s Current Assets” means, at any date of determination under this Agreement, the amount of the current assets of the GasLog Group determined on a consolidated basis in accordance with IFRS and as shown in the GasLog Group’s Latest Accounts;

“GasLog Group’s Current Liabilities” means, at any date of determination under this Agreement, the amount of the current liabilities of the GasLog Group determined on a consolidated basis in accordance with IFRS and as shown in the GasLog Group’s Latest Accounts (but excluding the short term portion of any long term Financial Indebtedness);

“GasLog Group’s Debt Service” means, at any date of determination under this Agreement, the aggregate amount of interest, other finance charges (in each case, whether or not paid, payable or capitalised) and principal accrued by the GasLog Group in respect of borrowings including:

(a)	the interest element of leasing and hire purchase payments;

(b)	commitment fees, commissions, arrangement fees and guarantee fees; and

(c)	amounts in the nature of interest payable in respect of any shares other than equity share capital,

adjusted (but without double counting) by:

(i)	adding back the net amount payable (or deducting the net amount receivable) by members of the GasLog Group under any interest or (so far as they relate to interest) currency hedging arrangements; and

(ii)	deducting interest income of the GasLog Group to the extent freely distributable to a member of the GasLog Group in cash,

each as determined on a consolidated basis in accordance with IFRS and as shown in the GasLog Group’s Latest Accounts;

“GasLog Group’s EBITDA” means, at any date of determination under this Agreement, the profit on ordinary activities before taxation of the GasLog Group, adjusted by:

(a)	adding back GasLog Group’s Interest Payable;

(b)	deducting GasLog Group’s Interest Receivable;

(c)	taking no account of any exceptional or extraordinary item;

(d)	adding back depreciation and amortisation;

(e)	deducting its share of profits from affiliates; and

(f)	adding back its loss of profits from affiliates;

determined, in each case, on a consolidated basis in accordance with IFRS and as shown in the GasLog Group’s Latest Accounts;

“GasLog Group’s Interest Payable” means, at any date of determination under this Agreement, all interest (including, without limitation, all net interest payable under interest rate swaps), all fees (including, but not limited to, commitment fees) and periodic

38

financing charges including commissions, discounts and the interest element of rental payments or finance or capital leases (whether, in each case, paid, payable or capitalised), and all other costs, charges and expenses incurred by the GasLog Group in effecting, servicing or maintaining its GasLog Group’s Total Interest Bearing Debt determined on a consolidated basis in accordance with IFRS and as shown in the GasLog Group’s Latest Accounts;

“GasLog Group’s Interest Receivable” means, at any date of determination under this Agreement, all interest (including, without limitation, all net interest receivable under interest rate swaps), all fees (including, but not limited to, commitment fees) and periodic financing charges including commissions, discounts and the interest element of rental payments or finance or capital leases (whether, in each case, paid, payable or capitalised), and all other costs, charges and expenses received or receivable by the GasLog Group in connection with any Financial Indebtedness of a type referred to in the definition of GasLog Group’s Total Interest Bearing Debt determined on a consolidated basis in accordance with IFRS and as shown in the GasLog Group’s Latest Accounts;

“GasLog Group’s Latest Accounts” means, at any date, the consolidated accounts of the GasLog Group most recently delivered to the Agent pursuant to clause 11.3 of the Guarantee executed by GasLog;

“GasLog Group’s Market Adjusted Net Worth” means, at any date of determination under this Agreement, the GasLog Group’s Total Capitalisation adjusted to reflect the market value of the ships and all other assets owned by the GasLog Group, less GasLog Group’s Total Debt;

“GasLog Group’s Total Capitalisation” means, at any date of determination under this Agreement, the amount of the total assets of the GasLog Group determined on a consolidated basis in accordance with IFRS and as shown in the GasLog Group’s Latest Balance Sheet;

“GasLog Group’s Total Debt” means, at any date of determination under this Agreement, the amount of the total debt of the GasLog Group determined on a consolidated basis in accordance with IFRS and as shown in the GasLog Group’s Latest Balance Sheet;

“GasLog Group’s Total Interest Bearing Debt” means, in respect of the GasLog Group, at any time the aggregate of the following:

(a)	the outstanding principal amount of any moneys borrowed or raised;

(b)	the outstanding principal amount of any acceptance under any acceptance credit;

(c)	the outstanding principal amount of any bond, note, debenture, loan stock or other similar instrument;

(d)	the capitalised element of indebtedness under a finance or capital lease;

(e)	the outstanding principal amount of all moneys owing in connection with the sale or discounting of receivables (otherwise than on a non-recourse basis);

(f)	the outstanding principal amount of any indebtedness arising from any deferred payment agreements arranged primarily as a method of raising finance or financing the acquisition of an asset;

(g)	any fixed or minimum premium payable on the repayment or redemption of any instrument referred to in paragraph (c) above;
39

(h)	the outstanding principal amount of any indebtedness arising in connection with any other transaction (including any forward sale or purchase agreement) which has the commercial effect of a borrowing; and

(i)	the outstanding principal amount of any indebtedness of any person of a type referred to in paragraphs (a) - (h) above which is the subject of a guarantee, indemnity or similar assurance against financial loss given by a member of the GasLog Group; and

“GasLog Group’s Working Capital” means Current Assets less Current Liabilities.

(b)	The Borrower shall ensure that the consolidated financial position of the GasLog Group on a consolidated basis is such that at all times during the Security Period (other than in relation to the ratio of GasLog Group’s EBITDA to GasLog Group’s Debt Service in sub-clause “b(v)” below which shall apply from 31 December 2013):

(i)	GasLog Group’s Working Capital is not less than $0;

(ii)	there is available to the GasLog Group at all times after 24 May 2013 an aggregate amount of GasLog Group’s Cash and GasLog Group’s Cash Equivalents equal to at least the greater of (i) $20,000,000 and (ii) 3 per cent. of GasLog Group’s Total Interest Bearing Debt;

(iii)	the ratio of GasLog Group’s Total Debt to GasLog Group’s Total Capitalisation is not more than 0.75 : 1;

(iv)	GasLog Group’s Market Adjusted Net Worth is not less than $350,000,000; and

(v)	the ratio of GasLog Group’s EBITDA to GasLog Group’s Debt Service is not less than 1.10 : 1.

(c)	The Borrower shall ensure that there is available to the Borrower at all times from 19 July 2013 an aggregate amount of Borrower’s Cash and Borrower’s Cash Equivalents of at least US$1,500.000.

11.26	Sanctions. The Borrower shall ensure that none of the Borrower, the Security Parties, each other subsidiary of GasLog, their respective directors, officers, employees, agents or representatives and any other person acting on any of their behalves, is or will become a Restricted Person.

11.27	Sanctions - compliance with laws. The Borrower shall (and shall ensure that each Security Party, each other subsidiary of GasLog, each Approved Manager and the Charterer shall) comply with all laws or regulations:

(a)	applicable to its business; and

(b)	applicable to the Ship, its ownership, employment, operation, management and registration,

including, without limitation, the ISM Code, the ISPS Code, all Environmental Laws, all Sanctions Laws and the laws of the flag of the Ship.

11.28	Sanctions - provision of information. The Borrower shall (and shall ensure that each Security Party shall) supply to the Agent:

(a)	promptly upon becoming aware of them, the details of any inquiry, claim, action, suit, proceeding or investigation pursuant to Sanctions Laws against it, any of its direct or indirect owners, GasLog or any subsidiary of GasLog, any of their respective joint
40

ventures or any of their respective directors, officers, employees, agents or representatives, as well as information on what steps are being taken with regards to answer or oppose such; and

(b)	promptly upon becoming aware that it, any of its direct or indirect owners. GasLog or any subsidiary of GasLog, any of their respective joint ventures or any of their respective directors, officers, employees, agents or representatives has become or is likely to become a Restricted Party.

12	CORPORATE UNDERTAKINGS

12.1	General. The Borrower also undertakes with each Creditor Party to comply with the following provisions of this Clause 12 at all times during the Security Period except as the Agent may, with the authorisation of the Majority Lenders, otherwise permit.

12.2	Maintenance of status. The Borrower will maintain its separate corporate existence and remain in good standing under the laws of Bermuda.

12.3	Negative undertakings. The Borrower will not:

(a)	carry on any business other than the ownership, chartering, operation and supervision of construction of the Ship; or

(b)	change its legal name, type of organisation or jurisdiction of organisation; or

(c)	provide any form of credit or financial assistance to any person or enter into any transaction with or involving any person on terms which are, in any respect, less favourable to the Borrower than those which it could obtain in a bargain made at arms’ length;

(d)	open or maintain any account with any bank or financial institution except accounts with the Agent and Citibank N.A., London Branch (in its capacity as the holder of the Earnings Account) for the purposes of the Finance Documents;

(e)	issue, allot or grant any person a right to any shares in its capital or repurchase or reduce its issued share capital;

(f)	acquire, sell or otherwise dispose of in any manner whatsoever any asset, or enter into any transaction in a derivative other than Designated Transactions;

(g)	enter into any form of amalgamation, merger or de-merger or any form of reconstruction or reorganisation; or

(h)	change its fiscal year end date.

12.4	Dividends

(a)	GasLog shall be entitled to declare and pay dividends in such amount as it may decide provided that:

(i)	there is available to the GasLog Group following the payment of such dividend an aggregate amount of GasLog Group’s Cash and GasLog Group’s Cash Equivalents equal to at least 4 per cent. of GasLog Group’s Total Interest Bearing Debt; and
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(ii)	no Event of Default has occurred which is continuing and no Event of Default will result from the declaration or payment of such dividends.

(b)	The Borrower shall be entitled to declare and pay dividends in such amount as it may decide provided that no Event of Default has occurred which is continuing and no Event of Default will result from the declaration or payment of such dividends.

(c)	Save as permitted by this Clause 12.4, the Borrower will not pay any dividend nor make any other form of distribution nor effect any form of redemption, purchase or return of share capital.

13	INSURANCE

13.1	General. The Borrower also undertakes with each Creditor Party to comply with the following provisions of this Clause 13 at all times during the Security Period (from the Delivery Date) except as the Agent may, with the authorisation of the Majority Lenders, otherwise permit.

13.2	Maintenance of obligatory insurances. The Borrower shall keep the Ship insured at the expense of the Borrower against:

(a)	fire and usual marine risks (including hull and machinery, hull and freight interest and excess risks);

(b)	war risks (including, without limitation, risks relating to terrorism, piracy, war risk P&I and confiscation);

(c)	protection and indemnity risks; and

(d)	any other risks against which, having regard to practices and other circumstances prevailing at the relevant time and in the reasonable opinion of the Security Trustee requiring it, would be reasonable for the Borrower to insure.

13.3	Terms of obligatory insurances. The Borrower shall effect such insurances in respect of the Ship:

(a)	in Dollars;

(b)	in the case of fire and usual marine risks and war risks (including hull interest and freight interest), in an amount on an agreed value basis at least the greater of (i) 120 per cent. of the Loan and (ii) the Fair Market Value of the Ship;

(c)	in the case of hull and machinery insurances (excluding hull interest and freight interest), in an amount on an agreed value basis of at least 80 per cent. of the Fair Market Value of the Ship provided that the Borrower always complies with the obligation in Clause 13.3(b);

(d)	in the case of oil pollution liability risks, for an aggregate amount equal to the highest level of cover from time to time available under basic protection and indemnity club entry and in the international marine insurance market;

(e)	in relation to protection and indemnity risks in respect of the full tonnage of the Ship;

(f)	on approved terms; and
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(g)	through approved brokers and with approved insurance companies and/or underwriters or, in the case of war risks and protection and indemnity risks, in approved war risks and protection and indemnity risks associations.

13.4	Further protections for the Creditor Parties. In addition to the terms set out in Clause 13.3, the Borrower shall procure that the obligatory insurances shall:

(a)	whenever the Security Trustee requires, name (or be amended to name) the Security Trustee as additional named assured for its rights and interests, warranted no operational interest and with full waiver of rights of subrogation against the Security Trustee, but without the Security Trustee thereby being liable to pay (but having the right to pay) premiums, calls or other assessments in respect of such insurance;

(b)	name the Security Trustee as loss payee with such directions for payment as the Security Trustee may specify;

(c)	provide that all payments by or on behalf of the insurers under the obligatory insurances to the Security Trustee shall be made without set-off, counterclaim or deductions or condition whatsoever;

(d)	provide that such obligatory insurances shall be primary without right of contribution from other insurances which may be carried by the Security Trustee or any other Creditor Party; and

(e)	provide that the Security Trustee may make proof of loss if the Borrower fails to do so.

13.5	Renewal of obligatory insurances. The Borrower shall:

(a)	at least 15 days before the expiry of any obligatory insurance:

(i)	notify the Security Trustee of the brokers (or other insurers) and any protection and indemnity or war risks association through or with whom the Borrower proposes to renew that obligatory insurance and of the proposed terms of renewal; and

(ii)	obtain the Security Trustee’s approval to the matters referred to in paragraph (i);

(b)	at least 5 days before the expiry of any obligatory insurance, renew that obligatory insurance in accordance with the Security Trustee’s approval pursuant to paragraph (a); and

(c)	procure that the approved brokers and/or the war risks and protection and indemnity associations with which such a renewal is effected shall promptly after the renewal notify the Security Trustee in writing of the terms and conditions of the renewal.

13.6	Copies of policies; letters of undertaking. The Borrower shall ensure that all approved brokers provide the Security Trustee with pro forma copies of all policies relating to the obligatory insurances which they are to effect or renew and of a letter or letters or undertaking in a form required by the Security Trustee and including undertakings by the approved brokers that:

(a)	they will have endorsed on each policy, immediately upon issue, a loss payable clause and a notice of assignment complying with the provisions of Clause 13.4;
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(b)	they will hold such policies, and the benefit of such insurances, to the order of the Security Trustee in accordance with the said loss payable clause;

(c)	they will advise the Security Trustee immediately of any material change to the terms of the obligatory insurances;

(d)	they will notify the Security Trustee, not less than 10 days before the expiry of the obligatory insurances, in the event of their not having received notice of renewal instructions from the Borrower or its agents and, in the event of their receiving instructions to renew, they will promptly notify the Security Trustee of the terms of the instructions; and

(e)	they will not set off against any sum recoverable in respect of a claim relating to the Ship under such obligatory insurances any premiums or other amounts due to them or any other person whether in respect of the Ship or otherwise, they waive any lien on the policies, or any sums received under them, which they might have in respect of such premiums or other amounts, and they will not cancel such obligatory insurances by reason of non-payment of such premiums or other amounts, and will arrange for a separate policy to be issued in respect of the Ship forthwith upon being so requested by the Security Trustee.

13.7	Copies of certificates of entry. The Borrower shall ensure that any protection and indemnity and/or war risks associations in which the Ship is entered provides the Security Trustee with:

(a)	a certified copy of the certificate of entry for the Ship;

(b)	a letter or letters of undertaking in such form as may be required by the Security Trustee; and

(c)	a certified copy of each certificate of financial responsibility for pollution by oil or other Environmentally Sensitive Material issued by the relevant certifying authority in relation to the Ship.

13.8	Deposit of original policies. The Borrower shall ensure that all policies relating to obligatory insurances are deposited with the approved brokers through which the insurances are effected or renewed.

13.9	Payment of premiums. The Borrower shall punctually pay all premiums or other sums payable in respect of the obligatory insurances and produce all relevant receipts when so required by the Security Trustee.

13.10	Guarantees. The Borrower shall ensure that any guarantees required by a protection and indemnity or war risks association are promptly issued and remain in full force and effect.

13.11	Compliance with terms of insurances. The Borrower shall not do nor omit to do (nor permit to be done or not to be done) any act or thing which would or might render any obligatory insurance invalid, void, voidable or unenforceable or render any sum payable under an obligatory insurance repayable in whole or in part; and, in particular:

(a)	The Borrower shall take all necessary action and comply with all requirements which may from time to time be applicable to the obligatory insurances, and (without limiting
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the obligation contained in Clause 13.6(c)) ensure that the obligatory insurances are not made subject to any exclusions or qualifications to which the Security Trustee has not given its prior approval;

(b)	The Borrower shall not make any changes relating to the classification or classification society or manager or operator of the Ship unless approved by the underwriters of the obligatory insurances;

(c)	the Borrower shall make (and promptly supply copies to the Agent of) all quarterly or other voyage declarations which may be required by the protection and indemnity risks association in which the Ship is entered to maintain cover for trading to the United States of America and Exclusive Economic Zone (as defined in the United States Oil Pollution Act 1990 or any other applicable legislation);

(d)	the Borrower shall procure that no change is made to the arrangements for insurances of war risks and allied perils (including piracy) coverage and shall comply at all times with provisions of trading to conditional or excluded areas; and

(e)	the Borrower shall not employ the Ship, nor allow it to be employed, otherwise than in conformity with the terms and conditions of the obligatory insurances, without first obtaining the consent of the insurers and complying with any requirements (as to extra premium or otherwise) which the insurers specify.

13.12	Alteration to terms of insurances. The Borrower shall not make nor agree to any material alteration to the terms of any obligatory insurance nor waive any right relating to any obligatory insurance.

13.13	Settlement of claims. The Borrower shall not settle, compromise or abandon any claim under any obligatory insurance for Total Loss or for a Major Casualty, and shall do all things necessary and provide all documents, evidence and information to enable the Security Trustee to collect or recover any moneys which at any time become payable in respect of the obligatory insurances.

13.14	Provision of copies of communications. The Borrower shall provide the Security Trustee, at the time of each such communication, copies of all material written communications between the Borrower and:

(a)	the approved brokers; and

(b)	the approved protection and indemnity and/or war risks associations; and

(c)	the approved insurance companies and/or underwriters, which relate directly or indirectly to:

(i)	the Borrower’s obligations relating to, under the obligatory insurances, declarations and payments of additional premiums or calls; and

(ii)	any credit arrangements made between the Borrower and any of the persons referred to in paragraphs (a) or (b) relating wholly or partly to the effecting or maintenance of the obligatory insurances.
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13.15	Provision of information. In addition, the Borrower shall promptly provide the Security Trustee (or any persons which it may designate) with any information which the Security Trustee (or any such designated person) reasonably requests for the purpose of:

(a)	obtaining or preparing any report from an independent marine insurance broker as to the adequacy of the obligatory insurances effected or proposed to be effected; and/or

(b)	effecting, maintaining or renewing any such insurances as are referred to in Clause 13 or dealing with or considering any matters relating to any such insurances;

and the Borrower shall, forthwith upon demand, indemnify the Security Trustee in respect of all fees and other expenses incurred by or for the account of the Security Trustee in connection with any such report as is referred to in paragraph (a) no more than once per calendar year unless an Event of Default has occurred which is continuing.

13.16	Mortgagee’s interest and additional perils insurances. The Security Trustee shall be entitled from time to time to effect, maintain and renew a mortgagee’s interest additional perils insurance and a mortgagee’s interest insurance in such amounts, on such terms, through such insurers and generally in such manner as the Majority Lenders may from time to time consider appropriate and the Borrower shall upon demand fully indemnify the Creditor Parties in respect of all premiums and other expenses which are incurred in connection with or with a view to effecting, maintaining or renewing any such insurance or dealing with, or considering, any matter arising out of any such insurance.

14	SHIP COVENANTS

14.1	General. The Borrower also undertakes with each Creditor Party to comply with the following provisions of this Clause 14 at all times during the Security Period (from the Delivery Date) except as the Agent, with the authorisation of the Majority Lenders, may otherwise permit.

14.2	Ship’s name and registration. The Borrower shall keep the Ship registered in its name as a Bermudan Ship; shall not do, omit to do or allow to be done anything as a result of which such registration might be cancelled or imperilled; and shall not change the name or port of registry of the Ship.

14.3	Repair and classification. The Borrower shall keep the Ship in a good and safe condition and state of repair:

(a)	consistent with first-class ship ownership and management practice;

(b)	so as to maintain the highest notation with the classification of the Ship specified in the Shipbuilding Contract free of overdue recommendations and conditions affecting the Ship’s class; and

(c)	so as to comply with all laws and regulations applicable to vessels registered at ports in Bermuda or to vessels trading to any jurisdiction to which the Ship may trade from time to time, including but not limited to the ISM Code and the ISPS Code.

14.4	Modification. The Borrower shall not make any modification or repairs to, or replacement of, the Ship or equipment installed on it which would or might materially alter the structure, type or performance characteristics of the Ship or materially reduce its value.
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14.5	Removal of parts. The Borrower shall not remove any material part of the Ship, or any item of equipment installed on, the Ship unless the part or item so removed is forthwith replaced by a suitable part or item which is in the same condition as or better condition than the part or item removed, is free from any Security Interest or any right in favour of any person other than the Security Trustee and becomes on installation on the Ship the property of the Borrower and subject to the security constituted by the Mortgage and the Deed of Covenant Provided that the Borrower may install equipment owned by a third party if the equipment can be removed without any risk of damage to the Ship.

14.6	Surveys. The Borrower shall submit the Ship regularly to all periodical or other surveys which may be required for classification purposes and, if so required by the Security Trustee provide the Security Trustee, with copies of all survey reports.

14.7	Inspection. The Borrower shall permit the Security Trustee (at any given time by no more than two (2) surveyors or other persons appointed by it for that purpose at the cost of the Borrower) to board the Ship at all reasonable times to inspect its condition or to satisfy themselves about proposed or executed repairs and shall afford all proper facilities for such inspections Provided that prior to the occurrence of an Event of Default which is continuing, any such inspection shall be carried out without interfering with or hindering the Ship’s safe and efficient operations.

14.8	Prevention of and release from arrest. The Borrower shall promptly discharge:

(a)	all liabilities which give or may give rise to maritime or possessory liens on or claims enforceable against the Ship, the Earnings or the Insurances;

(b)	all taxes, dues and other amounts charged in respect of the Ship, the Earnings or the Insurances; and

(c)	all other outgoings whatsoever in respect of the Ship, the Earnings or the Insurances;

and, forthwith upon receiving notice of the arrest of the Ship, or of its detention in exercise or purported exercise of any lien or claim, the Borrower shall procure its release by providing bail or otherwise as the circumstances may require.

14.9	Compliance with laws etc. The Borrower shall:

(a)	comply, or procure compliance with the ISM Code, the ISPS Code, all Environmental Laws and all other laws or regulations relating to the Ship, its ownership, operation and management or to the business of the Borrower;

(b)	not employ the Ship nor allow its employment in any manner contrary to any law or regulation in any relevant jurisdiction including but not limited to the ISM Code, the ISPS Code and all Sanctions Laws; and

(c)	in the event of hostilities in any part of the world (whether war is declared or not), not cause or permit the Ship to enter or trade to any zone which is declared a war zone by any government or by the Ship’s war risks insurers (and, in the case of piracy, verified by the International Group of P&I clubs) unless, prior to entering or trading to any such zone, the Borrower:

(i)	takes reasonable preventive measures, and complies with all applicable provisions of the Charter, for the Ship entering or trading to such zone; and
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(ii)	effects (at its own expense) any special, additional or modified insurance cover if such cover is necessary to keep the Ship properly insured in accordance with this Agreement notwithstanding such entry or trade; and

(iii)	confirms in writing to the Security Trustee that the Borrower has complied with paragraphs (i) and (ii) above and provides any evidence of such compliance which may be reasonably requested by the Security Trustee.

14.10	Provision of information. The Borrower shall promptly provide the Security Trustee with any information which it reasonably requests regarding:

(a)	the Ship, its employment and position;

(b)	the Earnings and payments and amounts due to the master and crew of the Ship;

(c)	any expenses incurred, or likely to be incurred, in connection with the operation, maintenance or repair of the Ship and any payments made in respect of the Ship;

(d)	any towages and salvages;

(e)	its compliance, the technical Approved Managers’ compliance and the compliance of the Ship with the ISM Code and the ISPS Code,

and, upon the Security Trustee’s request, provide copies of any current charter relating to the Ship, of any current charter guarantee and copies of the Borrower’s or the technical Approved Manager’s Document of Compliance.

14.11	Notification of certain events. The Borrower shall immediately notify the Security Trustee by fax, confirmed forthwith by letter, of:

(a)	any casualty which is or is likely to be or to become a Major Casualty;

(b)	any occurrence as a result of which the Ship has become or is, by the passing of time or otherwise, likely to become a Total Loss;

(c)	any requirement or recommendation made by any insurer or classification society or by any competent authority which is not immediately complied with;

(d)	any arrest or detention of the Ship, any exercise or purported exercise of any lien on the Ship or its Earnings or any requisition of the Ship for hire;

(e)	any intended dry docking of the Ship;

(f)	any Environmental Claim made against the Borrower or in connection with the Ship, or any Environmental Incident;

(g)	any claim for breach of the ISM Code or the ISPS Code being made against the Borrower, any technical Approved Manager or otherwise in connection with the Ship; or

(h)	any other matter, event or incident, actual or threatened, the effect of which will or could lead to the ISM Code or the ISPS Code not being complied with;
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and the Borrower shall keep the Security Trustee advised in writing on a regular basis and in such detail as the Security Trustee shall require of the Borrower’s, that Approved Manager’s or any other person’s response to any of those events or matters.

14.12	Restrictions on chartering, appointment of managers etc. The Borrower shall not:

(a)	let the Ship on demise charter for any period;

(b)	save for any Charter or Replacement Charter, enter into any time or consecutive voyage charter in respect of the Ship for a term which exceeds, or which by virtue of any optional extensions may exceed, 13 months;

(c)	save for any Charter or Replacement Charter, enter into any charter in relation to the Ship under which more than 2 months’ hire (or the equivalent) is payable in advance;

(d)	save for any Charter or Replacement Charter, charter the Ship otherwise than on bona fide arm’s length terms at the time when the Ship is fixed;

(e)	appoint a manager of the Ship other than an Approved Manager (and then provided that that Approved Manager has provided to the Security Trustee the undertaking referred to in Schedule 4, Part B, Paragraph 4(a)) nor agree to any material alteration to the terms of any Approved Manager’s appointment;

(f)	de-activate or lay up the Ship; or

(g)	put the Ship into the possession of any person for the purpose of work being done upon it in an amount exceeding or likely to exceed $5,000,000 (or the equivalent in any other currency) unless the Borrower has established to the reasonable satisfaction of the Agent that the Borrower has sufficient reserves to pay for the cost of such work.

14.13	Notice of Mortgage. The Borrower shall keep the Mortgage registered against the Ship as a valid first priority mortgage, carry on board the Ship a certified copy of the Mortgage and place and maintain in a conspicuous place in the navigation room and the Master’s cabin of the Ship a framed printed notice stating that the Ship is mortgaged by the Borrower to the Security Trustee.

14.14	Sharing of Earnings. The Borrower shall not enter into any agreement or arrangement for the sharing of any Earnings.

14.15	ISPS Code. The Borrower shall comply with the ISPS Code and in particular, without limitation, shall:

(a)	procure that the Ship and the company responsible for the Ship’s compliance with the ISPS Code comply with the ISPS Code; and

(b)	maintain for the Ship an ISSC; and

(c)	notify the Agent immediately in writing of any actual or threatened withdrawal, suspension, cancellation or modification of the ISSC.

15	SECURITY COVER
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15.1	Minimum required security cover. Clause 15.2 applies if the Agent notifies the Borrower that:

(a)	the market value (determined as provided in Clause 15.3) of the Ship; plus

(b)	the net realisable value of any additional security previously provided under this Clause 15;

is below 120 per cent. of the Loan.

15.2	Provision of additional security; prepayment. If the Agent serves a notice on the Borrower under Clause 15.1, the Borrower shall, within 1 month after the date on which the Agent’s notice is served, either:

(a)	provide, or ensure that a third party provides, additional security, in favour of the Security Trustee (on behalf of the Lenders and the Swap Banks), of a type acceptable to the Majority Lenders which, in the opinion of the Majority Lenders, has a net realisable value at least equal to the shortfall and is documented in such terms as the Agent may, with the authorisation of the Majority Lenders, approve or require; or

(b)	prepay such part (at least) of the Loan as will eliminate the shortfall.

15.3	Valuation of Ship. The market value of the Ship shall be determined (i) on delivery of the Ship, (ii) on the date each compliance certificate is provided in relation to the annual accounts of the Borrower, (iii) upon request of the Agent (acting on the instructions of the Majority Lenders) 6 months after a valuation was last submitted and (iv) upon the request of the Agent if the Agent considers that an Event of Default has occurred or that there may be a risk that the requirements of Clause 15.1 are not then being complied with. The “Fair Market Value” of the Ship is that shown by the average of 2 valuations each prepared:

(a)	as at a date not more than 45 days previously;

(b)	by 2 Approved Shipbrokers, with 1 selected by the Agent and 1 selected by the Borrower but following an Event of Default which is continuing, with both selected by the Agent;

(c)	with or without physical inspection of the Ship (as the Agent may require);

(d)	on the basis of a sale for prompt delivery for cash on normal arm’s length commercial terms as between a willing seller and a willing buyer, free of any existing charter or other contract of employment;

(e)	after deducting the estimated amount of the usual and reasonable expenses which would be incurred in connection with the sale.

15.4	Value of additional vessel security. The net realisable value of any additional security which is provided under Clause 15.2 and which consists of a Security Interest over a vessel shall be that shown by a valuation complying with the requirements of Clause 15.3.

15.5	Valuations binding. Any valuation under Clause 15.2, 15.3 or 15.4 shall be binding and conclusive as regards the Borrower, as shall be any valuation which the Majority Lenders make of any additional security which does not consist of or include a Security Interest.
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15.6	Provision of information. The Borrower shall promptly provide the Agent and any shipbroker or expert acting under Clause 15.3 or 15.4 with any information which the Agent or the shipbroker or expert may reasonably request for the purposes of the valuation; and, if the Borrower fails to provide the information by the date specified in the request, the valuation may be made on any basis and assumptions which the shipbroker or the Majority Lenders (or the expert appointed by them) consider prudent.

15.7	Payment of valuation expenses. Without prejudice to the generality of the Borrower’s obligations under Clauses 20.2, 20.3 and 21.3, the Borrower shall, on demand, pay the Agent the amount of the fees and expenses of any shipbroker or expert instructed by the Agent under this Clause (no more than twice per year unless an Event of Default has occurred which is continuing) and all legal and other expenses incurred by any Creditor Party in connection with any matter arising out of this Clause.

15.8	Application of prepayment. Clause 8 shall apply in relation to any prepayment pursuant to Clause 15.2(b).

16	PAYMENTS AND CALCULATIONS

16.1	Currency and method of payments. All payments to be made by the Lenders or by the Borrower under a Finance Document shall be made to the Agent or to the Security Trustee, in the case of an amount payable to it:

(a)	by not later than 11.00 a.m. (New York City time) on the due date;

(b)	in same day Dollar funds settled through the New York Clearing House Interbank Payments System (or in such other Dollar funds and/or settled in such other manner as the Agent shall specify as being customary at the time for the settlement of international transactions of the type contemplated by this Agreement);

(c)	in the case of an amount payable by a Lender to the Agent or by the Borrower to the Agent or any Lender, to such account with such bank as the Agent may from time to time notify to the Borrower and the other Creditor Parties; and

(d)	in the case of an amount payable to the Security Trustee, to such account as it may from time to time notify to the Borrower and the other Creditor Parties.

16.2	Payment on non-Business Day. If any payment by the Borrower under a Finance Document would otherwise fall due on a day which is not a Business Day:

(a)	the due date shall be extended to the next succeeding Business Day; or

(b)	if the next succeeding Business Day falls in the next calendar month, the due date shall be brought forward to the immediately preceding Business Day;

and interest shall be payable during any extension under paragraph (a) at the rate payable on the original due date.

16.3	Basis for calculation of periodic payments. All interest and commitment fee and any other payments under any Finance Document which are of an annual or periodic nature shall accrue from day to day and shall be calculated on the basis of the actual number of days elapsed and a 360 day year.
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16.4	Distribution of payments to Creditor Parties. Subject to Clauses 16.5, 16.6 and 16.7:

(a)	any amount received by the Agent under a Finance Document for distribution or remittance to a Lender, a Swap Counterparty or the Security Trustee shall be made available by the Agent to that Lender, that Swap Counterparty or, as the case may be, the Security Trustee by payment, with funds having the same value as the funds received, to such account as the Lender, the Swap Counterparty or, as the case may be, the Security Trustee may have notified to the Agent not less than 5 Business Days previously; and

(b)	amounts to be applied in satisfying amounts of a particular category which are due to the Lenders and/or the Swap Counterparties generally shall be distributed by the Agent to each Lender and each Swap Counterparty pro rata to the amount in that category which is due to it.

16.5	Permitted deductions by Agent. Notwithstanding any other provision of this Agreement or any other Finance Document, the Agent may, before making an amount available to a Lender or a Swap Counterparty, deduct and withhold from that amount any sum which is then due and payable to the Agent from that Lender or that Swap Counterparty under any Finance Document or any sum which the Agent is then entitled under any Finance Document to require that Lender or that Swap Counterparty to pay on demand.

16.6	Agent only obliged to pay when monies received. Notwithstanding any other provision of this Agreement or any other Finance Document, the Agent shall not be obliged to make available to the Borrower, any Lender or any Swap Counterparty any sum which the Agent is expecting to receive for remittance or distribution to the Borrower or that Lender or that Swap Counterparty until the Agent has satisfied itself that it has received that sum.

16.7	Refund to Agent of monies not received. If and to the extent that the Agent makes available a sum to the Borrower, or a Lender or a Swap Counterparty, without first having received that sum, the Borrower or the Lender concerned or (as the case may be) the Swap Counterparty concerned shall, on demand:

(a)	refund the sum in full to the Agent; and

(b)	pay to the Agent the amount (as certified by the Agent) which will indemnify the Agent against any funding or other loss, liability or expense incurred by the Agent as a result of making the sum available before receiving it.

16.8	Agent may assume receipt. Clause 16.7 shall not affect any claim which the Agent has under the law of restitution, and applies irrespective of whether the Agent had any form of notice that it had not received the sum which it made available.

16.9	Creditor Party accounts. Each Creditor Party shall maintain accounts showing the amounts owing to it by the Borrower and each Security Party under the Finance Documents and all payments in respect of those amounts made by the Borrower and any Security Party.

16.10	Agent’s memorandum account. The Agent shall maintain a memorandum account showing the amounts advanced by the Lenders and all other sums owing to the Agent, the Security Trustee and each Lender from the Borrower and each Security Party under the
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Finance Documents and all payments in respect of those amounts made by the Borrower and any Security Party.

16.11	Accounts prima facie evidence. If any accounts maintained under Clauses 16.9 and 16.10 show an amount to be owing by the Borrower or a Security Party to a Creditor Party, those accounts shall be prima facie evidence that that amount is owing to that Creditor Party.

17	APPLICATION OF RECEIPTS

17.1	Normal order of application. Except as any Finance Document may otherwise provide, any sums which are received or recovered by any Creditor Party under or by virtue of any Finance Document after service of notice on the Borrower under Clause 19.2(a)(i) or (ii) shall be applied:

(a)	FIRST: in or towards payment pro rata of any unpaid fees, costs and expenses of the Agent and the Security Trustee under the Finance Documents;

(b)	SECONDLY: in or towards payment pro rata of any accrued interest or commission due but unpaid under this Agreement;

(c)	THIRDLY: in or towards payment pro rata of any principal due but unpaid under this Agreement;

(d)	FOURTHLY: in or towards payment pro rata of any other amounts due but unpaid under any Finance Document;

(e)	FIFTHLY: in retention of an amount equal to any amount not then due and payable under any Finance Document but which the Agent, by notice to the Borrower, the Security Parties and the other Creditor Parties, states in its opinion will or may become due and payable in the future and, upon those amounts becoming due and payable, in or towards satisfaction of them in accordance with the provisions of Clause 17.1(a), 17.1(b), 17.1(c) and 17.1(d);

(f)	SIXTHLY: in or towards satisfaction pro rata of any amount then due and payable under any Master Agreement which relates to a Designated Transaction;

(g)	SEVENTHLY: in retention of an amount equal to any amount not then due and payable under any Master Agreement which relates to a Designated Transactions but which the Agent, by notice to the Borrower, the Security Parties and the other Creditor Parties, states in its opinion will or may become due and payable in the future and, upon those amounts becoming due and payable, in or towards satisfaction of them in accordance with the provisions of Clause 17.1(f); and

(h)	EIGHTHLY: any surplus shall be paid to the Borrower or to any other person appearing to be entitled to it.

17.2	Variation of order of application. The Agent may, with the authorisation of the Majority Lenders and the Swap Counterparties, by notice to the Borrower, the Security Parties and the other Creditor Parties provide for a different manner of application from that set out in Clause 17.1 either as regards a specified sum or sums or as regards sums in a specified category or categories.

17.3	Notice of variation of order of application. The Agent may give notices under Clause 17.2 from time to time; and such a notice may be stated to apply not only to sums which
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may be received or recovered in the future, but also to any sum which has been received or recovered on or after the third Business Day before the date on which the notice is served.

17.4	Appropriation rights overridden. This Clause 17 and any notice which the Agent gives under Clause 17.2 shall override any right of appropriation possessed, and any appropriation made, by the Borrower or any Security Party.

18	APPLICATION OF EARNINGS

18.1	Payment of Earnings. The Borrower undertakes with each Creditor Party to ensure that, throughout the Security Period (and subject only to the provisions of the General Assignment), all the Earnings are paid to the Earnings Account. The Earnings shall, subject to Clause 11.24, be available to the Borrower provided that no Event of Default has occurred and is continuing.

18.2	Location of accounts. The Borrower shall promptly:

(a)	comply with any requirement of the Agent as to the location or re-location of the Earnings Account; and

(b)	execute any documents which the Agent specifies to create or maintain in favour of the Security Trustee a Security Interest over (and/or rights of set-off, consolidation or other rights in relation to) the Earnings Account.

18.3	Debits for expenses etc. The Agent shall be entitled (but not obliged) from time to time to debit the Earnings Account without prior notice in order to discharge any amount due and payable under Clause 20 or 21 to a Creditor Party or payment of which any Creditor Party has become entitled to demand under Clause 20 or 21.

19	EVENTS OF DEFAULT

19.1	Events of Default. An Event of Default occurs if:

(a)	The Borrower or any Security Party fails to pay when due or (if so payable) on demand any sum payable under a Finance Document or under any document relating to a Finance Document; or

(b)	any breach occurs of:

(i)	Clauses 9.2, 9.3, 11.2, 11.3, 11.4, 11.25(b), 12.2, 12.3, 12.4 or 15.2 of this Agreement; or

(ii)	clauses 11.13 and 11.15 of the Guarantee from GasLog; or

(iii)	clause 11.12 of the Guarantee from GasLog Carriers; or

(c)	any breach by the Borrower or any Security Party occurs of any provision of a Finance Document (other than a breach covered by paragraphs (a) or (b)) if, in the opinion of the Majority Lenders, such default is capable of remedy, and such default continues unremedied 10 Business Days after written notice from the Agent requesting action to remedy the same; or
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(d)	(subject to any applicable grace period specified in the Finance Document) any breach by the Borrower or any Security Party occurs of any provision of a Finance Document (other than a breach covered by paragraphs (a), (b) or (c)); or

(e)	any representation, warranty or statement made by, or by an officer of, the Borrower or a Security Party in a Finance Document or in a Drawdown Notice or any other notice or document relating to a Finance Document is untrue or misleading when it is made; or

(f)	any of the following occurs in relation to any Financial Indebtedness of a Relevant Person in respect of a sum of, or sums aggregating, $1,000,000 or more (in the case of a Relevant Person other than a Guarantor) or $5,000,000 or more (in the case of a Guarantor) or the equivalent in another currency:

(i)	any Financial Indebtedness of a Relevant Person is not paid when due; or

(ii)	any Financial Indebtedness of a Relevant Person becomes due and payable or capable of being declared due and payable prior to its stated maturity date as a consequence of any event of default; or

(iii)	a lease, hire purchase agreement or charter creating any Financial Indebtedness of a Relevant Person is terminated by the lessor or owner or becomes capable of being terminated as a consequence of any termination event; or

(iv)	any overdraft, loan, note issuance, acceptance credit, letter of credit, guarantee, foreign exchange or other facility, or any swap or other derivative contract or transaction, relating to any Financial Indebtedness of a Relevant Person ceases to be available or becomes capable of being terminated as a result of any event of default, or cash cover is required, or becomes capable of being required, in respect of such a facility as a result of any event of default; or

(v)	any Security Interest securing any Financial Indebtedness of a Relevant Person becomes enforceable;

(g)	any of the following occurs in relation to a Relevant Person:

(i)	a Relevant Person becomes unable to pay its debts as they fall due; or

(ii)	any assets of a Relevant Person are subject to any form of execution, attachment, arrest, sequestration or distress in respect of a sum of, or sums aggregating, $1,000,000 or more (in the case of a Relevant Person other than a Guarantor) or $5,000,000 or more (in the case of a Guarantor) or in either case the equivalent in another currency; or

(iii)	any administrative or other receiver is appointed over any asset of a Relevant Person; or

(iv)	an administrator is appointed (whether by the court or otherwise) in respect of a Relevant Person; or

(v)	any formal declaration of bankruptcy or any formal statement to the effect that a Relevant Person is insolvent or likely to become insolvent is made by a Relevant Person or by the directors of a Relevant Person or, in any proceedings, by a lawyer acting for a Relevant Person; or
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(vi)	a provisional liquidator is appointed in respect of a Relevant Person, a winding up order is made in relation to a Relevant Person or a winding up resolution is passed by a Relevant Person; or

(vii)	a resolution is passed, an administration notice is given or filed, an application or petition to a court is made or presented or any other step is taken by (aa) a Relevant Person, (bb) the members or directors of a Relevant Person, (cc) a holder of Security Interests which together relate to all or substantially all of the assets of a Relevant Person, or (dd) a government minister or public or regulatory authority for or with a view to the winding up of that or another Relevant Person or the appointment of a provisional liquidator or administrator in respect of that or another Relevant Person, or that or another Relevant Person ceasing or suspending business operations or payments to creditors, save that this paragraph does not apply to a fully solvent winding up of a Relevant Person other than the Borrower or the Guarantors which is, or is to be, effected for the purposes of an amalgamation or reconstruction previously approved by the Majority Lenders and effected not later than 3 months after the commencement of the winding up; or

(viii)	an administration notice is given or filed, an application or petition to a court is made or presented or any other step is taken by a creditor of a Relevant Person (other than a holder of Security Interests which together relate to all or substantially all of the assets of a Relevant Person) for the winding up of a Relevant Person or the appointment of a provisional liquidator or administrator in respect of a Relevant Person, unless the proposed winding up, appointment of a provisional liquidator or administration is being contested in good faith, on substantial grounds and not with a view to some other insolvency law procedure being implemented instead and either (aa) the application or petition is dismissed or withdrawn within 30 days of being made or presented, or (bb) within 30 days of the administration notice being given or filed, or the other relevant steps being taken, other action is taken which will ensure that there will be no administration and (in both cases (aa) or (bb)) the Relevant Person will continue to carry on business in the ordinary way and without being the subject of any actual, interim or pending insolvency law procedure; or

(ix)	a Relevant Person or its directors take any steps (whether by making or presenting an application or petition to a court, or submitting or presenting a document setting out a proposal or proposed terms, or otherwise) with a view to obtaining, in relation to that or another Relevant Person, any form of moratorium, suspension or deferral of payments, reorganisation of debt (or certain debt) or arrangement with all or a substantial proportion (by number or value) of creditors or of any class of them or any such moratorium, suspension or deferral of payments, reorganisation or arrangement is effected by court order, by the filing of documents with a court, by means of a contract or in any other way at all; or

(x)	any meeting of the members or directors, or of any committee of the board or senior management, of a Relevant Person is held or summoned for the purpose of considering a resolution or proposal to authorise or take any action of a type described in paragraphs (iv) to (ix) or a step preparatory to such action, or (with or without such a meeting) the members, directors or such a committee resolve or agree that such an action or step should be taken or should be taken if certain conditions materialise or fail to materialise; or
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(xi)	in a country other than England, any event occurs, any proceedings are opened or commenced or any step is taken which, in the opinion of the Majority Lenders is similar to any of the foregoing; or

(h)	the Borrower ceases or suspends carrying on its business or a part of its business which, in the reasonable opinion of the Majority Lenders, is material in the context of this Agreement; or

(i)	it becomes unlawful or impossible:

(i)	for the Borrower or any Security Party to discharge any liability under a Finance Document or to comply with any other obligation which the Majority Lenders consider material under a Finance Document; or

(ii)	for the Agent, the Security Trustee, the Lenders or the Swap Banks to exercise or enforce any right under, or to enforce any Security Interest created by, a Finance Document; or

(j)	any official consent necessary to enable the Borrower to own, operate or charter the Ship or to enable the Borrower or any Security Party to comply with any provision which the Majority Lenders reasonably consider material of a Finance Document or the Shipbuilding Contract is not granted, expires without being renewed, is revoked or becomes liable to revocation or any condition of such a consent is not fulfilled; or

(k)	any provision which the Majority Lenders consider material of a Finance Document proves to have been or becomes invalid or unenforceable, or a Security Interest created by a Finance Document proves to have been or becomes invalid or unenforceable or such a Security Interest proves to have ranked after, or loses its priority to, another Security Interest or any other third party claim or interest; or

(l)	the security constituted by a Finance Document is in any way imperilled or in jeopardy; or

(m)	an Event of Default (as defined in section 14 of a Master Agreement) occurs which is continuing; or

(n)	a Master Agreement is terminated, cancelled, suspended, rescinded or revoked or otherwise ceases to remain in full force and effect for any reason except with the consent of the Agent, acting with the authorisation of the Majority Lenders; or

(o)	without the prior written consent of the Agent (acting with the authorisation of the Majority Lenders), the Holding Company ceases to hold the legal title and beneficial ownership of:

(i)	on or before 4 April 2015, 20 per cent. of the issued and allotted shares of GasLog; or

(ii)	following 4 April 2015, 15 per cent. of the issued and allotted shares of GasLog; or

(p)	there occurs or develops a change in the financial position, state of affairs or prospects of the Borrower or any Security Party since 31 December 2010 which, in the reasonable opinion of the Majority Lenders, has a material adverse effect on the Borrower’s or any
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Security Party’s ability to discharge its liabilities under the Finance Documents as they fall due.

19.2	Actions following an Event of Default. On, or at any time after, the occurrence of an Event of Default which is continuing:

(a)	the Agent may, and if so instructed by the Majority Lenders, the Agent shall:

(i)	serve on the Borrower a notice stating that the Commitments and all other obligations of each Lender to the Borrower under this Agreement are terminated; and/or

(ii)	serve on the Borrower a notice stating that the Loan, all accrued interest and all other amounts accrued or owing under this Agreement are immediately due and payable or are due and payable on demand; and/or

(iii)	take any other action which, as a result of the Event of Default or any notice served under paragraph (i) or (ii), the Agent and/or the Lenders are entitled to take under any Finance Document or any applicable law; and/or

(b)	the Security Trustee may, and if so instructed by the Agent, acting with the authorisation of the Majority Lenders, the Security Trustee shall take any action which, as a result of the Event of Default or any notice served under paragraph (a) (i) or (ii), the Security Trustee, the Agent, the Lenders and/or the Swap Counterparties are entitled to take under any Finance Document or any applicable law.

19.3	Termination of Commitments. On the service of a notice under Clause 19.2(a)(i), the Commitments and all other obligations of each Lender to the Borrower under this Agreement shall terminate.

19.4	Acceleration of Loan. On the service of a notice under Clause 19.2(a)(ii), the Loan, all accrued interest and all other amounts accrued or owing from the Borrower or any Security Party under this Agreement and every other Finance Document shall become immediately due and payable or, as the case may be, payable on demand.

19.5	Multiple notices; action without notice. The Agent may serve notices under Clauses 19.2(a)(i) or (ii) simultaneously or on different dates and it and/or the Security Trustee may take any action referred to in Clause 19.2 if no such notice is served or simultaneously with or at any time after the service of both or either of such notices.

19.6	Notification of Creditor Parties and Security Parties. The Agent shall send to each Lender, each Swap Counterparty, the Security Trustee and each Security Party a copy or the text of any notice which the Agent serves on the Borrower under Clause 19.2; but the notice shall become effective when it is served on the Borrower, and no failure or delay by the Agent to send a copy or the text of the notice to any other person shall invalidate the notice or provide the Borrower or any Security Party with any form of claim or defence.

19.7	Creditor Parties’ rights unimpaired. Nothing in this Clause shall be taken to impair or restrict the exercise of any right given to individual Lenders or Swap Counterparties under a Finance Document, a Master Agreement or the general law; and, in particular, this Clause is without prejudice to Clause 3.1.
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19.8	Exclusion of Creditor Party liability. No Creditor Party, and no receiver or manager appointed by the Security Trustee, shall have any liability to the Borrower or a Security Party:

(a)	for any loss caused by an exercise of rights under, or enforcement of a Security Interest created by, a Finance Document or by any failure or delay to exercise such a right or to enforce such a Security Interest; or

(b)	as mortgagee in possession or otherwise, for any income or principal amount which might have been produced by or realised from any asset comprised in such a Security Interest or for any reduction (however caused) in the value of such an asset;

except that this does not exempt a Creditor Party or a receiver or manager from liability for losses shown to have been directly and mainly caused by the dishonesty or the wilful misconduct of such Creditor Party’s own officers and employees or (as the case may be) such receiver’s or manager’s own partners or employees.

19.9	Relevant Persons. In this Clause 19 “Relevant Persons” means the Borrower, the Security Parties and each technical Approved Manager and, in the singular, means any of them.

19.10	Interpretation. In Clause 19.1(f) references to an event of default or a termination event include any event, howsoever described, which is similar to an event of default in a facility agreement or a termination event in a finance lease; and in Clause 19.1(g) “petition” includes an application.

19.11	Position of Swap Counterparties. Prior to such time as the Loan has been repaid in full, neither the Agent nor the Security Trustee shall be obliged, in connection with any action taken or proposed to be taken under or pursuant to the foregoing provisions of this Clause 19, to have any regard to the requirements of a Swap Counterparty except to the extent that such Swap Counterparty is also a Lender.

20	FEES AND EXPENSES

20.1	Arrangement, commitment, agency fees. The Borrower shall pay to the Agent:

(a)	on the Original Loan Agreement Date, a non-refundable arrangement fee and a non-refundable structuring fee each in an amount previously agreed in writing between the Agent and GasLog, for distribution among the Lenders and the Lead Arrangers in the proportions agreed by the Agent and the Lenders;

(b)	quarterly in arrears and on each Drawdown Date during the period from (and including) 10 August 2011 to the earlier of (i) the final Drawdown Date and (ii) the end of the Availability Period and on the last day of that period, for the account of the Lenders, a commitment fee at the rate of 0.7875 per cent. per annum on the amount of the Total Commitments less the amount of the Loan, for distribution among the Lenders pro rata to their Commitments; and

(c)	on the Original Loan Agreement Date and on each anniversary thereof during the Security Period, an annual agency fee of an amount previously agreed in writing between the Agent and GasLog.
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20.2	Costs of negotiation, preparation etc. The Borrower shall pay to the Agent on its demand the amount of all expenses incurred by the Agent or the Security Trustee in connection with the negotiation, preparation, execution or registration of any Finance Document or any related document or with any transaction contemplated by a Finance Document or a related document.

20.3	Costs of variations, amendments, enforcement etc. The Borrower shall pay to the Agent, on the Agent’s demand, for the account of the Creditor Party concerned the amount of all expenses (reasonably in the case of (a), (b) and (c) below) incurred by a Creditor Party in connection with:

(a)	any amendment or supplement to a Finance Document, or any proposal for such an amendment to be made;

(b)	any consent or waiver by the Lenders, the Swap Banks, the Majority Lenders or the Creditor Party concerned under or in connection with a Finance Document, or any request for such a consent or waiver;

(c)	the valuation of any security provided or offered under Clause 15 or any other matter relating to such security; or

(d)	any step taken by the Creditor Party concerned with a view to the protection, exercise or enforcement of any right or Security Interest created by a Finance Document or for any similar purpose.

There shall be recoverable under paragraph (d) the full amount of all legal expenses, whether or not such as would be allowed under rules of court or any taxation or other procedure carried out under such rules.

20.4	Documentary taxes. The Borrower shall promptly pay any tax payable on or by reference to any Finance Document, and shall, on the Agent’s demand, fully indemnify each Creditor Party against any claims, expenses, liabilities and losses resulting from any failure or delay by the Borrower to pay such a tax.

20.5	Financial Conduct Authority, Prudential Regulation Authority etc fees. The Borrower shall pay to the Agent, on the Agent’s demand, for the account of the Lender concerned the amounts which the Agent from time to time notifies the Borrower that a Lender has notified the Agent to be necessary to compensate that Lender for the cost attributable to its Contribution resulting from the imposition from time to time under or pursuant to the Bank of England Act 1998 and/or by the Bank of England and/or by the Financial Conduct Authority and/or by the Prudential Regulation Authority (and/or, in any such case, by any other authority which replaces all or any of its functions) of a requirement to pay fees calculated by reference to liabilities used to fund that Lender’s Contribution.

20.6	Certification of amounts. A notice which is signed by 2 officers of a Creditor Party, which states that a specified amount, or aggregate amount, is due to that Creditor Party under this Clause 20 and which indicates the matters in respect of which the amount, or aggregate amount, is due shall be prima facie evidence that the amount, or aggregate amount, is due.

21	INDEMNITIES
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21.1	Indemnities regarding borrowing and repayment of Loan. The Borrower shall fully indemnify the Agent and each Lender on the Agent’s demand and the Security Trustee on its demand in respect of all claims, expenses, liabilities and losses which are made or brought against or incurred by that Creditor Party, or which that Creditor Party reasonably and with due diligence estimates that it will incur, as a result of or in connection with:

(a)	an Advance not being borrowed on the date specified in the Drawdown Notice for any reason other than a default by the Lender claiming the indemnity;

(b)	the receipt or recovery of all or any part of the Loan or an overdue sum otherwise than on the last day of an Interest Period or other relevant period;

(c)	any failure (for whatever reason) by the Borrower to make payment of any amount due under a Finance Document on the due date or, if so payable, on demand (after giving credit for any default interest paid by the Borrower on the amount concerned under Clause 7);

(d)	the occurrence and/or continuance of an Event of Default or a Potential Event of Default and/or the acceleration of repayment of the Loan under Clause 19;

(e)	any claim, action, civil penalty or fine against, any settlement, and any other kind of loss or liability, and all reasonable costs and expenses (including reasonable counsel fees and disbursements) incurred by any Creditor Party as a result of conduct of the Borrower, any Security Party or any of their respective partners, directors, officers, employees, agents or advisors, that violates any Sanctions Laws, and in respect of any tax (other than tax on its overall net income) for which a Creditor Party is liable in connection with any amount paid or payable to that Creditor Party (whether for its own account or otherwise) under any Finance Document.

21.2	Breakage costs. Without limiting its generality, Clause 21.1 covers any Break Costs or claim, expense, liability or loss including a loss of prospective profit, incurred by a Lender:

(a)	in liquidating or employing deposits from third parties acquired or arranged to fund or maintain all or any part of its Contribution and/or any overdue amount (or an aggregate amount which includes its Contribution or any overdue amount); and

(b)	in terminating, or otherwise in connection with, any interest and/or currency swap or any other transaction entered into (whether with another legal entity or with another office or department of the Lender concerned) to hedge any exposure arising under this Agreement or that part which the Lender concerned determines is fairly attributable to this Agreement of the amount of the liabilities, expenses or losses (including losses of prospective profits) incurred by it in terminating, or otherwise in connection with, a number of transactions of which this Agreement is one.

21.3	Miscellaneous indemnities. The Borrower shall fully indemnify each Creditor Party severally on their respective demands in respect of all claims, expenses, liabilities and losses which may be made or brought against or incurred by a Creditor Party, in any country, as a result of or in connection with:
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(a)	any action taken, or omitted or neglected to be taken, under or in connection with any Finance Document by the Agent, the Security Trustee or any other Creditor Party or by any receiver appointed under a Finance Document; or

(b)	any other Pertinent Matter;

other than claims, expenses, liabilities and losses which are shown to have been caused by the dishonesty or wilful misconduct of the officers or employees of the Creditor Party concerned.

Without prejudice to its generality, this Clause 21.3 covers any claims, expenses, liabilities and losses which arise, or are asserted, under or in connection with any law relating to safety at sea, the ISM Code, the ISPS Code, any Environmental Law or any Sanctions Laws.

21.4	Currency indemnity. If any sum due from the Borrower or any Security Party to a Creditor Party under a Finance Document or under any order or judgment relating to a Finance Document has to be converted from the currency in which the Finance Document provided for the sum to be paid (the “Contractual Currency”) into another currency (the “Payment Currency”) for the purpose of:

(a)	making or lodging any claim or proof against the Borrower or any Security Party, whether in its liquidation, any arrangement involving it or otherwise; or

(b)	obtaining an order or judgment from any court or other tribunal; or

(c)	enforcing any such order or judgment;

the Borrower shall indemnify the Creditor Party concerned against the loss arising when the amount of the payment actually received by that Creditor Party is converted at the available rate of exchange into the Contractual Currency.

In this Clause 21.4, the “available rate of exchange” means the rate at which the Creditor Party concerned is able at the opening of business (London time) on the Business Day after it receives the sum concerned to purchase the Contractual Currency with the Payment Currency.

This Clause 21.4 creates a separate liability of the Borrower which is distinct from its other liabilities under the Finance Documents and which shall not be merged in any judgment or order relating to those other liabilities.

21.5	Application to Master Agreements. For the avoidance of doubt, Clause 21.4 does not apply in respect of sums due from the Borrower to a Swap Counterparty under or in connection with a Master Agreement as to which sums the provisions of section 8 (Contractual Currency) of that Master Agreement shall apply.

21.6	Certification of amounts. A notice which is signed by 2 officers of a Creditor Party, which states that a specified amount, or aggregate amount, is due to that Creditor Party under this Clause 21 and which indicates the matters in respect of which the amount, or aggregate amount, is due shall be prima facie evidence that the amount, or aggregate amount, is due.

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21.7	Sums deemed due to a Lender. For the purposes of this Clause 21, a sum payable by the Borrower to the Agent or the Security Trustee for distribution to a Lender shall be treated as a sum due to that Lender.

22	NO SET-OFF OR TAX DEDUCTION

22.1	No deductions. All amounts due from the Borrower under a Finance Document shall be paid:

(a)	without any form of set-off, cross-claim or condition; and

(b)	free and clear of any tax deduction except a tax deduction which the Borrower is required by law to make or a FATCA Deduction.

22.2	Grossing-up for taxes. If the Borrower is required by law to make a tax deduction (other than a FATCA Deduction) from any payment:

(a)	the Borrower shall notify the Agent as soon as it becomes aware of the requirement;

(b)	the Borrower shall pay the tax deducted to the appropriate taxation authority promptly, and in any event before any fine or penalty arises;

(c)	the amount due in respect of the payment shall be increased by the amount necessary to ensure that each Creditor Party receives and retains (free from any liability relating to the tax deduction) a net amount which, after the tax deduction, is equal to the full amount which it would otherwise have received.

22.3	Evidence of payment of taxes. Within 1 month after making any tax deduction, the Borrower shall deliver to the Agent documentary evidence satisfactory to the Agent that the tax had been paid to the appropriate taxation authority.

22.4	Exclusion of tax on overall net income. In this Clause 22 “tax deduction” means any deduction or withholding for or on account of any present or future tax except tax on a Creditor Party’s overall net income.

22.5	Application to Master Agreements. For the avoidance of doubt, Clause 22 does not apply in respect of sums due from the Borrower to a Swap Counterparty under or in connection with a Master Agreement as to which sums the provisions of section 2(d) (Deduction or Withholding for Tax) of that Master Agreement shall apply.

22.6	FATCA

(a)	FATCA Information

(i)	Subject to paragraph (iii) below, each party to a Finance Document shall, within 10 Business Days of a reasonable request by another party to the Finance Documents:

(A)	confirm to that other party whether it is a FATCA Exempt Party or is not a FATCA Exempt Party; and

(B)	supply to the requesting party such forms, documentation and other information relating to its status under FATCA (including its applicable
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“passthru percentage” or other information required under the U.S. Treasury regulations or other official guidance including intergovernmental agreements) as the requesting party reasonably requests for the purposes of such requesting party’s compliance with FATCA.

(ii)	If a party to any Finance Document confirms to another party pursuant to Clause 22.6(a)(i) above that it is a FATCA Exempt Party and it subsequently becomes aware that it is not, or has ceased to be a FATCA Exempt Party, that party shall notify that other party and the Agent reasonably promptly.

(iii)	Sub-clause (i) above shall not oblige any Creditor Party to do anything which would or might in its reasonable opinion constitute a breach of any law or regulation, any fiduciary duty or any duty of confidentiality.

(iv)	If a party to any Finance Document fails to confirm its status or to supply forms, documentation or other information requested in accordance with sub-clause (i) above (including, for the avoidance of doubt, where sub-clause (iii) above applies), then:

(A)	if that party failed to confirm whether it is (and/or remains) a FATCA Exempt Party then such party shall be treated for the purposes of the Finance Documents as if it is not a FATCA Exempt Party; and

(B)	if that party failed to confirm its applicable passthru percentage then such party shall be treated for the purposes of the Finance Documents (and payments made thereunder) as if its applicable passthru percentage is 100 per cent., until (in each case) such time as the party in question provides the requested confirmation, forms, documentation or other information.

(b)	FATCA Deduction

(i)	Each party to a Finance Document may make any FATCA Deduction it is required to make by FATCA, and any payment required in connection with that FATCA Deduction, and no party to a Finance Document shall be required to increase any payment in respect of which it makes such a FATCA Deduction or otherwise compensate the recipient of the payment for that FATCA Deduction.

(ii)	Each party to a Finance Document shall promptly, upon becoming aware that it must make a FATCA Deduction (or that there is any change in the rate or the basis of such FATCA Deduction) notify the relevant party to a Finance Document to whom it is making the payment and, in addition, shall notify the Borrower, the Agent and the other Finance Parties.

23	ILLEGALITY, ETC

23.1	Illegality. This Clause 23 applies if a Lender (the “Notifying Lender”) notifies the Agent that it has become, or will with effect from a specified date, become:
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(a)	unlawful or prohibited as a result of the introduction of a new law, an amendment to an existing law or a change in the manner in which an existing law is or will be interpreted or applied; or

(b)	contrary to, or inconsistent with, any regulation,

for the Notifying Lender to maintain or give effect to any of its obligations under this Agreement in the manner contemplated by this Agreement.

23.2	Notification of illegality. The Agent shall promptly notify the Borrower, the Security Parties, the Security Trustee and the other Lenders of the notice under Clause 23.1 which the Agent receives from the Notifying Lender.

23.3	Prepayment; termination of Commitment. On the Agent notifying the Borrower under Clause 23.2, the Notifying Lender’s Commitment shall terminate; and thereupon or, if later, on the date specified in the Notifying Lender’s notice under Clause 23.1 as the date on which the notified event would become effective the Borrower shall prepay the Notifying Lender’s Contribution in accordance with Clause 8.

23.4	Mitigation. If circumstances arise which would result in a notification under Clause 23.1 then, without in any way limiting the rights of the Notifying Lender under Clause 23.3, the Notifying Lender shall use reasonable endeavours to transfer its obligations, liabilities and rights under this Agreement and the Finance Documents to another office or financial institution not affected by the circumstances but the Notifying Lender shall not be under any obligation to take any such action if, in its opinion, to do would or might:

(a)	have an adverse effect on its business, operations or financial condition; or

(b)	involve it in any activity which is unlawful or prohibited or any activity that is contrary to, or inconsistent with, any regulation; or

(c)	involve it in any expense (unless indemnified to its satisfaction) or tax disadvantage.

24	INCREASED COSTS

24.1	Increased costs. This Clause 24 applies if a Lender (the “Notifying Lender”) notifies the Agent that the Notifying Lender considers that as a result of:

(a)	the introduction or alteration after the Original Loan Agreement Date of a law or an alteration after the Original Loan Agreement Date in the manner in which a law is interpreted or applied (disregarding any effect which relates to the application to payments under this Agreement of a tax on the Lender’s overall net income); or

(b)	complying with any regulation (including any which relates to capital adequacy or liquidity controls or which affects the manner in which the Notifying Lender allocates capital resources to its obligations under this Agreement) which is introduced, or altered, or the interpretation or application of which is altered, after the Original Loan Agreement Date, the Notifying Lender (or a parent company of it) has incurred or will incur an “increased cost”.

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24.2	Meaning of “increased cost”. In this Clause 24, “increased cost” means, in relation to a Notifying Lender:

(a)	an additional or increased cost incurred as a result of, or in connection with, the Notifying Lender having entered into, or being a party to, this Agreement or a Transfer Certificate, of funding or maintaining its Commitment or Contribution or performing its obligations under this Agreement, or of having outstanding all or any part of its Contribution or other unpaid sums;

(b)	a reduction in the amount of any payment to the Notifying Lender under this Agreement or in the effective return which such a payment represents to the Notifying Lender or on its capital;

(c)	an additional or increased cost of funding all or maintaining all or any of the advances comprised in a class of advances formed by or including the Notifying Lender’s Contribution or (as the case may require) the proportion of that cost attributable to the Contribution; or

(d)	a liability to make a payment, or a return foregone, which is calculated by reference to any amounts received or receivable by the Notifying Lender under this Agreement;

but not an item attributable to a change in the rate of tax on the overall net income of the Notifying Lender (or a parent company of it) or an item covered by the indemnity for tax in Clause 21.1 or by Clause 22 or an item attributable to a FATCA Deduction required to be made by a party to a Finance Document or an item arising directly out of the implementation or application of or compliance with the “International Convergence of Capital Measurement and Capital Standards, a Revised Framework” published by the Basel Committee on Banking Supervision in June 2004, in the form existing on the Original Loan Agreement Date (“Basel II”) or any other law or regulation which implements Basel II (whether such implementation, application or compliance is by a government, regulator, Creditor Party or any of its affiliates) provided that this exception shall not apply to any Increased Cost arising directly or indirectly from the implementation or application of or compliance with the global regulatory standards on bank capital adequacy and liquidity referred to by the Basel Committee as “Basel III” or the “Basel III Framework” published in December 2010, together with any further guidance or standards in relation to “Basel III” or the “Basel III Framework” published or to be published by the Basel Committee.

For the purposes of this Clause 24.2 the Notifying Lender may in good faith allocate or spread costs and/or losses among its assets and liabilities (or any class of its assets and liabilities) on such basis as it considers appropriate.

24.3	Notification to Borrower of claim for increased costs. The Agent shall promptly notify the Borrower and the Security Parties of the notice which the Agent received from the Notifying Lender under Clause 24.1.

24.4	Payment of increased costs. The Borrower shall pay to the Agent, on the Agent’s demand, for the account of the Notifying Lender the amounts which the Agent from time to time notifies the Borrower that the Notifying Lender has specified to be necessary to compensate the Notifying Lender for the increased cost.

24.5	Notice of prepayment. If the Borrower is not willing to continue to compensate the Notifying Lender for the increased cost under Clause 24.4, the Borrower may give the
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Agent not less than 14 days’ notice of their intention to prepay the Notifying Lender’s Contribution at the end of an Interest Period

24.6	Prepayment; termination of Commitment. A notice under Clause 24.5 shall be irrevocable; the Agent shall promptly notify the Notifying Lender of the Borrower’s notice of intended prepayment; and:

(a)	on the date on which the Agent serves that notice, the Commitment of the Notifying Lender shall be cancelled; and

(b)	on the date specified in its notice of intended prepayment, the Borrower shall prepay (without premium or penalty) the Notifying Lender’s Contribution, together with accrued interest thereon at the applicable rate plus the Margin.

24.7	Application of prepayment. Clause 8 shall apply in relation to the prepayment.

25	SET-OFF

25.1	Application of credit balances. Each Creditor Party may without prior notice:

(a)	apply any balance (whether or not then due) which at any time stands to the credit of any account in the name of the Borrower at any office in any country of that Creditor Party in or towards satisfaction of any sum then due from the Borrower to that Creditor Party under any of the Finance Documents or Master Agreements provided that Citibank N.A., London Branch acting in its capacity as a Swap Bank shall not be entitled to set off amounts due to it under the Master Agreement to which it is a party against amounts in the Earnings Account held by Citibank N.A., London Branch in its capacity as an account bank; and

(b)	for that purpose:

(i)	break, or alter the maturity of, all or any part of a deposit of the Borrower;

(ii)	convert or translate all or any part of a deposit or other credit balance into Dollars;

(iii)	enter into any other transaction or make any entry with regard to the credit balance which the Creditor Party concerned considers appropriate.

25.2	Existing rights unaffected. No Creditor Party shall be obliged to exercise any of its rights under Clause 25.1; and those rights shall be without prejudice and in addition to any right of set-off, combination of accounts, charge, lien or other right or remedy to which a Creditor Party is entitled (whether under the general law or any document).

25.3	Sums deemed due to a Lender. For the purposes of this Clause 25, a sum payable by the Borrower to the Agent or the Security Trustee for distribution to, or for the account of, a Lender shall be treated as a sum due to that Lender; and each Lender’s proportion of a sum so payable for distribution to, or for the account of, the Lenders shall be treated as a sum due to such Lender.

25.4	No Security Interest. This Clause 25 gives the Creditor Parties a contractual right of set-off only and does not create any equitable charge or other Security Interest over any credit balance of the Borrower.
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26	TRANSFERS AND CHANGES IN LENDING OFFICES

26.1	Transfer by Borrower. The Borrower may not, without the consent of the Agent, given on the instructions of all the Lenders transfer any of its rights, liabilities or obligations under any Finance Document.

26.2	Transfer by a Lender. Subject to Clauses 26.4 and 26.11 and the proviso to this Clause 26.2, a Lender (the “Transferor Lender”) may at any time, with the consent of the Agent and (prior to an Event of Default) the Borrower (such consent of the Borrower not to be unreasonably withheld or delayed) but not any Security Party, cause:

(a)	its rights in respect of all or part (subject to a minimum of $10,000,000) of its Contribution; or

(b)	its obligations in respect of all or part (subject to a minimum of $10,000,000) of its Commitment; or

(c)	a combination of (a) and (b);

to be (in the case of its rights) transferred to, or (in the case of its obligations) assumed by, another bank or financial institution (a “Transferee Lender”) by delivering to the Agent a completed certificate in the form set out in Schedule 5 with any modifications approved or required by the Agent (a “Transfer Certificate”) executed by the Transferor Lender and the Transferee Lender Provided that a Lender may, without requiring the consent of the Borrower or any Security Party, transfer any its rights and/or obligations mentioned above at no cost or expense to the Borrower to:

(i)	any other branch of that Lender;

(ii)	any direct or indirect subsidiary or affiliate of that Lender; or

(iii)	a company of which that Lender is a subsidiary.

However any rights and obligations of the Transferor Lender in its capacity as Agent or Security Trustee will have to be dealt with separately in accordance with the Agency and Trust Agreement.

26.3	Transfer Certificate, delivery and notification. As soon as reasonably practicable after a Transfer Certificate is delivered to the Agent, it shall (unless it has reason to believe that the Transfer Certificate may be defective):

(a)	sign the Transfer Certificate on behalf of itself, the Borrower, the Security Parties, the Security Trustee, each of the other Lenders and each of Swap Banks;

(b)	on behalf of the Transferee Lender, send to the Borrower and each Security Party letters or faxes notifying them of the Transfer Certificate and attaching a copy of it;

(c)	send to the Transferee Lender copies of the letters or faxes sent under paragraph (b)

but the Agent shall only be obliged to execute a Transfer Certificate delivered to it by the Transferor Lender and the Transferee Lender once it is satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to the transfer to that Transferee Lender.

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26.4	Effective Date of Transfer Certificate. A Transfer Certificate becomes effective on the date, if any, specified in the Transfer Certificate as its effective date Provided that it is signed by the Agent under Clause 26.3, and the fee referred to in Clause 26.11 has been received by the Agent, on or before that date.

26.5	No transfer without Transfer Certificate. No assignment or transfer of any right or obligation of a Lender under any Finance Document is binding on, or effective in relation to, the Borrower, any Security Party, the Agent, the Security Trustee or a Swap Bank unless it is effected, evidenced or perfected by a Transfer Certificate.

26.6	Lender re-organisation; waiver of Transfer Certificate. However, if a Lender enters into any merger, de-merger or other reorganisation as a result of which all its rights or obligations vest in another person (the “successor”), the Agent may, if it sees fit, by notice to the successor and the Borrower and the Security Trustee waive the need for the execution and delivery of a Transfer Certificate; and, upon service of the Agent’s notice, the successor shall become a Lender with the same Commitment and Contribution as were held by the predecessor Lender.

26.7	Effect of Transfer Certificate. A Transfer Certificate takes effect in accordance with English law as follows:

(a)	to the extent specified in the Transfer Certificate, all rights and interests (present, future or contingent) which the Transferor Lender has under or by virtue of the Finance Documents are assigned to the Transferee Lender absolutely, free of any defects in the Transferor Lender’s title and of any rights or equities which the Borrower or any Security Party had against the Transferor Lender;

(b)	the Transferor Lender’s Commitment is discharged to the extent specified in the Transfer Certificate;

(c)	the Transferee Lender becomes a Lender with the Contribution previously held by the Transferor Lender and a Commitment of an amount specified in the Transfer Certificate;

(d)	the Transferee Lender becomes bound by all the provisions of the Finance Documents which are applicable to the Lenders generally, including those about pro-rata sharing and the exclusion of liability on the part of, and the indemnification of, the Agent and the Security Trustee and, to the extent that the Transferee Lender becomes bound by those provisions (other than those relating to exclusion of liability), the Transferor Lender ceases to be bound by them;

(e)	any part of the Loan which the Transferee Lender advances after the Transfer Certificate’s effective date ranks in point of priority and security in the same way as it would have ranked had it been advanced by the transferor, assuming that any defects in the transferor’s title and any rights or equities of the Borrower or any Security Party against the Transferor Lender had not existed;

(f)	the Transferee Lender becomes entitled to all the rights under the Finance Documents which are applicable to the Lenders generally, including but not limited to those relating to the Majority Lenders and those under Clause 5.7 and Clause 20, and to the extent that the Transferee Lender becomes entitled to such rights, the Transferor Lender ceases to be entitled to them; and
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(g)	in respect of any breach of a warranty, undertaking, condition or other provision of a Finance Document or any misrepresentation made in or in connection with a Finance Document, the Transferee Lender shall be entitled to recover damages by reference to the loss incurred by it as a result of the breach or misrepresentation, irrespective of whether the original Lender would have incurred a loss of that kind or amount.

The rights and equities of the Borrower or any Security Party referred to above include, but are not limited to, any right of set off and any other kind of cross-claim.

26.8	Maintenance of register of Lenders. During the Security Period the Agent shall maintain a register in which it shall record the name, Commitment, Contribution and administrative details (including the lending office) from time to time of each Lender holding a Transfer Certificate and the effective date (in accordance with Clause 26.4) of the Transfer Certificate; and the Agent shall make the register available for inspection by any Lender, the Security Trustee and the Borrower during normal banking hours, subject to receiving at least 3 Business Days prior notice.

26.9	Reliance on register of Lenders. The entries on that register shall, in the absence of manifest error, be conclusive in determining the identities of the Lenders and the amounts of their Commitments and Contributions and the effective dates of Transfer Certificates and may be relied upon by the Agent and the other parties to the Finance Documents for all purposes relating to the Finance Documents.

26.10	Authorisation of Agent to sign Transfer Certificates. The Borrower, the Security Trustee, each Lender and each Swap Bank irrevocably authorises the Agent to sign Transfer Certificates on its behalf.

26.11	Registration fee. In respect of any Transfer Certificate, the Agent shall be entitled to receive a registration fee of $3,500 from the Transferor Lender or (at the Agent’s option) the Transferee Lender.

26.12	Sub-participation; subrogation assignment. A Lender may sub-participate all or any part of its rights and/or obligations under or in connection with the Finance Documents without the consent of, or any notice to, the Borrower, any Security Party, the Agent or the Security Trustee; and the Lenders may assign, in any manner and terms agreed by the Majority Lenders, the Agent and the Security Trustee, all or any part of those rights to an insurer or surety who has become subrogated to them.

26.13	Disclosure of information. A Lender may disclose to a potential Transferee Lender or sub-participant any information which the Lender has received in relation to the Borrower, any Security Party or their affairs under or in connection with any Finance Document, unless the information is clearly of a confidential nature.

26.14	Change of lending office. A Lender may change its lending office by giving notice to the Agent and the change shall become effective on the later of:

(a)	the date on which the Agent receives the notice; and

(b)	the date, if any, specified in the notice as the date on which the change will come into effect.
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26.15	Notification. On receiving such a notice, the Agent shall notify the Borrower and the Security Trustee; and, until the Agent receives such a notice, it shall be entitled to assume that a Lender is acting through the lending office of which the Agent last had notice.

26.16	Replacement of Reference Bank. If any Reference Bank ceases to be a Lender or is unable on a continuing basis to supply quotations for the purposes of Clause 5 then, unless the Borrower, the Agent and the Majority Lenders otherwise agree, the Agent, acting on the instructions of the Majority Lenders, and after consulting the Borrower, shall appoint another bank (whether or not a Lender) to be a replacement Reference Bank; and, when that appointment comes into effect, the first-mentioned Reference Bank’s appointment shall cease to be effective.

26.17	Security over Lenders’ rights. In addition to the other rights provided to Lenders under this Clause 26, each Lender may without consulting with or obtaining consent from the Borrower or any Security Party, at any time charge, assign or otherwise create a Security Interest in or over (whether by way of collateral or otherwise) all or any of its rights under any Finance Document to secure obligations of that Lender including, without limitation:

(a)	any charge, assignment or other Security Interest to secure obligations to a federal reserve or central bank; and

(b)	in the case of any Lender which is a fund, any charge, assignment or other Security Interest granted to any holders (or trustee or representatives of holders) of obligations owed, or securities issued, by that Lender as security for those obligations or securities;

except that no such charge, assignment or Security Interest shall:

(i)	release a Lender from any of its obligations under the Finance Documents or substitute the beneficiary of the relevant charge, assignment or Security Interest for the Lender as a party to any of the Finance Documents; or

(ii)	require any payments to be made by the Borrower or any Security Party or grant to any person any more extensive rights than those required to be made or granted to the relevant Lender under the Finance Documents.

27	VARIATIONS AND WAIVERS

27.1	Variations, waivers etc. by Majority Lenders. Subject to Clauses 27.2 and 27.3, a document shall be effective to vary, waive, suspend or limit any provision of a Finance Document, or any Creditor Party’s rights or remedies under such a provision or the general law, only if the document is signed, or specifically agreed to by fax, by the Borrower, by the Agent on behalf of the Majority Lenders, by the Agent and the Security Trustee in their own rights, and, if the document relates to a Finance Document to which a Security Party is party, by that Security Party.

27.2	Variations, waivers etc. requiring agreement of all Lenders. However, as regards the following, Clause 27.1 applies as if the words “by the Agent on behalf of the Majority Lenders” were replaced by the words “by or on behalf of every Lender and every Swap Bank”:

(a)	a change in the Margin or in the definition of LIBOR;

(b)	a change to the date for, the amount of, any payment of principal, interest, fees, or other sum payable under this Agreement;
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(c)	a change to any Lender’s Commitment;

(d)	an extension of Availability Period;

(e)	a change to the definition of “Creditor Parties”, “Confirmation”, “Designated Transaction”, “Finance Documents”, “Majority Lenders”, “Master Agreement”, “Secured Liabilities”, “Swap Bank”, “Swap Counterparty”, “Swap Exposure” or “Transaction”;

(f)	a change to Clause 3 or this Clause 27;

(g)	any release of, or material variation to, a Security Interest, guarantee, indemnity or subordination arrangement set out in a Finance Document;

(h)	a change to any of the consent rights granted to the Swap Banks under the Finance Documents; and

(i)	any other change or matter as regards which this Agreement or another Finance Document expressly provides that each Lender’s and Swap Bank’s consent is required.

27.3	FATCA.

(a)	If the Agent or a Lender reasonably believes that an amendment or waiver to any term of this Agreement, may constitute a “material modification” for the purposes of FATCA that may result (directly or indirectly) in a party to a Finance Document being required to make a FATCA Deduction and the Agent or that Lender (as the case may be) notifies the Borrower and the Agent accordingly, that amendment or waiver may not be effected without the consent of the Agent or that Lender (as the case may be). The consent of a Lender shall not be required pursuant to this Clause 27.3(a) if that Lender is a FATCA Protected Lender.

(b)	No amendment or waiver may be made before the date falling 10 Business Days after the terms of an amendment or waiver have been notified by the Agent to the Lenders, unless each Lender is a FATCA Protected Lender. The Agent shall notify the Lenders reasonably promptly of any amendments or waivers proposed by the Borrower.

27.4	Exclusion of other or implied variations. Except for a document which satisfies the requirements of Clauses 27.1, 27.2 and 27.3, no document, and no act, course of conduct, failure or neglect to act, delay or acquiescence on the part of the Creditor Parties or any of them (or any person acting on behalf of any of them) shall result in the Creditor Parties or any of them (or any person acting on behalf of any of them) being taken to have varied, waived, suspended or limited, or being precluded (permanently or temporarily) from enforcing, relying on or exercising:

(a)	a provision of this Agreement, another Finance Document or a Master Agreement; or

(b)	an Event of Default; or

(c)	a breach by the Borrower or a Security Party of an obligation under a Finance Document, a Master Agreement or the general law; or

(d)	any right or remedy conferred by any Finance Document, by a Master Agreement or by the general law;
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and there shall not be implied into any Finance Document any term or condition requiring any such provision to be enforced, or such right or remedy to be exercised, within a certain or reasonable time.

28	NOTICES

28.1	General. Unless otherwise specifically provided, any notice under or in connection with any Finance Document shall be given by letter or fax; and references in the Finance Documents to written notices, notices in writing and notices signed by particular persons shall be construed accordingly.

28.2	Addresses for communications. A notice shall be sent:

(a)	to the Borrower:	c/o GasLog Monaco SAM
Gildo Pastor Center
7, rue du Gabian
MC 98000 Monaco

Fax No: +377 97975124

(b)	to a Lender:	At the address below its name in Schedule 1 or (as the case may require) in the relevant Transfer Certificate.

(c)	to a Swap Bank:	At the address below its name in Schedule 2;

(d)	to the Agent	8th Floor
	or the Security Trustee:	City Place House
55 Basinghall Street
London EC2V 5NB

Fax No: +44 20 7726 9102
Attn: Loan Administration
(in relation to loan administration matters)

Fax No: +44 (0) 20 7726 9188
Attn: Shipping Department
(in relation to credit and all other matters)

or to such other address as the relevant party may notify the Agent or, if the relevant party is the Agent or the Security Trustee, the Borrower, the Lenders, the Swap Banks and the Security Parties.

28.3	Effective date of notices. Subject to Clauses 28.4 and 28.5:

(a)	a notice which is delivered personally or posted shall be deemed to be served, and shall take effect, at the time when it is delivered;

(b)	a notice which is sent by fax shall be deemed to be served, and shall take effect, 2 hours after its transmission is completed.

28.4	Service outside business hours. However, if under Clause 28.3 a notice would be deemed to be served:

(a)	on a day which is not a business day in the place of receipt; or

(b)	on such a business day, but after 5 p.m. local time;
73

the notice shall (subject to Clause 28.5) be deemed to be served, and shall take effect, at 9 a.m. on the next day which is such a business day.

28.5	Illegible notices. Clauses 28.3 and 28.4 do not apply if the recipient of a notice notifies the sender within 1 hour after the time at which the notice would otherwise be deemed to be served that the notice has been received in a form which is illegible in a material respect.

28.6	Valid notices. A notice under or in connection with a Finance Document shall not be invalid by reason that its contents or the manner of serving it do not comply with the requirements of this Agreement or, where appropriate, any other Finance Document under which it is served if:

(a)	the failure to serve it in accordance with the requirements of this Agreement or other Finance Document, as the case may be, has not caused any party to suffer any significant loss or prejudice; or

(b)	in the case of incorrect and/or incomplete contents, it should have been reasonably clear to the party on which the notice was served what the correct or missing particulars should have been.

28.7	Electronic communication. Any communication to be made between the Agent and a Lender under or in connection with the Finance Documents may be made by electronic mail or other electronic means, if the Agent and the relevant Lender:

(a)	agree that, unless and until notified to the contrary, this is to be an accepted form of communication;

(b)	notify each other in writing of their electronic mail address and/or any other information required to enable the sending and receipt of information by that means; and

(c)	notify each other of any change to their respective addresses or any other such information supplied to them.

Any electronic communication made between the Agent and a Lender will be effective only when actually received in readable form and, in the case of any electronic communication made by a Lender to the Agent, only if it is addressed in such a manner as the Agent shall specify for this purpose.

28.8	English language. Any notice under or in connection with a Finance Document shall be in English.

28.9	Meaning of “notice”. In this Clause 28, “notice” includes any demand, consent, authorisation, approval, instruction, waiver or other communication.

29	SUPPLEMENTAL

29.1	Rights cumulative, non-exclusive. The rights and remedies which the Finance Documents give to each Creditor Party are:

(a)	cumulative;

(b)	may be exercised as often as appears expedient; and
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(c)	shall not, unless a Finance Document explicitly and specifically states so, be taken to exclude or limit any right or remedy conferred by any law.

29.2	Severability of provisions. If any provision of a Finance Document is or subsequently becomes void, unenforceable or illegal, that shall not affect the validity, enforceability or legality of the other provisions of that Finance Document or of the provisions of any other Finance Document.

29.3	Counterparts. A Finance Document may be executed in any number of counterparts.

29.4	Third Party rights. A person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or to enjoy the benefit of any term of this Agreement.

30	LAW AND JURISDICTION

30.1	English law. This Agreement and any non-contractual obligations arising out of or in connection with it shall be governed by, and construed in accordance with, English law.

30.2	Exclusive English jurisdiction. Subject to Clause 30.3, the courts of England shall have exclusive jurisdiction to settle any Dispute.

30.3	Choice of forum for the exclusive benefit of the Creditor Parties. Clause 30.2 is for the exclusive benefit of the Creditor Parties, each of which reserves the right:

(a)	to commence proceedings in relation to any Dispute in the courts of any country other than England and which have or claim jurisdiction to that Dispute; and

(b)	to commence such proceedings in the courts of any such country or countries concurrently with or in addition to proceedings in England or without commencing proceedings in England.

The Borrower shall not commence any proceedings in any country other than England in relation to a Dispute.

30.4	Process agent. The Borrower irrevocably appoints Unisea Maritime Limited at its office for the time being, presently at 14 Headfort Place, London SW1X 7DH, England, to act as its agent to receive and accept on its behalf any process or other document relating to any proceedings in the English courts which are connected with a Dispute.

30.5	Creditor Party rights unaffected. Nothing in this Clause 30 shall exclude or limit any right which any Creditor Party may have (whether under the law of any country, an international convention or otherwise) with regard to the bringing of proceedings, the service of process, the recognition or enforcement of a judgment or any similar or related matter in any jurisdiction.

30.6	Meaning of “proceedings”. In this Clause 30, “proceedings” means proceedings of any kind, including an application for a provisional or protective measure and a “Dispute” means any dispute arising out of or in connection with this Agreement (including a dispute relating to the existence, validity or termination of this Agreement) or any non-contractual obligation arising out of or in connection with this Agreement.
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THIS AGREEMENT has been entered into on the date stated at the beginning of this Agreement and amended, supplemented and (if applicable) restated on the date of each Amending Agreement.

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SCHEDULE 1

LENDERS AND COMMITMENTS

Lender	Lending Office	Commitment (US Dollars)

Nordea Bank Finland Plc, London Branch	8th Floor City Place House 55 Basinghall Street London EC2V 5NB	$92,333,333.34

ABN AMRO Bank N.V.	Coolsingel 93 3012 AE Rotterdam The Netherlands	$92,333,333.33

Citibank International Plc, London Branch	Citigroup Centre 33 Canada Square Canary Wharf London E14 5LB	$92,333,333.33

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SCHEDULE 2

SWAP BANKS

Swap Bank	Booking Office

Nordea Bank Finland Plc	Aleksanterinkatu 36 (FIN-00020 NORDEA) 00100 Helsinki Finland

ABN AMRO Bank N.V.	Coolsingel 93 3012 AE Rotterdam The Netherlands

Citibank N.A., London Branch	Citigroup Centre 33 Canada Square Canary Wharf London E14 5LB
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SCHEDULE 3

DRAWDOWN NOTICE

To:	Nordea Bank Finland Plc, London Branch
8th Floor
City Place House
55 Basinghall Street
London EC2V 5NB

Attn:	Loans Administration

[date]

DRAWDOWN NOTICE

1	We refer to the loan agreement (the “Loan Agreement”) dated [●] 2011 and made between ourselves, as Borrower, the Lenders referred to therein, yourselves, ABN AMRO Bank N.V. and Citibank International Plc, London Branch as Joint Lead Arrangers and yourselves as Agent and as Security Trustee in connection with a facility of up to (originally) US$277,000,000. Terms defined in the Loan Agreement have their defined meanings when used in this Drawdown Notice.

2	We request to borrow as follows:

(a)	Amount: US$[●];

(b)	Drawdown Date: [●];

(c)	Duration of the first Interest Period shall be [●] months; and

(d)	Payment instructions: account of [●] and numbered [●] with [●] of [●].

3	We represent and warrant that:

(a)	the representations and warranties in Clause 10 of the Loan Agreement would remain true and not misleading if repeated on the date of this notice with reference to the circumstances now existing;

(b)	no Event of Default or Potential Event of Default has occurred or will result from the borrowing of the Loan.

4	This notice cannot be revoked without the prior consent of the Majority Lenders.

[Name of Signatory]

for and on behalf of
GAS-six Ltd.

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SCHEDULE 4

CONDITION PRECEDENT DOCUMENTS

PART A

The following are the documents referred to in Clause 9.1(a).

1	A duly executed original of each Finance Document (and of each document required to be delivered by each Finance Document) other than those referred to in Part B.

2	Copies of the constitutional documents of the Borrower and each Security Party.

3	Copies of resolutions of the shareholders (only if required to obtain a satisfactory legal opinion from the lawyers referred to in paragraph 10 below) and directors of the Borrower and each Security Party authorising the execution of each of the Finance Documents to which the Borrower or that Security Party is a party and, in the case of the Borrower, authorising named officers to give the Drawdown Notice and other notices under this Agreement.

4	The original of any power of attorney under which any Finance Document is executed on behalf of the Borrower or a Security Party.

5	Copies of all consents which the Borrower or any Security Party requires to enter into, or make any payment under, any Finance Document or the Shipbuilding Contract.

6	Signed copies of the Shipbuilding Contract and of all documents signed or issued by the Borrower or the Builder under or in connection with it.

7	The originals of any mandates or other documents (including, without limitation, any document necessary for electronic banking purposes) required in connection with the opening or operation of the Earnings Account.

8	Documentary evidence that the agent for service of process named in Clause 30 has accepted its appointment.

9	Favourable legal opinions from lawyers appointed by the Agent on such matters concerning the laws of Bermuda and such other relevant jurisdictions as the Agent may require.

10	Receipt of all documentation required by any Creditor Party in respect of the Borrower or any Security Party pursuant to that Creditor Party’s “Know your client” requirements.

11	A letter from (amongst others) the Borrower to the Agent confirming as at the Original Loan Agreement Date:

(a)	the identity of the company which is the legal holder and direct beneficial owner of 91.3 per cent. of the entire authorised and issued share capital of GasLog;

(b)	the identity of the company which (together with its affiliate(s)) is the legal holder and direct beneficial owner of 40 per cent. of the entire authorised and issued share capital of the company referred to in paragraph (a) above; and
80

(c)	the identity of the company which (together with its affiliate(s)) is the legal holder and direct beneficial owner of 60 per cent. of the entire authorised and issued share capital of the company referred to in paragraph (a) above, and confirmation by the Agent that such companies are acceptable to the Lenders in their sole discretion.

12	If the Agent so requires, in respect of any of the documents referred to above, a certified English translation prepared by a translator approved by the Agent.
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PART B

The following are the documents referred to in Clause 9.1(b) required before the drawdown of the Advance to be made on or before the Delivery Date.

1	A duly executed original of the Mortgage, the Deed of Covenant, the Management Agreement Assignment, the General Assignment and the Charter Assignment relating to the Ship (and of each document to be delivered by each of them).

2	Signed copies of the Master Charterparty Agreement and the Charter.

3	Documentary evidence that and/or the Agent being satisfied that:

(a)	the Ship on the Delivery Date will be unconditionally delivered by the Builder to, and accepted by, the Borrower under the Shipbuilding Contract, and the full purchase price payable under the Shipbuilding Contract (in addition to the part to be financed by the Advance) shall have been duly paid;

(b)	the Ship on the Delivery Date will be definitively and permanently registered in the name of the Borrower under Bermudan flag;

(c)	the Ship on the Delivery Date will be in the absolute and unencumbered ownership of the Borrower save as contemplated by the Finance Documents;

(d)	the Ship on the Delivery Date will maintain highest notation with its classification society free of all recommendations and conditions of such classification society;

(e)	the Mortgage on the Delivery Date will be duly registered against the Ship as a valid first preferred Bermudan ship mortgage in accordance with the laws of Bermuda; and

(f)	the Ship on the Delivery Date will be insured in accordance with the provisions of this Agreement and all requirements therein in respect of insurances shall have been complied with.

4	Documents establishing that the Ship will, as from the Drawdown Date, be managed by each Approved Manager on terms acceptable to the Lenders and in accordance with the ISM Code and the ISPS Code, together with:

(a)	a letter of undertaking executed by each Approved Manager in favour of the Agent in the terms required by the Agent agreeing certain matters in relation to the management of the Ship and subordinating the rights of that Approved Manager against the Borrower and the Ship to the rights of the Creditor Parties under the Finance Documents; and

(b)	copies of the technical Approved Manager’s Document of Compliance and of the Ship’s Safety Management Certificate (together with any other details of the applicable safety management system which the Agent requires).

5	Confirmation by the Borrower to the Agent that on the Delivery Date the Ship will comply in all respects with the description and Condition on Delivery of the Ship as set out in the Charter.
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6	A favourable opinion from an independent insurance consultant acceptable to the Agent (at the Borrower’s cost) on such matters relating to the insurances for each Ship as the Agent may require.

7	Favourable legal opinions from lawyers appointed by the Agent on such matters concerning the law of Bermuda and such other relevant jurisdictions as the Agent may require.

8	A valuation of the Ship addressed to the Agent and dated not earlier than 1 month before the Drawdown Date which evidences compliance with Clause 15.1 immediately after the Drawdown Date.

9	If the Agent so requires, in respect of any of the documents referred to above, a certified English translation prepared by a translator approved by the Agent.

Each of the documents specified in paragraphs 2, 3, 5 and 6 of Part A and every other copy document delivered under this Schedule shall be certified as a true and up to date copy by a director or the secretary (or equivalent officer) of the Borrower or, as the case may be, a Security Party.

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SCHEDULE 5

TRANSFER CERTIFICATE

The Transferor and the Transferee accept exclusive responsibility for ensuring that this Certificate and the transaction to which it relates comply with all legal and regulatory requirements applicable to them respectively.

To:	Nordea Bank Finland Plc, London Branch for itself and for and on behalf of the Borrower, each Security Party, the Security Trustee, each Lender, each Arranger and each Swap Bank, as defined in the Loan Agreement referred to below.

1	This Certificate relates to a loan agreement dated [●] 2011 (as amended, supplemented and/or restated from time to time, the “Loan Agreement”) and made between (1) GAS-six Ltd. as borrower (the “Borrower”), (2) the banks and financial institutions named therein as Lenders, (3) the banks and financial institutions named therein as Swap Banks, (4) Nordea Bank Finland Plc, London Branch, ABN AMRO Bank N.V. and Citibank International Plc, London Branch as Joint Lead Arrangers and (5) Nordea Bank Finland Plc, London Branch as Agent and as Security Trustee for a loan facility of up to (originally) US$277,000,000.

2	In this Certificate, terms defined in the Loan Agreement shall, unless the contrary intention appears, have the same meanings and:

“Relevant Parties” means the Agent, the Borrower, each Security Party, the Security Trustee, each Lender, each Joint Lead Arrangers and each Swap Bank;

“Transferor” means [full name] of [lending office]; and

“Transferee” means [full name] of [lending office].

3	The effective date of this Certificate is [●] Provided that this Certificate shall not come into effect unless it is signed by the Agent on or before that date.

4	The Transferor assigns to the Transferee absolutely all rights and interests (present, future or contingent) which the Transferor has as Lender under or by virtue of the Loan Agreement and every other Finance Document in relation to [●] per cent. of its Contribution, which percentage represents $[●].

5	By virtue of this Transfer Certificate and Clause 26 of the Loan Agreement, the Transferor is discharged [entirely from its Commitment which amounts to $[●]] [from [●] per cent. of its Commitment, which percentage represents $[●]] and the Transferee acquires a Commitment of $[●].

6	The Transferee undertakes with the Transferor and each of the Relevant Parties that the Transferee will observe and perform all the obligations under the Finance Documents which Clause 26 of the Loan Agreement provides will become binding on it upon this Certificate taking effect.
84

7	The Agent, at the request of the Transferee (which request is hereby made) accepts, for the Agent itself and for and on behalf of every other Relevant Party, this Certificate as a Transfer Certificate taking effect in accordance with Clause 26 of the Loan Agreement.

8	The Transferor:

(a)	warrants to the Transferee and each Relevant Party that:

(i)	the Transferor has full capacity to enter into this transaction and has taken all corporate action and obtained all consents which are in connection with this transaction; and

(ii)	this Certificate is valid and binding as regards the Transferor;

(b)	warrants to the Transferee that the Transferor is absolutely entitled, free of encumbrances, to all the rights and interests covered by the assignment in paragraph 4; and

(c)	undertakes with the Transferee that the Transferor will, at its own expense, execute any documents which the Transferee reasonably requests for perfecting in any relevant jurisdiction the Transferee’s title under this Certificate or for a similar purpose.

9	The Transferee:

(a)	confirms that it has received a copy of the Loan Agreement and each other Finance Document;

(b)	agrees that it will have no rights of recourse on any ground against either the Transferor, the Agent, the Security Trustee, any Lender or any Swap Bank in the event that:

(i)	any of the Finance Documents prove to be invalid or ineffective,

(ii)	the Borrower or any Security Party fails to observe or perform its obligations, or to discharge its liabilities, under any of the Finance Documents;

(iii)	it proves impossible to realise any asset covered by a Security Interest created by a Finance Document, or the proceeds of such assets are insufficient to discharge the liabilities of the Borrower or Security Party under the Finance Documents;

(c)	agrees that it will have no rights of recourse on any ground against the Agent, the Security Trustee, any Lender or any Swap Bank in the event that this Certificate proves to be invalid or ineffective;

(d)	warrants to the Transferor and each Relevant Party that:

(i)	it has full capacity to enter into this transaction and has taken all corporate action and obtained all consents which it needs to take or obtain in connection with this transaction; and

(ii)	this Certificate is valid and binding as regards the Transferee; and

(e)	confirms the accuracy of the administrative details set out below regarding the Transferee.
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10	The Transferor and the Transferee each undertake with the Agent and the Security Trustee severally, on demand, fully to indemnify the Agent and/or the Security Trustee in respect of any claim, proceeding, liability or expense (including all legal expenses) which they or either of them may incur in connection with this Certificate or any matter arising out of it, except such as are shown to have been mainly and directly caused by the gross and culpable negligence or dishonesty of the Agent’s or the Security Trustee’s own officers or employees.

11	The Transferee shall repay to the Transferor on demand so much of any sum paid by the Transferor under paragraph 10 as exceeds one-half of the amount demanded by the Agent or the Security Trustee in respect of a claim, proceeding, liability or expense which was not reasonably foreseeable at the date of this Certificate; but nothing in this paragraph shall affect the liability of each of the Transferor and the Transferee to the Agent or the Security Trustee for the full amount demanded by it.

[Name of Transferor]	[Name of Transferee]

By:	By:

Date:	Date:

Agent

Signed for itself and for and on behalf of itself

as Agent and for every other Relevant Party

NORDEA BANK FINLAND PLC, LONDON BRANCH

By:

Date:

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Administrative Details of Transferee

Name of Transferee:

Lending Office:

Contact Person

(Loan Administration Department):

Telephone:

Fax:

Contact Person

(Credit Administration Department):

Telephone:

Fax:

Account for payments:

Note:	This Transfer Certificate alone may not be sufficient to transfer a proportionate share of the Transferor’s interest in the security constituted by the Finance Documents in the Transferor’s or Transferee’s jurisdiction. It is the responsibility of each Lender to ascertain whether any other documents are required for this purpose.
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SCHEDULE 6

DESIGNATION NOTICE

To:	Nordea Bank Finland Plc, London Branch 8th Floor City Place House 55 Basinghall Street London EC2V 5NB

Attn:	Loans Administration

[date]

Dear Sirs

Loan Agreement dated [●] 2011 (as amended, supplemented and/or restated from time to time, the “Loan Agreement”) and made between (i) ourselves as Borrower, (ii) the Lenders, (iii) the Swap Banks, (iv) yourselves, ABN AMRO Bank N.V. and Citibank International Plc, London Branch as Joint Lead Arrangers and (v) yourselves as Agent and Security Trustee

We refer to:

1	the Loan Agreement;

2	the Master Agreement dated as of [●] made between ourselves and [●]; and

3	a Confirmation delivered pursuant to the said Master Agreement dated [●] and addressed by [●] to us.

In accordance with the terms of the Loan Agreement, we hereby give you notice of the said Confirmation and hereby confirm that the Transaction evidenced by it will be designated as a “Designated Transaction” for the purposes of the Loan Agreement and the Finance Documents.

Yours faithfully

for and on behalf of
GAS-SIX LTD.
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SCHEDULE 7

FORM OF COMPLIANCE CERTIFICATE

To:	Nordea Bank Finland Plc, London Branch 8th Floor, City Place House 55 Basinghall Street London EC2V 5NB

From:	GasLog Ltd. and GAS-six Ltd.

[Date]

OFFICER’S CERTIFICATE

This Certificate is rendered pursuant to:

(a)	clause [11.7(e)] of the loan agreement dated [●] 2011 (as amended, supplemented and/or restated from time to time, the “Loan Agreement”) and made between (i) GAS-six Ltd., as borrower (the “Borrower”), (ii) certain banks and financial institutions, as lenders, (iii) certain banks and financial institutions, as swap banks, (iv) Nordea Bank Finland Plc, ABN AMRO Bank N.V. and Citibank International Plc, London Branch, as joint lead arrangers, (v) Nordea Bank Finland Plc, London Branch, as agent and as security trustee; and

(b)	clause [11.3(c)] of the guarantee dated [●] 2011 (as amended and/or supplemented from time to time, the “GasLog Guarantee”) and executed by GasLog Ltd. (“GasLog”), in favour of Nordea Bank Finland Plc, London Branch, as Security Trustee.

Words and expressions defined in the Loan Agreement (including, without limitation, in clause 11.25 thereof) shall have the same meanings when used herein.

We, the Chief Financial Officers of GasLog Ltd. and GAS-six Ltd., hereby certify that:

1	Attached to this Certificate [are][is] the latest [audited consolidated accounts of GasLog and its subsidiaries for the financial year ending on [●]] [unaudited consolidated accounts of GasLog and its subsidiaries in relation to the first six months of the financial year ending on [●]].

2	Attached also to this Certificate [are][is] the latest [audited accounts of the Borrower for the financial year ending on [●]] [unaudited accounts of the Borrower in relation to the first six months of the financial year ending on [●]].

3	As at the date of this Certificate the financial covenants set out in clause 11.25 of the Loan Agreement [are] [are not] complied with, in that as at [●]:

(a)	GasLog Group’s Working Capital [is][is not] less than $0;

(b)	the aggregate amount of GasLog Group’s Cash and GasLog Group’s Cash Equivalents is [●] and GasLog Group’s Total Interest Bearing Debt is [●];

(c)	the ratio of GasLog Group’s Total Debt to GasLog Group’s Total Capitalisation is [●] : [●];
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(d)	GasLog Group’s Market Adjusted Net Worth is [●];

(e)	the ratio of GasLog Group’s EBITDA to GasLog Group’s Debt Service is [●] : [●]; and

(f)	for GAS-six Ltd., the aggregate amount of Borrower’s Cash and Borrower’s Cash Equivalents is [●].

[or, as the case may be, specify in what respect any of the financial covenants are not complied with.]

4	Attached also to this Certificate are our calculations evidencing the statements set out in paragraph 3 above.

5	Attached also to this Certificate are valuations evidencing the Fair Market Value of the Ship as at the date of this Certificate.

6	As at [●] no Potential Event of Default or Event of Default has occurred and is continuing.

[or, specify/identify any Potential Event of Default or Event of Default]

7	This Certificate shall be governed by, and construed in accordance with, English law.

Chief Financial Officer
GASLOG LTD.

Chief Financial Officer
GAS-SIX LTD.
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EXECUTION PAGE

BORROWER

SIGNED by	)
)
for and on behalf of	)
GAS-SIX LTD.	)
in the presence of:	)

LENDERS

SIGNED by	)
)
for and on behalf of	)
NORDEA BANK FINLAND PLC,	)
LONDON BRANCH	)
in the presence of:	)

SIGNED by	)
)
for and on behalf of	)
ABN AMRO BANK N.V.	)
in the presence of:	)

SIGNED by	)
)
for and on behalf of	)
Citibank International	)
Plc, LONDON BRANCH	)
in the presence of:	)
91

JOINT LEAD ARRANGERS

SIGNED by	)
)
for and on behalf of	)
NORDEA BANK FINLAND PLC,	)
LONDON BRANCH	)
in the presence of:	)

SIGNED by	)
)
for and on behalf of	)
ABN AMRO BANK N.V.	)
in the presence of:	)

SIGNED by	)
)
for and on behalf of	)
Citibank International	)
Plc, LONDON BRANCH	)
in the presence of:	)

SWAP BANKS

SIGNED by	)
)
for and on behalf of	)
NORDEA BANK FINLAND PLC	)
in the presence of:	)

SIGNED by	)
)
for and on behalf of	)
ABN AMRO BANK N.V.	)
in the presence of:	)
92

SIGNED by	)
)
for and on behalf of	)
Citibank N.A.,	)
LONDON BRANCH	)
in the presence of:	)

AGENT

SIGNED by	)
)
for and on behalf of	)
NORDEA BANK FINLAND PLC,	)
LONDON BRANCH	)
in the presence of:	)

SECURITY TRUSTEE

SIGNED by	)
)
for and on behalf of	)
NORDEA BANK FINLAND PLC,	)
LONDON BRANCH	)
in the presence of:	)
93